UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)
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ASSURED GUARANTY®

A STRONGER BOND

2022
Annual Meeting of Shareholders and Proxy Statement

North Car Park
North Entrance

March 23, 2022

DEAR SHAREHOLDERS:
It is with great pleasure that we invite you to our 2022 Annual General Meeting of shareholders on Wednesday, May 4, 2022, at 6 Bevis Marks in London. Whether or not you plan to attend the meeting, please vote your shares; your vote is important to us.
More than five years of difficult and complex negotiation and litigation over defaulted insured Puerto Rico exposures finally bore fruit in 2021. We completed two plan support agreements with the Federal Oversight Management Board for Puerto Rico and other important stakeholders in 2021, covering 74% of the Puerto Rico debt outstanding on December 31, 2021. This led directly to the resolution just last week of a significant portion of our insurance exposure to Puerto Rico -- approximately $1.3 billion of net par outstanding at December 31, 2021. With the resolution of our Puerto Rico exposures so much more likely when we closed our books for the year, we were able to take a benefit against our expected losses related to Puerto Rico that was the primary driver of the $204 million economic benefit against our expected losses in the public finance sector.
Similarly, more than a decade of hard work with servicers in our legacy residential mortgage backed securities (RMBS) portfolio, encouraging the servicers to keep borrowers in their homes through modifications and forbearances and to maintain liens on the homes, continued to pay off in 2021 as ongoing home price appreciation improved expected recoveries and performance of our insured RMBS portfolio, which, over the year, resulted in an economic benefit against our expected losses of $100 million.
Together, the many-years-long loss mitigation efforts for our Puerto Rico and legacy RMBS exposures contributed substantially to our 2021 net income of $389 million and our 2021 adjusted operating income* of $470 million, or $5.23 and $6.32 per share, respectively. Our 2021 net income per share increased by nearly 25% from 2020, and our 2021 adjusted operating income per share more than doubled from 2020.
We enjoyed a very successful year in our primary business, financial guaranty insurance. In our primary market for that product, U.S. municipal finance, we insured 5.0% out of the entire U.S. new issue municipal market, up substantially from 4.4% in 2020, and the most since 2011. With a more than 60% share of insured par issued, we led the municipal bond insurance industry to its highest market penetration in a dozen years. This helped us to achieve in 2021 gross written premium of $377 million and new business production in the insurance segment, a non-GAAP financial measure we refer to as PVP*, of $361 million.
We continued to make important progress in managing our capital by issuing $900 million of new public debt and retiring higher interest debt, and by returning $562 million to our shareholders through share repurchases and dividends.
In our asset management business, we issued $2.6 billion in new collateralized loan obligations (CLOs), which contributed significantly to the $3.0 billion of inflows of third-party assets under management, which we refer to as AUM, during the year — above our target. We also take advantage of the knowledge in our asset management business to enhance our returns on a portion of our insurance subsidiaries' investment assets. In 2021, we had equity in earnings of investees from funds managed by our asset management business of $80 million, nearly double the $42 million in 2020.

These and the other achievements highlighted in this proxy statement helped us to build substantial shareholder value during 2021 by all of the measures we use. By year-end 2021, our shareholders’ equity attributable to Assured Guaranty Ltd. per share, adjusted operating shareholder’s equity* per share and adjusted book value* per share all reached record levels, at $93.19, $88.73 and $130.67, respectively. Our share price rose 59.4% from $31.49 at year-end 2020 to $50.20 at year-end 2021.
We accomplished all of this while successfully navigating COVID-19 restrictions and taking important steps in environmental and social responsibility areas described further within this proxy statement. We could not be prouder of all that our employees accomplished in 2021.
Sincerely,

Francisco L. Borges	Dominic J. Frederico
Chair of the Board	President and Chief Executive Officer

*     Adjusted operating shareholder’s equity per share, adjusted book value per share, adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting executive compensation, and a reconciliation to the most comparable GAAP measures, may be found on pages 102 to106 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is available on our website at www.assuredguaranty.com. In addition, please refer to the section entitled “Forward Looking Statements” following the cover of that Annual Report on Form 10-K.

March 23, 2022
Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
NOTICE OF ANNUAL
GENERAL MEETING
TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:
The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Wednesday, May 4, 2022, at 8:00 a.m. London Time, at 6 Bevis Marks, London, EC3A 7BA, United Kingdom. The Annual General Meeting is being held for the following purposes:
1.To elect our board of directors;
2.    To approve, on an advisory basis, the compensation paid to AGL’s named executive officers;
3.    To appoint PricewaterhouseCoopers LLP as AGL’s independent auditor for the fiscal year ending December 31, 2022, and to authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor;
4.    To direct AGL to vote for directors of, and the appointment of the independent auditor for, its subsidiary Assured Guaranty Re Ltd.; and
5.    To transact such other business, if any, as lawfully may be brought before the meeting.
Shareholders of record are being mailed a Notice Regarding the Availability of Proxy Materials on or around March 23, 2022, which provides them with instructions on how to access the proxy materials and our 2021 annual report on the internet, and if they prefer, how to request paper copies of these materials.
At this writing, governments continue to adjust various travel and gathering restrictions in response to the COVID-19 pandemic. In the event we postpone or change the date, time or location of our Annual General Meeting as a result of COVID-19, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and place for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the Securities and Exchange Commission (which we refer to as the SEC) as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any change to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.
Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 11, 2022, are entitled to notice of, and to vote at, the Annual General Meeting.
REGISTERED SHAREHOLDERS WHO HOLD OUR SHARES DIRECTLY MAY VOTE UP UNTIL 12:00 NOON EASTERN DAYLIGHT TIME ON MAY 3, 2022. BENEFICIAL SHAREHOLDERS MUST SUBMIT THEIR VOTING INSTRUCTIONS SO THAT THEIR BROKERS WILL BE ABLE TO VOTE BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 2, 2022. EMPLOYEE SHAREHOLDERS WHO PARTICIPATE IN THE ASSURED GUARANTY EMPLOYEE STOCK PURCHASE PLAN MAY VOTE UP UNTIL 11:59 P.M. EASTERN DAYLIGHT SAVINGS TIME ON APRIL 29, 2022.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON OR BY PROXY, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.
By Order of the Board of Directors,

Ling Chow
Secretary

TABLE OF CONTENTS

SUMMARY ____________________________	1
CORPORATE GOVERNANCE ____________	3
Overview ______________________________	3
How Are Directors Nominated? _____________	4
Committees of the Board _________________	5
How Are Directors Compensated? __________	7
What Is Our Board Leadership Structure? ____	9
How Does the Board Oversee Risk? ________	9
Compensation Committee Interlocking and Insider Participation ____________________	10
What Is Our Related Person Transactions Approval Policy and What Procedures Do We Use To Implement It? ________________	10
What Related Person Transactions Do We Have? ______________________________	11
Delinquent Section 16(a) Reports ___________	11
HUMAN CAPITAL MANAGEMENT ________	12
ENVIRONMENTAL AND SOCIAL RESPONSIBILITY ______________________	14
INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP ___________________	16
How Much Stock Is Owned By Directors, Nominees and Executive Officers? ________	16
Which Shareholders Own More Than 5% of Our Common Shares? __________________	17
PROPOSAL NO. 1: ELECTION OF DIRECTORS _____________	18
AUDIT COMMITTEE REPORT ____________	27
EXECUTIVE COMPENSATION ___________	30
Compensation Discussion and Analysis ______	30
CD&A Roadmap _______________________	30
Summary _____________________________	31
Executive Compensation Program Structure and Process _________________________	36
CEO Performance Review _______________	48
Other Named Executive Officer Compensation Decisions ________________	56
Separation Agreement	59
2021 Executive Compensation Conclusion ___	60
Compensation Governance ______________	60
Post-Employment Compensation __________	64
Tax Treatment _________________________	64
Non-GAAP Financials Measures ___________	65

Compensation Committee Report ___________	66
Summary Compensation Table _____________	67
Employment Agreements _________________	68
Perquisite Policy ________________________	68
Severance Policy _______________________	68
Employee Stock Purchase Plan ____________	68
Indemnification Agreements _______________	68
2021 Grants of Plan-Based Awards _________	69
Outstanding Equity Awards ________________	71
2021 Stock Vested ______________________	72
Non-Qualified Deferred Compensation _______	73
Potential Payments Upon Termination or Change in Control ______________________	73
CEO Pay Ratio _________________________	75
Non-Qualified Retirement Plans ____________	75
Incentive Plans _________________________	76
EQUITY COMPENSATION PLANS INFORMATION ________________________	77
PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION ______________________	78
PROPOSAL NO. 3: APPOINTMENT OF INDEPENDENT AUDITOR _____________________________	79
Independent Auditor Fee Information ________	79
Pre-Approval Policy of Audit and Non-Audit Services ______________________________	80
PROPOSAL NO. 4: PROPOSALS CONCERNING OUR SUBSIDIARY, ASSURED GUARANTY RE LTD. ______________________________	81
Proposal 4.1-Election of AG Re Directors _____	81
Proposal 4.2-Appointment of AG Re Auditor ___	83
SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING _____________________	84
How do I submit a proposal for inclusion in next year’s proxy material? _______________	84
How do I submit a proposal or make a nomination at an Annual General Meeting? __	84
INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING _______	85
OTHER MATTERS _____________________	90

PROXY STATEMENT

Assured Guaranty Ltd.	March 23, 2022
SUMMARY
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about the following topics, please review the complete proxy statement and the Annual Report on Form 10-K of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL together with its subsidiaries).
We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 23, 2022.
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Time and Date	8:00 a.m. London time, May 4, 2022

Place	6 Bevis Marks London, EC3A 7BA United Kingdom

Record Date	March 11, 2022

Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Registered shareholders who hold our shares directly may vote up until 12:00 Noon Eastern Daylight Savings Time on May 3, 2022. Beneficial owners must submit their voting instructions so that their brokers will be able to vote by 11:59 p.m. Eastern Daylight Savings Time on May 2, 2022. Employee shareholders who participate in the Assured Guaranty Employee Stock Purchase Plan may vote up until 11:59 p.m. Eastern Daylight Savings Time on April 29, 2022. In spite of those deadlines, holders who attend the Annual General Meeting will be able to vote in person.

Agenda Item	Board Vote Recommendation	Page Reference (for More Detail)
Election of directors	For each director nominee	Page 18
Approval, on an advisory basis, of the compensation paid to AGL’s named executive officers	For	Page 78
Appointment of PricewaterhouseCoopers as AGL’s independent auditor for 2022 and authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor	For	Page 79
Direction of AGL to vote for directors of, and the appointment of the independent auditor of, AGL’s subsidiary, Assured Guaranty Re Ltd.	For each director nominee and for the independent auditor	Page 81
We will also transact any other business that may properly come before the meeting.
If we postpone or change the date, time or location of our Annual General Meeting as a result of travel or gathering restrictions related to COVID-19, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and place for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the SEC as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any change to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.
This proxy statement makes a number of references to our website. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this proxy statement.
1 Assured Guaranty 2022 Proxy Statement

SUMMARY DIRECTOR INFORMATION
The following table provides summary information about each director nominee, including their current committee assignments. Each director nominee will be elected for a one-year term by a majority of votes cast.

NOMINEE		DIRECTOR SINCE	PRINCIPAL OCCUPATION	COMMITTEES
				A	C	ES	F1	NG	RO	E
Francisco L. Borges	70	2007	Partner of Ares Management Corporation and Co-Head of Ares Secondary Solutions
G. Lawrence Buhl	75	2004	Former Regional Director for Insurance Services, Ernst & Young LLP	✓	✓	✓
Dominic J. Frederico	69	2004	President and Chief Executive Officer, Assured Guaranty Ltd.							✓
Bonnie L. Howard	68	2012	Former Chief Auditor and Global Head of Control and Emerging Risk, Citigroup		✓			✓
Thomas W. Jones	72	2015	Founder and Senior Partner of TWJ Capital, LLC	✓				✓
Patrick W. Kenny	79	2004	Former President and Chief Executive Officer, International Insurance Society		✓			✓		✓
Alan J. Kreczko	70	2015	Former Executive Vice President and General Counsel of The Hartford Financial Services Group, Inc.				✓		✓
Simon W. Leathes	74	2013	Former Independent non-executive director of HSBC Bank plc				✓			✓
Michelle McCloskey	60	2021	Former President of the Americas of Man Group and President of Man FRM	✓		✓
Yukiko Omura	66	2014	Former Executive Vice President and Chief Executive Officer of the Multilateral Investment Guarantee Agency of the World Bank Group			✓	✓		✓
Lorin P.T. Radtke	53	2021	Co-founder and Partner, M Seven 8				✓		✓
Courtney C. Shea	61	2021	Former Managing Member, Columbia Capital Management	✓		✓
			2021 Meetings	4	5	4	4	4	4	0
:  Chair; ✓: Member; A: Audit; C: Compensation; ES: Environmental and Social Responsibility; F: Finance; NG: Nominating and Governance; RO: Risk Oversight; E: Executive.
1 Michael O'Kane, the current Chair of the Finance Committee, will retire upon the completion of his 2021 -2022 term.
2 Assured Guaranty 2022 Proxy Statement

CORPORATE GOVERNANCE
OVERVIEW
THE BOARD OF DIRECTORS
Our Board of Directors maintains strong corporate governance policies.
•The Board and management have reviewed the rules of the SEC and the New York Stock Exchange (which we refer to as the NYSE) listing standards regarding corporate governance policies and processes, and we are in compliance with the rules and listing standards.
•We have adopted Corporate Governance Guidelines covering issues such as director qualification standards (including independence), director responsibilities, Board self-evaluations, and executive sessions of the Board.
•Our Corporate Governance Guidelines contain our Categorical Standards for Director Independence.
•We have adopted a Global Code of Ethics for our employees and directors and charters for each Board committee.
The full text of our Corporate Governance Guidelines, our Global Code of Ethics and each Board committee charter, are available on our website at www.assuredguaranty.com/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Global Code of Ethics and the committee charters by contacting our Secretary via:

Telephone	(441) 279-5725
Facsimile	(441) 279-5701
e-mail	generalcounsel@agltd.com
MEETINGS OF THE BOARD
Our Board of Directors oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with Mr. Frederico, who is our Chief Executive Officer (and whom we refer to as our CEO), other key executives and our principal external advisors, such as outside auditors, outside legal counsel, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.
The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. During 2021, the Board met four times. All but one of our directors, Michelle McCloskey, attended at least 75% of the aggregate number of meetings of the Board and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2021. Ms. McCloskey was elected to the Board effective May 5, 2021, and so was eligible to attend only two of the sets of Board and committee meetings held in 2021. She missed only one set of Board and committee meetings, due to illness.
DIRECTOR INDEPENDENCE
In February 2022, our Board determined that, other than Mr. Frederico, all of our directors are independent under the listing standards of the NYSE. These independent directors constitute substantially more than a majority of our Board. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors. A copy of our Categorical Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at www.assuredguaranty.com/governance. In addition, as part of the independence determination, our Board monitors the independence of Audit and Compensation Committee members under rules of the SEC and NYSE listing standards that are applicable to members of the Audit Committee and Compensation Committee.
As part of its independence determinations, the Board considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.
DIRECTOR EXECUTIVE SESSIONS
The independent directors meet at regularly scheduled executive sessions without the participation of management. The Chair of the Board is the presiding director for executive sessions of independent directors.

3 Assured Guaranty 2022 Proxy Statement

OTHER CORPORATE GOVERNANCE HIGHLIGHTS
•Our Board has a substantial majority of independent directors.
•All members of the Audit, Compensation, Nominating and Governance, Finance, Environmental and Social Responsibility, and Risk Oversight Committees are independent directors.
•Our Audit Committee recommends to the Board, which recommends to the shareholders, the annual appointment of our independent auditor. Each year our shareholders are asked to authorize the Board, acting through its Audit Committee, to determine the compensation of, and the scope of services performed by, our independent auditor. The Audit Committee also has the authority to retain outside advisors.
•No member of our Audit Committee simultaneously serves on the audit committee of more than one other public company.
•Our Compensation Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as FW Cook, to assist it in evaluating the compensation of our CEO, based on corporate goals and objectives and, with the other independent directors, setting his compensation based on this evaluation. FW Cook has also assisted us in designing our executive compensation program. The Compensation Committee has conducted an assessment of FW Cook’s independence and has determined that FW Cook does not have any conflict of interest. Our Nominating and Governance Committee also engages FW Cook to assist it in evaluating the compensation of our independent directors.
•We established an Executive Committee to exercise certain authority of the Board in the management of company affairs between regularly scheduled meetings of the Board when it is determined that a specified matter should not be postponed to the next scheduled meeting of the Board. Our Executive Committee did not meet in 2021.
•We have adopted a Global Code of Ethics that sets forth basic principles to guide our day-to-day activities. The Global Code of Ethics addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior. The full text of our Global Code of Ethics is available on our website at www.assuredguaranty.com/governance.
•In addition to AGL’s quarterly Board meetings, our Board has an annual business review meeting to assess specific areas of our Company’s operations and to learn about general trends affecting the financial guaranty and asset management industries. We also provide our directors with the opportunity to attend continuing education programs.
•We established an Environmental and Social Responsibility Committee in May 2019, which began meeting in August 2019. Prior to the establishment of the Environmental and Social Responsibility Committee, our Nominating and Governance Committee was responsible for many such matters.
•We adopted an Environmental Policy and a Statement on Climate Change in February 2019 and, in February 2020, we adopted a Human Rights Statement. In February 2021 we adopted a Diversity and Inclusion Policy. The current versions of these statements are available on our website at www.assuredguaranty.com/governance.
HOW ARE DIRECTORS NOMINATED?
In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee:
•Reviews the qualifications of potential nominees to determine whether they might be good candidates for Board of Directors membership
•Reviews the potential nominees’ judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of the Board of Directors and our Company
•Selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an Annual General Meeting of Shareholders (which we refer to as an Annual General Meeting). Between Annual General Meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can fill vacancies on the Board by appointing a director to serve until the next Annual General Meeting.
The Nominating and Governance Committee has the authority to retain search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms. The Nominating and Governance Committee may also retain other advisors.
We believe that diversity among members of the Board is an important consideration and is critical to the Board’s ability to perform its duties and various roles. Accordingly, in recommending nominees, the Board considers a wide range of individual perspectives in addition to diversity in professional experience and training. In 2021, the Board amended our Corporate Governance Guidelines to specify that the Nominating and Governance Committee will include, and will direct any director search firm that may be retained to
4 Assured Guaranty 2022 Proxy Statement

identify nominees for director, to include highly qualified candidates who reflect a variety of backgrounds (including in respect of gender, race or ethnicity) in the pool of potential candidates being considered.
Our Corporate Governance Guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. The guidelines also provide that Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our Corporate Governance Guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors must possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term.
The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Corporate Governance Guidelines.
Our Board is currently composed of individuals from different disciplines, including lawyers, accountants and individuals who have industry, finance, executive and international experience, and is composed of both men and women of different races and ethnicities, and citizens of the United States, the United Kingdom and Japan. See each nominee’s biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.
The Nominating and Governance Committee will consider a shareholder’s recommendation for director but has no obligation to recommend such candidate for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for a candidate for election, the shareholder should send it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.
If a shareholder desires to nominate a person for election as director at an Annual General Meeting, that shareholder must comply with Article 14 of AGL’s Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. This time period has passed with respect to the 2022 Annual General Meeting. With respect to the 2023 Annual General Meeting, AGL must receive such written notice on or prior to February 3, 2023. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:
•the shareholder’s name as it appears in AGL’s books
•a representation that the shareholder is a record holder of AGL’s Common Shares and intends to appear in person or by proxy at the meeting to present such proposal
•the class and number of Common Shares beneficially owned by the shareholder
•the name and address of any person to be nominated
•a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder
•such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy regulations
•the consent of each nominee to serve as a director of AGL, if so elected
COMMITTEES OF THE BOARD
The Board of Directors has established an Audit Committee, a Compensation Committee, an Environmental and Social Responsibility Committee, a Finance Committee, a Nominating and Governance Committee, a Risk Oversight Committee and an Executive Committee. All of the Board committees other than the Executive Committee are composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board. Mr. O'Kane, who currently serves as chair of the Finance Committee and a member of the Audit and Nominating and Governance Committees, will retire upon the completion of his 2021-2022 term.
5 Assured Guaranty 2022 Proxy Statement

The Audit Committee	Chair: Bonnie L. Howard / 4 meetings during 2021
Other Audit Committee members: G. Lawrence Buhl, Thomas W. Jones, Michelle McCloskey, Michael T. O'Kane, Courtney C. Shea
The Audit Committee provides oversight of the integrity of our Company’s financial statements and financial reporting process, our compliance with legal and regulatory requirements (including cybersecurity and data privacy requirements), the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditor. The Audit Committee is also responsible for the oversight of Company risks related to (i) financial reporting, accounting policies and reserving, (ii) legal, regulatory and compliance matters, (iii) information technology, which we refer to as IT, (including cybersecurity and data privacy), (iv) workouts, emerging events, and counterparties, (v) outsourcing and people, and (vi) business continuity planning.
The Audit Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.
The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and five of the six members are audit committee financial experts, as that term is defined under Item 407(d) of the SEC’s Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Proposal No. 1: Election of Directors.”

The Compensation Committee	Chair: Thomas W. Jones / 5 meetings during 2021
Other Compensation Committee members: G. Lawrence Buhl, Bonnie L. Howard, Patrick W. Kenny
The Compensation Committee has responsibility for evaluating the performance of our CEO and our senior leadership team and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and our CEO on succession planning. The Compensation Committee is also responsible for the oversight of Company risks related to people, succession planning and compensation.
The Compensation Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.
The Compensation Committee’s meetings included discussions with FW Cook to review executive compensation trends and comparison group compensation data and to evaluate the risk of our executive compensation program.

The Environmental and Social Responsibility Committee	Chair: Alan J. Kreczko / 4 meetings during 2021
Other Environmental and Social Responsibility Committee members: G. Lawrence Buhl, Michelle McCloskey, Yukiko Omura, Courtney C. Shea
The Environmental and Social Responsibility Committee provides oversight and review of the Company’s significant strategies, policies and practices regarding environmental and social responsibility issues. The Environmental and Social Responsibility Committee focuses on four principal subject areas: (i) environmental risks, including climate change related risks, opportunities, and stewardship; (ii) corporate social responsibility, including community engagement and corporate philanthropy; (iii) aspects of human capital management, including diversity and inclusion, training and development, and employee engagement; and (iv) related stakeholder engagement.

The Finance Committee	Michael T. O'Kane / 4 meetings during 2021
Other Finance Committee members: Alan J. Kreczko, Simon W. Leathes, Yukiko Omura, Lorin P.T. Radtke
The Finance Committee of the Board of Directors oversees management’s investment of our Company’s investment portfolio, including in alternative investments, and is responsible for oversight of Company risks related to capital, liquidity, investments, financial market conditions, foreign currency, and rating agencies. The Finance Committee also oversees, and makes recommendations to the Board with respect to, our capital structure, dividends, financing arrangements, investment guidelines, potential alternative investments and any corporate development activities. Mr. O'Kane, chair of the Finance Committee, will retire upon the completion of his 2021-2022 term.

The Nominating and Governance Committee	Chair: Francisco L. Borges / 4 meetings during 2021
Other Nominating and Governance Committee members: Bonnie L. Howard, Thomas W. Jones, Patrick W. Kenny, Michael T. O'Kane
The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines, as well as the oversight of Company risks related to board qualification, corporate structure, governance, regulatory compliance and people. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations. The Nominating and Governance Committee is composed entirely of
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directors who are independent of our Company and management, as defined by the NYSE listing standards and as applied by the Board.

The Risk Oversight Committee	Chair: Simon W. Leathes / 4 meetings during 2021
Other Risk Oversight Committee members: Alan J. Kreczko, Yukiko Omura, Lorin P.T. Radtke
The Risk Oversight Committee oversees management’s establishment and implementation of standards, controls, limits, guidelines and policies relating to risk appetite, risk assessment and enterprise risk management. The Risk Oversight Committee focuses on the underwriting, surveillance and workout of credit risks as well as the assessment, management and oversight of other Company enterprise risks across our insurance and asset management segments and corporate division, including, but not limited to, financial, legal, operational (including IT, cybersecurity, data privacy and vendor management) and other risks concerning our Company’s governance, reputation and ethical standards.

The Executive Committee	Chair: Francisco L. Borges / No meetings during 2021
Other Executive Committee members: Dominic J. Frederico, Patrick W. Kenny, Simon W. Leathes
The Executive Committee was established to have, and to exercise, certain of the powers and authority of the Board in the management of the business and affairs of our Company between regularly scheduled meetings of the Board when, in the opinion of a quorum of the Executive Committee, a matter should not be postponed to the next scheduled meeting of the Board. The Executive Committee’s authority to act is limited by our Company’s Bye-Laws, rules of the NYSE and applicable law and regulation and the Committee’s charter.
HOW ARE DIRECTORS COMPENSATED?
Our independent directors receive an annual retainer of $265,000 per year. We pay $145,000 of the retainer in restricted stock and $120,000 of the retainer in cash. A director also may elect to receive any or all of the cash portion of their annual retainer (plus the additional cash amounts described below) in restricted stock.
The restricted stock vests on the day immediately prior to the next Annual General Meeting following the grant of the stock. However, if, prior to such vesting date, either (i) a change in control (as defined in the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended) of Assured Guaranty Ltd. occurs before the director terminates service on the Board or (ii) the director terminates service on the Board as a result of such director’s death or disability, then the restricted stock will vest on the date of such change in control or the date of the director’s termination of service, whichever is applicable. Grants of restricted stock receive cash dividends and have voting rights; the cash dividends accrue during the vesting period and are paid upon vesting.
Our share ownership guidelines require that, before being permitted to dispose of any shares acquired as compensation from our Company, each independent director own Common Shares with a market value of at least $600,000, which amount is five times the maximum cash portion of the annual director retainer (exclusive of committee fees). Once a director has reached the share ownership guideline, for so long as he or she serves on the Board, such director may not dispose of any Common Shares if such disposition would cause the director to be below the share ownership guideline. Common Shares that had been restricted but subsequently vested in addition to purchased Common Shares count toward the share ownership guideline. Our three newer Board members (Ms. McCloskey, Mr. Radtke and Ms. Shea, who each joined the Board in May 2021) are accumulating Common Shares toward their ownership goals, while the rest of our independent directors meet our share ownership guidelines.
In addition to the annual retainer described above:
•The non-executive Chair of the Board receives an annual retainer of $225,000 in recognition of the strategic role he plays and the time commitment involved. The Chair of the Board has elected not to receive any fees for serving as a member or chair of a board committee.
•The chair of each committee of the Board other than the Executive Committee receives an additional $30,000 annual retainer.
•Members, other than the chair of the committee, of each committee of the Board other than the Executive Committee receive an additional $15,000 annual retainer.
The Company generally will not pay a fee for attendance at Board or committee meetings, although the Chair of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings. There were no extraordinary meetings of the Board in 2021. We do not pay a fee for being a member, or attending meetings, of the Executive Committee.
In 2021, our Nominating and Governance Committee engaged FW Cook to conduct a comprehensive review and assessment of our independent director compensation program. FW Cook reviews this program periodically. FW Cook evaluated our director compensation by comparing it against the compensation awarded to directors of companies in our executive compensation comparison group as constituted by FW Cook in 2020, and which we refer to as the 2020 executive compensation comparison group. FW Cook also looked at a broader market segment using data from FW Cook’s 2020 Director Compensation Report, the most recent year for which
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such information was available. FW Cook found that the structure of our director compensation program was generally consistent with peer 2020 executive compensation comparison group policy and best practice design as recognized by the proxy advisory firms and investors, noting:
•the absence of meeting fees to simplify program administration and avoid the implication that there is additional pay for meeting attendance, which is an expected part of Board service
•the use of committee member retainers to differentiate compensation among directors based on workload
•the vesting of annual restricted stock awards over a one-year period, which protects against the possibility of director entrenchment
•the payment of additional retainers to the board and committee leadership to recognize the additional responsibilities and time commitment associated with these roles
•our limited benefits (we provide a Company match of up to $15,000 per director for contributions to charitable organizations of the director’s choice)
•a meaningful and robust stock ownership guideline
No changes were made to our independent director compensation program in 2021, 2020 or 2019.
FW Cook found in 2021 that the aggregate cost of our independent director compensation program approximates the 75th percentile of our 2020 executive compensation comparison group. FW Cook also found that, before considering the instances where our directors have chosen to receive a portion of their cash compensation in our common shares, our total per director compensation has a somewhat heavier weighting on cash compensation than that of our 2020 executive compensation comparison group.
DIRECTOR COMPENSATION
The following table sets forth our 2021 independent director compensation, including the compensation for the directors’ committee assignments as of such date.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Francisco L. Borges(3)	$345,000	$145,000	$12,707	$502,707
G. Lawrence Buhl	$165,000	$145,000	$16,760	$326,760
Bonnie L. Howard	$180,000	$145,000	$16,760	$341,760
Thomas W. Jones	$180,000	$145,000	$16,760	$341,760
Patrick W. Kenny(4)	$150,000	$145,000	$16,957	$311,957
Alan J. Kreczko(5)	$180,000	$145,000	$16,760	$341,760
Simon W. Leathes(6)	$198,840	$145,000	$7,521	$351,361
Michelle McCloskey(7)	$150,000	$145,000	—	$295,000
Michael T. O’Kane	$180,000	$145,000	$12,707	$337,707
Yukiko Omura	$165,000	$145,000	—	$310,000
Lorin P.T. Radtke	$150,000	$145,000	$10,000	$305,000
Courtney C. Shea	$150,000	$145,000	$15,000	$310,000
(1)    Represents grant date fair value, rounded to the nearest $1,000.
(2)    Other compensation consists of matching gift donations to eligible charities paid in 2021 or paid in early 2022 for donations made in 2021 and U.K. personal tax return preparation fees paid in 2021 or paid in early 2022 for services performed in 2021.
(3)    Mr. Borges agreed to forgo an additional fee as the Chair of the Nominating and Governance Committee due to the substantial overlap between that position and his position as the Chair of the Board. Mr. Borges also agreed to forgo additional fees for his work on executive compensation in conjunction with the Compensation Committee. Mr. Borges elected to receive the entire cash component of his compensation as restricted stock.
(4)    Mr. Kenny elected to receive $30,000 of the cash component of his compensation as restricted stock and the remaining $120,000 in cash.
(5)    Mr. Kreczko elected to receive the entire cash component of his compensation as restricted stock.
(6)    The fees for Mr. Leathes include £25,000 for service in 2020 as an independent director of Assured Guaranty UK Limited, our U.K. insurance subsidiary. Mr. Leathes retired from such board in December 2020. As of December 31, 2021, £25,000 was approximately $33,840.
(7)    Ms. McCloskey elected to receive $5,000 of the cash component of her compensation as restricted stock and the remaining $145,000 in cash.
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The following table shows information related to independent director equity awards outstanding on December 31, 2021:

Name	Unvested Restricted Stock(1)
Francisco L. Borges	9,544
G. Lawrence Buhl	2,824
Bonnie L. Howard	2,824
Thomas W. Jones	2,824
Patrick W. Kenny	3,409
Alan J. Kreczko	6,330
Simon W. Leathes	2,824
Michelle McCloskey	2,922
Michael T. O’Kane	2,824
Yukiko Omura	2,824
Lorin P.T. Radtke	2,824
Courtney C. Shea	2,824
(1)    Vests one day prior to the 2022 Annual General Meeting.
WHAT IS OUR BOARD LEADERSHIP STRUCTURE?
Our current Chair of the Board is Francisco L. Borges. The position of CEO is held by Dominic Frederico.
While our Board has no fixed policy with respect to combining or separating the offices of Chair of the Board and CEO, those two positions have been held by separate individuals since our 2004 initial public offering. We believe this is the appropriate leadership structure for us at this time. Mr. Borges and Mr. Frederico have had an excellent working relationship, which has continued to permit Mr. Frederico to focus on running our business and Mr. Borges to focus on Board matters, including oversight of our management. Mr. Borges and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chair of the Board, Mr. Borges sets the final Board agenda and chairs Board meetings, including executive sessions at which neither our CEO nor any other member of management is present. The Chair of the Board also chairs our Annual General Meetings.
HOW DOES THE BOARD OVERSEE RISK?
Our Board’s role in risk oversight is consistent with our leadership structure, with our CEO and other members of our senior leadership team having responsibility for assessing and managing risk exposure and the Board and its committees providing oversight in connection with these activities. Our Company’s policies and procedures relating to risk assessment and risk management are overseen by our Board. Our Board employs an enterprise-wide approach to risk management that supports our Company’s business plans at a reasonable level of risk. Risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for that company. Our Board annually approves our business plan, factoring risk management into account, and also approves our Company’s risk appetite statement, which articulates our Company’s tolerance for risk and describes the general types of risk that our Company accepts or attempts to avoid. The involvement of our Board in setting our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for us.
While our Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of our Board also have responsibility for risk assessment and risk management. As discussed under “Committees of the Board,” our Board has created a Risk Oversight Committee that oversees the standards, controls, limits, underwriting guidelines and policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management’s assessment and management of both (i) credit risks and (ii) other enterprise risks, including, but not limited to, market, financial, legal and operational risks (including cybersecurity and data privacy risks), and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we issue financial guaranties or engage in strategic transactions and to risks related to our asset management segment. In addition, the Audit Committee of our Board of Directors is responsible for, among other matters, reviewing policies and processes related to the evaluation of risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures. It also oversees cybersecurity and data privacy risks and reviews compliance with legal and regulatory requirements. The Finance Committee of our Board of Directors oversees the investment of our Company’s investment portfolio (including alternative investments)
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and our Company’s capital structure, financing arrangements, rating agency matters, and any corporate development activities in support of our Company’s financial plan. The Nominating and Governance Committee of our Board of Directors oversees risk at our Company by developing appropriate corporate governance guidelines and identifying qualified individuals to become board members. The Environmental and Social Responsibility Committee oversees risks related to the environment, sustainability and social responsibility, while each of our other Board committees have responsibility for risk assessment of such risks to the extent within their purview.
As part of its oversight of executive compensation, our Compensation Committee reviews compensation risk. Our Compensation Committee oversaw the performance of a risk assessment of our employee compensation program to determine whether any of the risks arising from our compensation program are reasonably likely to have a material adverse effect on us. Since January 2011, our Compensation Committee has retained FW Cook to perform an annual review of each of our compensation plans and identify areas of risk and the extent of such risk. Our Compensation Committee directs that our Chief Risk Officer work with FW Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system. In conducting this assessment, from time-to-time, most recently in February 2018, FW Cook performs a comprehensive systemic, qualitative review of all of our incentive compensation programs and reviews its findings with our Chief Risk Officer for completeness and accuracy. FW Cook seeks to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.
FW Cook updates its compensation risk assessment annually, and did so most recently in February 2022, taking into account the changes the Compensation Committee made in connection with its consideration of incentive compensation for the 2021 performance year, which changes included amendments to our recoupment policy and implementation of compensation arrangements for certain teams at Assured Investment Management, which we refer to as AssuredIM. FW Cook concluded that our incentive plans are well-aligned with sound compensation design principles and do not encourage behaviors that would create material risk for our Company. Our Chief Risk Officer reviewed their findings and agreed with their conclusion. Based on this update, our Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program.
COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION
The Compensation Committee of our Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of our Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of our Compensation Committee.
WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?
Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with our Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and our Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.
Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove in advance all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. Our Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures even if they are not required to be disclosed pursuant to Item 404 of Regulation S-K.
Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions, prior to such transactions, with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires our Audit Committee to review reports regarding such transactions, which our General Counsel provides to our Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures even if they are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.

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Our General Counsel identifies related person transactions requiring committee review pursuant to our committee charters from transactions that are:
•disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Global Code of Ethics compliance
•reported directly by the related person or by another employee of our Company
•identified by our vendor management procedures and matching gift procedures based on comparison of vendors and matching gift recipients against a list of directors, executive officers and known 5% shareholders and certain of their related persons
WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?
From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of a class of our voting securities and, as a result, are considered “related persons” under the SEC’s rules. These organizations may provide services to us. In 2021, the following transactions occurred with investors who reported beneficial ownership of 5% or more of our voting securities.
As indicated in “Which Shareholders Own More Than 5% of Our Common Shares,” Wellington Management Group LLP and its affiliates, which we refer to as Wellington Management, and BlackRock, Inc. and its affiliates, which we refer to as BlackRock, own approximately 9.8% and 13.8% of our Common Shares outstanding, respectively, as of March 11, 2022 (the record date for our Annual General Meeting), based on the amount of Common Shares they reported in their Schedule 13G filings as of the date set forth in such filing, and on the amount of our Common Shares outstanding as of the record date. We appointed Wellington Management as an investment manager to manage certain of our investment accounts prior to it reaching such ownership thresholds. As of December 31, 2021, Wellington Management managed approximately $2.7 billion of our investment assets, which is approximately 29% of our total fixed maturity and short-term investment portfolio. In 2021, we incurred expenses of approximately $1.9 million related to our investment management agreement with Wellington Management. BlackRock supplies our investment reporting module, and in 2021 we incurred expenses of approximately $497,000 with respect to that module.
From time to time, certain officers, directors, employees, their family members and related charitable foundations, some of whom may be “related persons” under the SEC’s rules, may make investments in various private funds, vehicles or accounts managed by our Company. These investments are available to those of our Company’s employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. Generally, these investments are not subject to the management fees and performance allocations or incentive fees charged to other investors.
DELINQUENT SECTION 16(a) REPORTS
Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2021.
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HUMAN CAPITAL MANAGEMENT
We recognize that our workforce, as a key driver of our long-term performance, is among our most valued assets. During this critical period in our history, as we seek to accomplish a multi-year transformation into a diversified financial services company with a dual focus on financial guaranty insurance and asset management, and as the global community continues to battle an ongoing health crisis, the contributions and well-being of our people are essential to our success.
As a result, our key human capital management objectives are to attract and retain a diverse group of the highest quality employees, including talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value. To promote these objectives, our human capital management programs are designed to reward and support employees with competitive compensation and benefit packages in each of our locations around the globe, and with professional development opportunities to cultivate talented employees and prepare them for critical roles and future leadership positions.
COMPENSATION AND BENEFITS
Our compensation program is designed to attract, retain and motivate talented individuals and to recognize and reward outstanding achievement. The components of our program consist of base salary and may include incentive compensation in the form of an annual cash incentive and deferred compensation in the form of cash and/or equity (including, in the case of certain of our asset management professionals, an entitlement to a portion of carried interest allocated to the general partners of certain of the funds we manage). We believe that a compensation program with both short-term and long-term awards provides fair and competitive compensation and aligns the interests of employees and investors. We also offer employees benefits such as life and health (medical, dental and vision) insurance, retirement savings plans, an employee stock purchase plan, paid time off, paid family leave, an employee assistance program, commuter benefits, tuition reimbursement, reimbursement of expenses for infertility treatments and adoption, emergency backup child, elder and pet care, reimbursement of health club fees, online classes for children, and corporate matches of an employee’s charitable contributions.
CULTURE
We seek to foster and maintain strong ethical standards and a reputation as a business that conducts itself professionally and with a high degree of integrity. In addition, we work to provide and support a respectful and inclusive environment that values the abilities of each employee, leading to enhanced engagement and improved retention. Education and awareness are critical components in promoting our cultural values across the organization. Upon onboarding and annually, all employees are required to complete training in our Global Code of Ethics as well as our policies on the prevention of sexual harassment and discrimination. We also provide additional targeted training and guidance to specific personnel regarding anti-fraud and anti-bribery and anti-corruption related matters.
Transparency towards stakeholders, including shareholders, policyholders, investors and employees, is another hallmark of our culture. For example, each quarter after we issue our financial results, in addition to meeting with shareholders and policyholders, our CEO and our Chief Financial Officer hold a town-hall style meeting for all employees where they provide an update on our performance and strategy, acknowledge contributions made by employees to the continued success of our business and answer questions.
EMPLOYEE DEVELOPMENT OPPORTUNITIES
We invest in the professional development of our workforce. To support the advancement of our employees, we endeavor to strengthen their qualifications by providing equitable access to training, including in leadership, management and effective communication skills, and mentoring opportunities, as well as tuition reimbursement assistance. We also provide opportunities for qualified employees to work abroad in another of our offices. As discussed below, in late 2021, we launched a formal one-on-one mentoring program to provide an additional learning resource for our employees.
DIVERSITY AND INCLUSION
Diversity has long been an important consideration for us. We are committed to building and sustaining at all levels of the organization a diverse workforce that is representative of our communities, in a manner consistent with our business needs, scale and resources, and creating an inclusive culture and workplace that embraces the differences within our staff and effectively utilizes the many and varied talents of our employees.
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The composition of our Board reflects our long-standing commitment to diversity. Our Board has been racially and ethnically diverse for well over 15 years. We have had at least one woman serving on our Board for over ten years, and currently have four women serving on our Board.
Our Board recognizes the importance of diversity and inclusion issues to our stakeholders and, in May 2019, established a dedicated Environmental and Social Responsibility Committee to assist the Board in providing oversight of our policies and practices regarding diversity and inclusion issues that affect our business, stakeholders and long-term strategy. The Environmental and Social Responsibility Committee reviews information about our diversity and inclusion initiatives, workforce composition, turnover and other relevant data.
We formed an employee-led Diversity and Inclusion Committee, composed of employees with different backgrounds, points of view, levels of seniority and tenure with us, to provide input into our policies and strategies for achieving a diverse workforce and an inclusive culture. Our employee-led Diversity and Inclusion Committee has played a key role in recommending and working to implement strategies and initiatives, such as the mentoring program and employee resource groups described below.
Our Diversity and Inclusion Policy articulates our commitment to building and sustaining a diverse workforce at all levels of our company and creating an inclusive culture and guides our approaches for achieving these goals. You can find our Diversity and Inclusion Policy on our website at www.assuredguaranty.com/governance.
During 2021, we continued to expand and enhance our existing diversity and inclusion initiatives by adding several new programs:
•EMPLOYEE RESOURCE GROUPS. Based on employee feedback, we launched employee resource groups for African Americans, women and working parents to create community, build awareness and encourage employees to engage with and support one another. The employee resource groups began meeting in late 2021.
•MENTORING. Our collegial and collaborative culture fosters informal mentoring and learning. In late 2021, we launched a formal one-on-one mentoring program to provide an additional learning resource for our employees, to facilitate the onboarding of new recruits, and to reinforce connectedness – especially during periods of remote work and also as we transition to the hybrid work schedule discussed below. The pilot program was offered to all employees across all of our offices. We engaged an outside consultant to provide workshops for both mentors and mentees.
•BIAS AWARENESS TRAINING. As an equal opportunity employer, we have policies that prohibit unlawful discrimination, harassment and other forms of explicit bias. To address implicit bias, we provided bias awareness training for all of our employees in the spring of 2021 on how to identify and interrupt unconscious bias and the role each employee can play to promote diversity, equity and inclusion.
•TALENT PIPELINE. We added a number of talent acquisition strategies to our recruiting practices in an effort to deliberately reach and attract a diverse and qualified applicant pool. In addition, through our philanthropy efforts, we invest in organizations that work to create a pipeline of diverse and qualified candidates.
We have taken several other steps to demonstrate our organizational commitment to diversity and inclusion. Recently, our CEO signed the CEO Action for Diversity and Inclusion Pledge, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. In addition, to incentivize and hold senior management accountable, we include environmental and social responsibility objectives (including with respect to diversity and inclusion) in our executive compensation structure.
COVID-19 RESPONSE AND HYBRID WORK
As the worldwide health crisis enters its third year, we continue to navigate through an unprecedented time. In response to the COVID-19 pandemic, we have prioritized safety and adaptability. At the start of the global pandemic, we initiated our business continuity protocols and instructed our employees to work from home, placing an emphasis on the well-being of our employees and their families. Our investments in technology and the regular testing of our business continuity plan allowed us to quickly shift to remote work. Throughout the pandemic, we have encouraged frequent communications and the use of virtual meeting platforms to keep our teams connected and support our employees as they work from home.
The success of remote work, both at our company and across the broader labor market, sparked a collective re-evaluation of the nature of office work. In 2020, at the start of the COVID-19 remote work experience, and again in late 2021 in preparation for a return to the office, we surveyed our employees to better understand their needs and concerns. We also observed industry trends and peer practices. We used this information to craft a viable and sustainable remote work policy. Currently, we offer employees the option to work remotely for a portion of their time – both as a convenience to employees and to remain competitive as an employer.
In preparation for the return of employees to our office, we took a number of measures to provide for the safety and security of our personnel while at the office and continue to monitor and implement guidance provided by local governments in the jurisdictions where we maintain offices.

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ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
Our commitment to environmental and social responsibility starts at the top of our organization. Our Board of Directors recognizes the importance of environmental and social issues to its stakeholders and, in May 2019, established a dedicated Environmental and Social Responsibility Committee to assist the Board in providing oversight of our company’s policies and practices regarding environmental and social responsibility issues that affect our business, stakeholders and long-term strategy. The Environmental and Social Responsibility Committee focuses on a number of subject areas, including environmental risk, particularly climate change related risks, and aspects of human capital management, such as diversity and inclusion, and training and development. Governance matters remain the responsibility of the Nominating and Governance Committee and Compensation Committee.
FINANCIAL GUARANTY — UNDERWRITING AND INVESTMENT
We consider climate-related risk and material environmental, social and governance factors, which we refer to as ESG factors, in managing both our insured and investment portfolios.
In our insured portfolio, we assess environmental and climate-related risks in our financial guaranty business by requiring that credit underwriting submissions include consideration of environmental and climate-related factors as part of the analysis. Vulnerability to significant or unmitigated exposure to physical risks, such as the increased severity, frequency or duration of weather events or rising sea levels, or the emergence of transition risks, are considered alongside other relevant risk factors to determine if such environmental issues materially impact an obligor’s expected performance. Surveillance review protocol for our insurance portfolio includes a variety of parameters and criteria along with the consideration of environmental risk factors, such as exposure to extreme weather events, geographic locations prone to flooding or wildfires, and compliance with environmental requirements for their potential impact on debt service payments.
In our investment portfolio, we incorporate material ESG information into the investment analysis in order to enhance the investment decisions required to achieve our principal investment objectives. Our portfolio managers rely on their respective ESG corporate philosophy statements and use ESG information, along with a variety of other economic factors, including risk and valuation metrics, when conducting research and due diligence on new investments, and again when monitoring investments for Assured Guaranty’s investment portfolio. On an annual basis, we instruct our two primary external portfolio managers to conduct an ESG analysis of their respective portions of our investment portfolio, to the extent to which ESG data is readily available, for us to analyze if there are any material ESG risks in the portfolio that may adversely impact return expectations.
In addition, we have determined not to make any new investments for our investment portfolio in thermal coal enterprises. As a consequence, we will refrain from making any new investments in (i) thermal coal enterprises that generate 30% or more of their revenue from either the ownership, exploration, mining, or refining of thermal coal, and (ii) corporate and municipally owned utilities that generate 30% or more of their electricity from thermal coal.
ASSET MANAGEMENT
AssuredIM incorporates consideration of ESG issues alongside traditional financial factors such as credit analysis and cash flow in its approach to prudent and responsible investing. AssuredIM views ESG as another factor through which it can examine an investment because it recognizes that ESG risks and opportunities can impact current asset value as well as long term investment performance. The manner and degree in which AssuredIM’s investment professionals integrate ESG issues into the investment decision making process depend upon multiple factors, including investment strategy, portfolio construction, asset class, sector, region, investment time horizon, available data, and investor objectives.
ENVIRONMENTAL AND SOCIAL POLICIES
We have adopted, and periodically review and update, our Environmental Policy, Statement on Climate Change, and Human Rights Statement that evidence our good corporate citizenship and express our commitments to conduct business in a sustainable and responsible manner in respect of people and the planet. These policies may be found on our website at www.assuredguaranty.com/governance.

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GREENHOUSE GAS EMISSIONS
As a financial services firm with approximately 400 employees, the direct impact of our operations on the environment is relatively small. Nevertheless, we contribute to the global effort to combat climate change by monitoring our greenhouse gas emissions, which we refer to as GHG emissions. In 2019, we instituted a program to measure, manage and report our GHG emissions on an enterprise-wide basis and set targets for emissions reductions. Pursuant to the Greenhouse Gas Protocol, we conduct internal data collection and analysis annually for its Scope 1, Scope 2 and certain key Scope 3 GHG emissions. In 2020, our total GHG emissions equaled approximately 2,762.1 total tonnes of CO2e. Our methodology and results are reviewed periodically by an independent third party, which conducts a limited assurance review in accordance with ISO 14064-3 International Standards.
CORPORATE PHILANTHROPY
Giving is an integral part of our corporate culture. We contribute generously to a broad range of causes through direct donations, matching gifts, and corporate sponsorships. Our Corporate Philanthropy Committee, formed in 2020 and composed of volunteer employees, provides our workforce the opportunity to direct philanthropic efforts by selecting charity partners and sourcing employee volunteer activities.
In 2021, we expanded our direct donations program by allocating incremental funds to support the development of targeted strategic partnerships and made $200,000 in contributions to three organizations that work to improve access to education for New York City’s underserved populations. In response to the pattern of threats and violence targeted at Asian American and Pacific Islander communities during 2021, we made an aggregate of $100,000 in contributions to four organizations that work to address this issue across the country. We also expanded the scope of our corporate donations to further align with our vision and values which included a program to support veterans and our first ever contribution to support sustainable and local agriculture. Also, despite the pandemic, we participated in several company sponsored events, including a coat drive and a return to school backpack distribution event, which totaled 240 hours of employee volunteer time. Furthermore, we implemented an employee paid leave program which allows each employee 8 hours per annum to participate in volunteer activities.
We match employee and director gifts to eligible charitable institutions in amounts up to $15,000 each year per individual. In 2021, we provided matching gifts to approximately 250 organizations that are important to our employees and directors.
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 INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP
HOW MUCH STOCK IS OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?
The following table sets forth information, as of March 11, 2022, the record date for our Annual General Meeting, regarding the beneficial ownership of our Common Shares by our directors, nominees and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, which persons we refer to as our named executive officers, and by the group comprising our directors, nominees and those persons who, as of December 31, 2021, constituted our named executive officers and other executive officers. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column “Common Shares Beneficially Owned.” The Common Shares listed for each director, nominee and executive officer constitute less than 1% of our outstanding Common Shares, except that Mr. Frederico beneficially owns approximately 2.33% of our Common Shares. The Common Shares beneficially owned by all directors, nominees, named executive officers and other executive officers as a group, including the unvested restricted Common Shares, constitute approximately 4.51% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Unvested Restricted Common Shares(1)	Restricted Share Units(2)
Robert A. Bailenson	211,086	—	152,388
Francisco L. Borges	268,746	9,544	—
Russell B. Brewer II(3)	196,632	—	88,355
G. Lawrence Buhl	45,580	2,824	—
David A. Buzen	81,023	—	62,661
Ling Chow	77,396	—	86,304
Dominic J. Frederico(4)	1,528,494	—	510,171
Bonnie L. Howard	36,650	2,824	—
Thomas W. Jones	36,554	2,824	—
Patrick W. Kenny	72,874	3,409	—
Alan J. Kreczko	45,868	6,330	—
Simon W. Leathes	21,167	2,824	—
Michelle McCloskey	—	2,922	—
Michael T. O’Kane	65,491	2,824	—
Yukiko Omura	16,667	2,824	—
Lorin P.T. Radtke	—	2,824	—
Courtney C. Shea	—	2,824	—
All directors, nominees and executive officers as a group (20 individuals)(5)	2,918,766	44,797	1,033,681
(1)    The reporting person has the right to vote (but not dispose of) the Common Shares listed under “Unvested Restricted Common Shares.”
(2)    The Common Shares associated with restricted share units are not deliverable as of March 11, 2022, or within 60 days of March 11, 2022, and therefore cannot be voted or disposed of within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our executive officers. The restricted share units held by our executive officers vest on specified anniversaries of the date of the award, with Common Shares delivered upon vesting.
        This column includes 37,907 share units allocated to Mr. Bailenson and 28,872 share units allocated to another executive officer, due to their elections to invest a portion of their AG US Group Services Inc. Supplemental Executive Retirement Plan accounts in an employer stock fund.
(3)    Mr. Brewer resigned as an executive officer of AGL, effective December 31, 2021, in accordance with the terms of a separation agreement described under "Compensation Discussion and Analysis--Separation Agreement."
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(4)    Common Shares beneficially owned by Mr. Frederico include shares owned by Mr. Frederico’s spouse and daughter, and shares owned by a family trust, over which Mr. Frederico has the power to direct the voting and disposition. Common Shares beneficially owned by Mr. Frederico also include 300,000 shares he pledged in accordance with our stock trading policy.
(5)    Giving effect to the resignation of Mr. Brewer as an executive officer of AGL as of December 31, 2021, as well as other changes to the executive officers of AGL in early 2022, as of March 11, 2022, for all directors and executive officers as a group (19 individuals), the total Common Shares beneficially owned was 2,722,134, the total unvested restricted Common Shares was 44,797, and the total restricted share units was 945,326.
WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?
The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 11, 2022, the record date for the Annual General Meeting. On March 11, 2022, 65,691,443 Common Shares were outstanding, including 44,797 unvested restricted Common Shares. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,049,844(1)	13.8%
Putnam Investments, LLC 100 Federal Street Boston, MA 02110	7,706,196(2)	11.7%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,517,675(3)	11.4%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,462,794(4)	9.8%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	3,997,428(1))	6.1%
(1)    Based on a Schedule 13G/A filed by BlackRock, Inc. on January 28, 2022, reporting the amount of securities beneficially owned as of December 31, 2021. BlackRock, Inc. has sole voting power over 8,806,404 shares and sole dispositive power over 9,049,844 shares
(2)    Based on a Schedule 13G/A filed by Putnam Investments, LLC on February 14, 2022, reporting the amount of securities beneficially owned as of December 31, 2021. Putnam Investments, LLC has sole voting power over 1,936,848 shares and sole dispositive power over 7,706,196 shares.
(3)    Based on a Schedule 13G/A filed by The Vanguard Group on February 9, 2022, reporting the amount of securities beneficially owned as of December 31, 2021. The Vanguard Group has shared voting power over 36,958 shares, sole dispositive power over 7,419,772 shares and shared dispositive power 97,903 shares.
(4)    Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 4, 2022, reporting the amount of securities beneficially owned as of December 31, 2021. Wellington Management Group LLP has shared voting power over 5,788,677 shares and shared dispositive power over 6,462,794 shares.
(5)    Based on a Schedule 13G filed by Dimensional Fund Advisors LP on February 8, 2022, reporting the amount of securities beneficially owned as of December 31, 2021. Dimensional Fund Advisors LP has sole voting power over 3,936,353 shares and sole dispositive power over 3,997,428 shares.

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PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board may appoint any person as a director to fill a vacancy on the Board occurring as the result of any existing director being removed from office pursuant to the Bye-Laws or prohibited from being director by law; being or becoming bankrupt or making any arrangement or composition with their creditors generally; being or becoming disqualified, of unsound mind, or dying; or resigning. The Board may also appoint a person as a director to fill a vacancy resulting from an increase in the size of the Board or a vacancy left unfilled at an Annual General Meeting.
Our Board of Directors has voted to reduce the Board from 13 to 12 members as of the date of our Annual General Meeting this year. Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Francisco L. Borges, G. Lawrence Buhl, Dominic J. Frederico, Bonnie L. Howard, Thomas W. Jones, Patrick W. Kenny, Alan J. Kreczko, Simon W. Leathes, Michelle McCloskey, Yukiko Omura, Lorin P.T. Radtke, and Courtney C. Shea as directors of AGL. Proposal No. 1 is Item 1 on the proxy card.
Our directors are elected annually to serve until their respective successors shall have been elected.

The board of directors recommends that you vote “FOR” the election of the nominees as directors of AGL.
It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.
There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.
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OUR DIVERSE BOARD
Election of the current nominees will result in our Board of Directors being composed of individuals with diverse backgrounds and experience, and will result in a Board of Directors that is, as a group, diverse by gender, race or ethnicity, age, and tenure.

GENDER DIVERSITY	RACIAL OR ETHNIC DIVERSITY

■	Women	■	Asian
■	Men	■	Black or African American
		■	White

AGE DIVERSITY	DIRECTOR TENURE
9.4 Years
Average Tenure

■	<65	■	<6
■	65-70	■	6-10
■	>70	■	11+
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OUR DIRECTORS’ SKILLS
Summary information about our director nominees and their skills relevant to serving on our Board is provided in the matrix below. Further information about each director nominee may be found on the seven pages following this one.

	Borges	Buhl	Frederico	Howard	Jones	Kenny	Kreczko	Leathes	McCloskey	Omura	Radtke	Shea
Financial Guaranty Industry	✓	✓	✓	✓	✓	✓	✓	✓		✓
U.S. Public Finance	✓		✓		✓							✓
Non - U.S. Finance			✓							✓
Infrastructure Finance	✓		✓					✓		✓		✓
Audit and Internal Control	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓
Government Service	✓						✓			✓		✓
Financial Reporting	✓	✓	✓	✓	✓	✓	✓	✓			✓	✓
Investment Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal and Compliance	✓	✓		✓			✓		✓		✓	✓
Insurance Industry	✓	✓	✓		✓	✓	✓			✓
Banking				✓				✓		✓	✓
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓
Risk Management	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓
Enterprise Risk Management		✓	✓	✓		✓	✓	✓		✓
Cybersecurity and Data Privacy		✓		✓			✓		✓		✓	✓
Human Capital Management	✓			✓			✓		✓	✓	✓
Environmental and Climate Change	✓						✓			✓		✓
Audit Com. Financial Expert*	✓	✓	NA	✓	✓	✓		✓				✓
Independent	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓
Director Since	2007	2004	2004	2012	2015	2004	2015	2013	2021	2014	2021	2021
Age	70	75	69	68	72	79	70	74	60	66	53	61

*    In the case of persons who are not currently serving on the Audit Committee, the individual is likely to be qualified to be an audit committee financial expert based on their experience, but was not designated as such by the Board of Directors this year.
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NOMINEES FOR DIRECTOR

Francisco L. Borges Chair of the Board Director Since: 2007 Committee Memberships: Nominating and Governance (Chair) Executive (Chair)

Qualifications:
Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance, and in investment management. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which our Company operates and will be particularly useful as our Company expands its asset management business. Each of these areas is important to our business.
Biography:
Mr. Borges, age 70, became a director of AGL in August 2007, and has been Chair of our Board of Directors since May 2015. He is a partner of Ares Management Corporation (Ares) and Co-Head of Ares Secondary Solutions. Prior to its acquisition by Ares in 2021, Mr. Borges was Chair and Managing Partner of Landmark Partners, LLC, an alternative investment management firm where he has been employed since 1999. Previously, Mr. Borges was managing director of GE Capital’s Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut.
Mr. Borges also chairs the board of trustees of the Knight Foundation and is a member of the board of trustees for the Millbrook School. He is also a member of the board of directors of Davis Selected Funds, where he serves on the Pricing Committee, and of Hartford Healthcare. On March 28, 2022, and after nine years of service, Mr. Borges will be stepping down from the board of directors of Jefferies Financial Group Inc., where he serves on the Audit Committee and the Nominating and Corporate Governance Committee.

G. Lawrence Buhl Independent Director Director Since: 2004 Committee Memberships: Audit Compensation Environmental and Social Responsibility

Qualifications:
Mr. Buhl’s insurance and board experience and his knowledge of specific financial reporting requirements applicable to financial guaranty companies and familiarity with compliance, finance, governance, control environment and risk management requirements and processes for public companies and the financial guaranty industry benefit the Board in its deliberations and oversight.
Biography:
Mr. Buhl, age 75, became a director of AGL upon completion of our 2004 initial public offering. Through 2003, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young LLP’s Philadelphia, New York and Baltimore offices and as audit engagement partner for insurance companies, including those in the financial guaranty industry.
Mr. Buhl served as a director for Harleysville Group, Inc. and its majority shareholder, Harleysville Mutual Insurance Company, from 2004 through their 2012 merger/combination with Nationwide Mutual Insurance Company and served on an Advisory Board to Nationwide through April 2014. Mr. Buhl is a member of the Board of Directors of Penn National Insurance Group in Harrisburg, PA since April 2015 and is also an emeritus member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

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Dominic J. Frederico Chief Executive Officer Director Since: 2004 Committee Memberships: Executive

Qualifications:
Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.
Biography:
Mr. Frederico, age 69, has been a director of AGL since our 2004 initial public offering, and the President and Chief Executive Officer of AGL since 2003. During his tenure as President and Chief Executive Officer, our Company became the leading provider of municipal bond insurance and financial guaranties. Under his leadership, our Company completed its 2004 initial public offering and, in 2009, acquired the financial guaranty insurance company now named Assured Guaranty Municipal Corp., thereby bringing together the only two monoline bond insurers to continue writing financial guaranty policies before, during and after the 2008 financial crisis. In the following years, he led our acquisition of a number of the remaining legacy financial guaranty insurance companies or their portfolios, expanding our reach, consolidating industry capital and solidifying our position as the leader in the financial guaranty industry. More recently, he is leading our expansion into asset management, which we believe will provide us with a new revenue source, reduce the volatility of our earnings and create another avenue for growth.
Mr. Frederico served as Vice Chair of ACE Limited (now known as Chubb Limited) from 2003 until 2004 and served as President and Chief Operating Officer of ACE Limited and Chair of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE Limited from 2001 through May 2005. From 1995 to 1999, Mr. Frederico served in a number of executive positions with ACE Limited, during which period he oversaw the successful acquisition and integration of the domestic and international property casualty operations acquired by ACE Limited from CIGNA Corporation in July 1999 and the acquisition of Capital Re Corp., the predecessor company to our Company, in December 1999.
Prior to joining ACE Limited, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group. His last position at the group was Senior Vice President and Chief Financial Officer of AIG Risk Management.
Mr. Frederico is a member of the Amynta Group advisory board.

Bonnie L. Howard Independent Director Director Since: 2012 Committee Memberships: Audit (Chair) Compensation Nominating and Governance

Qualifications:
Ms. Howard’s background in audit, finance and enterprise risk management is valuable to the Board in its oversight of our financial reporting and credit and risk management policies.
Biography:
Ms. Howard, age 68, became a director of AGL in August 2012. Ms. Howard has more than 30 years of experience in credit, risk management and financial reporting policies. She worked at Citigroup, Inc. from 2003 to 2011, serving as Chief Auditor from 2004 to 2011 and Global Head of Control and Emerging Risk from 2010 to 2011, leading a team of over 1,500 professionals covering $1.9 trillion of assets in over 100 countries, until her retirement in 2011. She was previously Managing Director of Capital Markets Audit at Fleet Boston Financial and a Managing Director at JPMorgan in the roles of Deputy Auditor and head of Global Markets Operational Risk Management. Ms. Howard is a certified public accountant in the United States and has over a decade of experience with KPMG and Ernst & Young.
Ms. Howard serves on the board of directors of Artisan Partners Funds, where she chairs the Audit Committee. Ms. Howard previously served on the board of directors of BMO Financial Corp., where she was a member of the Audit Committee, and the board of directors of BMO Harris Bank N.A., where she chaired the Directors’ Trust Committee and the Audit Committee, until April 2018.
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Thomas W. Jones Independent Director Director Since: 2015 Committee Memberships: Compensation (Chair) Audit Nominating and Governance

Qualifications:
Mr. Jones’ background has given him extensive experience in investment management and in the operations of large financial institutions, which is valuable to the Board as our Company expands its asset management business. His previous service on the boards of other financial services companies and the Federal Reserve Bank of New York adds value to the Board and Board committee deliberations.
Biography:
Mr. Jones, age 72, became a director of AGL in August 2015. Mr. Jones is the founder and senior partner of venture capital firm TWJ Capital LLC. Prior to founding TWJ Capital in 2005, he was the chief executive officer of Global Investment Management at Citigroup, which included Citigroup Asset Management, Citigroup Alternative Investments, Citigroup Private Bank and Travelers Life & Annuity. Earlier, he held a series of positions at TIAA-CREF, including vice chair and director, president and chief operating officer, and executive vice president and chief financial officer, and at John Hancock Mutual Life Insurance Company, where he rose to senior vice president and treasurer. He began his career in public accounting and management consulting, primarily at Arthur Young & Company (predecessor to Ernst & Young).
Mr. Jones was elected to the board of directors of Jefferies Financial Group, Inc. effective March 28, 2022. A trustee emeritus of Cornell University, Mr. Jones has served on numerous boards in the past, including those of the Federal Reserve Bank of New York (where he was vice chair), Altria Group, Freddie Mac, Travelers Group, Fox Entertainment Group, Pepsi Bottling Group and TIAA-CREF. Mr. Jones has been designated a Board Leadership Fellow by the National Association of Corporate Directors, and is a licensed Certified Public Accountant.

Patrick W. Kenny Independent Director Director Since: 2004 Committee Memberships: Compensation Nominating and Governance Executive

Qualifications:
Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. In addition, the Board benefits from Mr. Kenny’s experience serving as a Board member of several Voya funds as our Company expands its asset management business, as well his experience as an accountant.
Biography:
Mr. Kenny, age 79, became a director of AGL upon completion of our 2004 initial public offering. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty.
Until 2018, Mr. Kenny served on the board of directors of several Voya funds, where he was a member of the Audit Committee and the Chairperson of the Nominating and Governance Committee. Until December 2009, Mr. Kenny was a director and member of the Audit and the Compensation committees of Odyssey Re Holdings Corp. Mr. Kenny was also a director of the Independent Order of Foresters from 1997 to 2009.
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Alan J. Kreczko Independent Director Director Since: 2015 Committee Memberships: Environmental and Social Responsibility (Chair) Finance Risk Oversight

Qualifications:
Mr. Kreczko’s lengthy service in senior legal and policy positions both in the federal government and in the insurance industry, as well as the global and governmental perspective he has gained, are valuable to the Board. Mr. Kreczko’s experience chairing The Hartford’s Environment Committee makes him particularly valuable as the chair of our Environmental and Social Responsibility Committee.
Biography:
Mr. Kreczko, age 70, became a director of AGL in August 2015. Mr. Kreczko retired from The Hartford Financial Services Group, Inc., which we refer to as The Hartford, on December 31, 2015, where he served as executive vice president and general counsel from June 2007 until June 2015. In that capacity, Mr. Kreczko oversaw the law department, government affairs, compliance and communications. Additionally, he chaired The Hartford’s Environment Committee. From June 2015 until December 2015, he served as Special Advisor to the Chief Executive Officer.
Mr. Kreczko joined The Hartford in 2003 after 27 years in public service at the United States Department of State, where he held various senior positions. As the Acting Assistant Secretary of State for Population, Refugees and Migration, he led the department’s response to humanitarian crises in conflict situations, including Afghanistan, Timor, and West Africa. Before that, Mr. Kreczko served as special assistant to President Clinton and legal advisor to the National Security Council. Earlier, he participated in sensitive bilateral and multilateral negotiations as deputy general counsel to the Department of State and as legal advisor to the personal representatives for Middle East negotiations of Presidents Carter and Reagan. Mr. Kreczko is on the board of the Boys and Girls Clubs of Hartford.

Simon W. Leathes Independent Director Director Since: 2013 Committee Memberships: Risk Oversight (Chair) Finance Executive

Qualifications:
Mr. Leathes’ considerable experience in investment and risk management, as well the institutional knowledge gained through his directorship of our Company’s U.K. affiliate, is valuable to the Board and its committees.
Biography:
Mr. Leathes, age 74, joined the Board of AGL in May 2013. From 2012 to 2017, Mr. Leathes was a non-executive director of HSBC Bank plc and was a member of its Risk Committee and its Audit Committee; he was also a non-executive director and member of the Audit and Risk Committees of HSBC Trinkaus & Burkhardt AG. In December 2011, he became an independent, non-executive director of our Company’s U.K. insurance subsidiary, Assured Guaranty UK Limited. Mr. Leathes also served as an independent, non-executive director of our Company’s two other U.K. insurance subsidiaries: Assured Guaranty (UK) plc and Assured Guaranty (London) plc, until November 7, 2018 when they were consolidated into Assured Guaranty UK Limited. After nine years of service, in December 2020 Mr. Leathes retired from the Assured Guaranty UK Limited board in accordance with Prudential Regulatory Authority Guidelines. From 1996 to 2018, Mr. Leathes served as a non-executive director of HSB-Engineering Insurance Ltd., a U.K. subsidiary of Munich Re, where he was the chair of the Audit and Finance Committee.
Mr. Leathes served as Vice Chair and Managing Director of Barclays Capital, the investment banking subsidiary of Barclays plc, from January 2001 until his retirement in December 2006. In addition, he served from 2001 to 2010 as a non-executive director of Kier Group plc, a company listed on the London Stock Exchange, where he also served as chair of the Audit Committee and a member of the Remuneration and Nominations committees. Until June 2014, Mr. Leathes served as the chair of the trustees of the Kier Group Pension Scheme.

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Michelle McCloskey Independent Director Director Since: 2021 Committee Memberships: Audit Environmental and Social Responsibility

Qualifications:
Ms. McCloskey’s extensive experience in investment and risk management adds considerable value to the Board and its committees.
Biography:
Ms. McCloskey, age 60, has more than 35 years of experience in executive roles in the energy, financial trading and asset management sectors. She worked at Man Group, an investment management firm with assets in excess of $113 billion, from 2006 to 2019, serving as a member of the Man Group Executive Committee since 2012, President of Man FRM since 2015 and President of the Americas since 2017. In this capacity, Ms. McCloskey was responsible for selection and oversight of all investment strategies, managing client relationships and overseeing key strategic relationships across the business. Ms. McCloskey also led Man Group’s diversity and inclusion network in the U.S. Prior to her tenure at the Man Group, Ms. McCloskey was a portfolio manager in the commodities sector for a variety of institutions, including energy companies, investment banks, and private asset managers.
Ms. McCloskey is an independent director for the Sanford Bernstein family of funds at Alliance Bernstein.
Ms. McCloskey served as a member of the Investment Advisory Committee for the Texas Tech University System Endowments. She also served on numerous governance committees, including investment and board positions for both publicly and privately offered investment vehicles and as a trustee for the US Charitable Trust.

Yukiko Omura Independent Director Director Since: 2014 Committee Memberships: Environmental and Social Responsibility Finance Risk Oversight

Qualifications:
Ms. Omura brings more than 40 years of international professional experience in the financial sector working in major financial centers of the world. Her global experience adds considerable value to the Board.
Biography:
Ms. Omura, age 66, joined the Board of AGL in May 2014. She is a non-executive director of Nishimoto HD Co. Ltd. and a non-executive member of the Board of Directors of HSBC Bank plc. She also serves as Senior Independent Director of the Private Infrastructure Development Group and has served as chair of its subsidiary, GuarantCo. Ms. Omura was a Supervisory Board Member of Amatheon Agri Holding N.V. until March 2018. She served as Undersecretary General and Vice President of the International Fund for Agricultural Development until February 2012 and, prior to that, as Executive Vice President and CEO of the Multilateral Investment Guarantee Agency of the World Bank Group.
Ms. Omura began her career as a project economist with the Inter-American Development Bank, working in the infrastructure sector. She then worked in senior positions at several major investment banks in Tokyo, New York and London. At JPMorgan she worked in mergers and acquisitions and derivatives, launched the emerging markets operations in Tokyo and led EMSTAR (Emerging Markets Sales,Trade and Research) Marketing for Northern Europe out of London. Subsequently, Ms. Omura served as Senior Vice President and Head of Emerging Markets Asia, and then as Head of Credit Business, Asia at Lehman Brothers. She then became Managing Director and Head of the Global Fixed Income and Derivatives Department for Union Bank of Switzerland, Japan. Following a merger with Swiss Bank Corp., Ms. Omura became the new head of the merged bank’s Global Fixed Income and Derivatives Department, after which she joined Dresdner Bank as Managing Director and Head of Global Markets and Debt Office, Japan.
In 2002, Ms. Omura created the HIV/AIDS Prevention Fund, a charitable company based in London.
25 Assured Guaranty 2022 Proxy Statement

Lorin P.T. Radtke Independent Director Director Since: 2021 Committee Memberships: Finance Risk Oversight

Qualifications:
Mr. Radtke’s background has given him considerable experience in investment, client franchise development, structured product marketing and risk management, all of which are valuable to the Board and its committees.
Biography:
Mr. Radtke, age 53, is the co-founder and partner of venture capital firm M Seven 8. Prior to founding M Seven 8 in 2017, he spent 24 years in various positions with Goldman Sachs, eight years of which was as a Partner. His career at Goldman Sachs included time in the Chicago, London and New York offices. Mr. Radtke was the Head of Mortgage and Structured Product Sales through the financial crisis of 2008-09 and its emergence from that crisis (2009-14). Mr. Radtke had additional leadership roles within the credit, mortgage and structured product disciplines within the Fixed Income Currencies and Commodities (FICC) Division. He was also responsible for additional sales/marketing groups, portfolio solution groups, and public advisory groups within FICC. These positions included Head of Credit Products Group—Hard Asset and Portfolio Solutions, Head of Structured Products—Distribution and Sourcing, Head of Structured Portfolio Solutions Group and Head of CLO Origination.
Mr. Radtke played an integral role in the development of diverse professionals within Goldman Sachs by leading summer intern, vice president and managing director diversity development programs. He has served as a director on various non-profit boards, including Children of Fallen Patriots Foundation, University of Wisconsin—Milwaukee School of Business and Mariposa Family Learning Center.
Mr. Radtke is a member of the board of directors of the Lord Abbett Family of Funds.

Courtney C. Shea Independent Director Director Since: 2021 Committee Memberships: Audit Environmental and Social Responsibility

Qualifications:
Ms. Shea’s expertise in audit, risk and investment management is valuable to the Board and its committees. In addition, her experience with state and local governments has given her valuable insight into the U.S. public finance market.
Biography:
Ms. Shea, age 61, has had a 35 year career in U.S. public finance in which she has served as both a municipal advisor and investment banker working with state and local governments, not for profits and universities, in their issuance of municipal bonds. Ms. Shea has served as the Managing Member of Columbia Capital Management, a national municipal advisory firm, since September 2013 and retired in April 2021. Prior to her tenure at Columbia Capital Management, Ms. Shea was an investment banker with several Wall Street firms, including serving as National Head of Public Finance at a division of ABN AMRO for five years.
Ms. Shea is an independent director and Audit Committee chair of the Professional Diversity Network. Additionally she serves on several not–for–profit boards, including the Joffrey Ballet of Chicago and the Milken Institute Center for Financial Markets Public Finance Advisory Council. Ms. Shea was a founding member of Women in Public Finance, a women’s professional organization founded in 1996, and has been designated a Board Leadership Fellow by the National Association of Corporate Directors.
26 Assured Guaranty 2022 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee consists of six members of the Board of Directors. After reviewing the qualifications of the current members of the Audit Committee and any relationships they may have with our Company that might affect their independence from our Company, the Board of Directors has determined that:
•each Audit Committee member is independent, as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, and the NYSE listing standards, of our Company and our management;
•each Audit Committee member is financially literate, as contemplated by the NYSE listing standards; and
•five Audit Committee members, Mss. Howard and Shea and Messrs. Buhl, Jones and O'Kane, are audit committee financial experts, as that term is defined under Item 407(d) of Regulation S-K.
The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website at www.assuredguaranty.com/governance. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process; our compliance with legal and regulatory requirements and ethics programs as established by management; the system of internal accounting and financial controls; the audit process; the role and performance of our internal audit process; and the performance, qualification and independence of our independent auditor.
The Audit Committee annually evaluates the performance of our Company’s independent auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and the financial statements of our Company. The Audit Committee selects the independent auditor for the Board of Directors to recommend to the shareholders to appoint. Our Company’s current independent auditor is PricewaterhouseCoopers LLP, which we refer to as PwC.
PwC has served as our independent auditor since 2003. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company, including higher quality audit work and accounting advice, due to PwC’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework and operational efficiencies.
Subject to our Company’s shareholders’ statutory right to set the terms of engagement for our independent auditor, including setting the remuneration of the independent auditor and authorizing the Board of Directors, through the Audit Committee, annually to set such terms of engagement, the Audit Committee contracts with and sets the fees paid to our independent auditor. The fees for services for PwC’s audit services the past two fiscal years are set forth under Proposal No. 3: Appointment of Independent Auditor. Audit fees relate to professional services rendered for the audit of our consolidated financial statements, audits of the U.S. GAAP and statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and U.S. GAAP and statutory financial statements of certain subsidiaries and audit of internal control over financial reporting as required under Sarbanes Oxley Section 404.
The Audit Committee also determines that the non-audit services provided to our Company by the independent auditor are compatible with maintaining the independence of the independent auditor. The Audit Committee’s pre-approval policies and procedures are discussed under Proposal No. 3: Appointment of Independent Auditor.
The Audit Committee annually conducts an evaluation of the independent auditor to determine if it will recommend the retention of the independent auditor. The Audit Committee is also involved in evaluating the qualifications and performance of the engagement team and lead partner. As part of the evaluation of the independent auditor, the engagement team and lead partner, the Audit Committee surveys select Company management and all members of the Audit Committee to evaluate the historical and recent performance of the independent auditor and to determine if the independent auditor is meeting our Company’s expectations. Among other things, the Audit Committee considers PwC’s independence, professional skepticism and objectivity, the quality and candor of PwC’s communications with the Audit Committee and management, the quality and efficiency of the services provided by PwC, and the depth of PwC’s understanding of the Company’s business, operations and systems, including the potential effect on the financial statements of major risk and exposures facing the Company. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditor describing:
•the firm’s internal quality-control procedures;
•any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation of the firm by governmental or professional authorities, within the preceding five years, and any steps taken to deal with any such issues; and
•an assessment of the independent auditors’ independence and relationships between the independent auditor and the Company.
27 Assured Guaranty 2022 Proxy Statement

The Audit Committee is also involved in evaluating the qualifications and performance of the engagement team and the lead partner. The Audit Committee considers the experience of the independent auditor in auditing companies in the financial guaranty insurance industry and considers the effect of changing independent auditors when assessing whether to retain the current independent auditor. Based upon the foregoing, and in light of the quality of audit services and sufficiency of resources provided, the Audit Committee believes choosing PwC as our Company’s independent auditor would be in the best interest of the Company and its shareholders and recommends the retention of PwC as our Company’s independent auditor for 2022.
Our Company’s management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits our year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors. We have also retained Ernst & Young LLP, which we refer to as EY, to provide services to support our Company’s internal audit program and compliance with Section 404 of the Sarbanes Oxley Act of 2002.
During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee:
•reviewed and discussed the audited financial statements contained in the Form 10-K with management and PwC;
•reviewed and discussed our quarterly earnings press releases and related materials;
•reviewed the overall scope and plans for the internal and independent audits and the results of such audits;
•reviewed critical accounting estimates and policies and the status of our loss reserves;
•reviewed and discussed our compliance with our conflict of interest, regulatory compliance and global code of ethics policies with the General Counsel, Chief Compliance Officer and/or Deputy Compliance Officer;
•reviewed and discussed our enterprise risk management and insurance underwriting with the Chief Risk Officer, the Chief Surveillance Officer and the Chief Credit Officer, coordinating the oversight of enterprise risk management and insurance underwriting with the Risk Oversight Committee;
•reviewed and discussed cybersecurity and privacy matters with our Chief Information Security Officer;
•reviewed and discussed the impact of the continuing COVID-19 pandemic on our insurance segment and our asset management segment;
•reviewed and discussed the impact on IT resources, cybersecurity, audit procedures and our internal controls of the remote work environment resulting from the continuing COVID-19 pandemic as well as the hybrid office / work-from-home environment adopted by the Company upon the return of its employees to the office;
•reviewed our compliance with the requirements of Sarbanes Oxley Section 404 and our internal controls over financial reporting, including controls to prevent and detect fraud;
•reviewed our whistleblower policy and its application;
•discussed with PwC all the matters required to be discussed by U.S. GAAP, including the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC, such as:
–PwC’s judgments about the quality, not just the acceptability, of our Company’s accounting principles as applied in our financial reporting;
–methods used to account for significant unusual transactions;
–the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
–the process used by management in formulating particularly sensitive accounting estimates and the basis for PwC’s conclusions regarding the reasonableness of those estimates;
–disagreements with management (of which there were none) over the application of accounting principles, the basis for management’s accounting estimates, and disclosures in the financial statements; and
–any significant audit adjustments and any significant deficiencies in internal control;
•reviewed and discussed with PwC the critical audit matter (CAM) as disclosed in their audit report on our consolidated financial statements;
•reviewed all other material written communications between PwC and management; and
28 Assured Guaranty 2022 Proxy Statement

•discussed with PwC their independence from our Company and management, including a review of audit and non-audit fees, and reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence.
At each quarterly meeting, EY has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviews the results of internal audits and the overall internal audit program.
At each meeting, the Audit Committee meets in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our internal controls and overall financial reporting. Similar executive sessions are held at least semi-annually with representatives of EY. In addition, the Audit Committee meets regularly with certain members of senior management in separate sessions.
Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company’s management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2021 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K.
The foregoing report has been approved by the Audit Committee.
Bonnie L. Howard, Chair
G. Lawrence Buhl
Thomas W. Jones
Michelle McCloskey
Michael T. O'Kane
Courtney C. Shea
29 Assured Guaranty 2022 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
CD&A ROADMAP

Summary _______________________________	31
2021 Achievements Highlights _____________	31
Our Total Shareholder Return _____________	33
2021 Results Against Financial Performance Targets _____________________________	35
Snapshot of Our CEO’s 2021 Compensation _	35

Executive Compensation Program Structure and Process __________________________	36
Overview of Philosophy and Design ________	36
Shareholder Outreach on Our Executive Compensation Program ________________	38
The Decision-Making Process _____________	39
Components of Our Executive Compensation Program ____________________________	40

CEO Performance Review _________________	48
Overview ______________________________	48
Base Salary ___________________________	49
Cash Incentive _________________________	49
Equity Compensation ____________________	55
Perquisites ____________________________	56

Other Named Executive Officer Compensation Decisions ____________________________	56
Non-Financial Objectives and Achievements of the Other Named Executive Officers ____	56

Compensation Decisions for the Other Named Executive Officers _______________________	58

Separation Agreement ______________________	59
2021 Executive Compensation Conclusion______	60
Compensation Governance __________________	60
The Role of the Board’s Compensation Committee _____________________________	60
The Role of the Independent Consultants ______	60
Executive Compensation Comparison Group ___	61
Executive Officer Recoupment Policy and Related Forfeiture and Termination for Cause Provisions _____________________________	61
Share Ownership Guidelines ________________	62
Anti-Hedging Policy _______________________	63
Anti-Pledging Policy _______________________	63
Award Timing ____________________________	63

Post-Employment Compensation _____________	64
Retirement Benefits _______________________	64
Severance ______________________________	64
Change in Control Benefits _________________	64

Tax Treatment _____________________________	64
Non-GAAP Financial Measures _______________	65

30 Assured Guaranty 2022 Proxy Statement

SUMMARY
Our executive compensation program is designed to attract and retain talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value.
The Compensation Committee assesses performance using pre-established measures of success that are tied to our key business strategies. This approach encourages balanced performance, measured relative to financial and non-financial goals as well as measures of shareholder value, and discourages excessive risk taking or undue leverage by avoiding too much emphasis on any one metric, or on short-term results.
In 2021 we exceeded all but one of the six financial performance targets set by our Compensation Committee at the beginning of the year, in each case also exceeding prior year performance. We also enjoyed substantial success in achieving the non-financial goals set by our Compensation Committee at the beginning of the year.
2021 Achievement Highlights
More than five years of difficult and complex negotiation and litigation over defaulted insured Puerto Rico exposures finally bore fruit in 2021. We completed two plan support agreements with the Federal Oversight Management Board for Puerto Rico and other important stakeholders in 2021, covering 74% of the Puerto Rico debt outstanding on December 31, 2021. This led directly to to the resolution just last week of a significant portion of our insurance exposure to Puerto Rico -- approximately $1.3 billion of net par outstanding at December 31, 2021. With the resolution of our Puerto Rico exposures so much more likely when we closed our books for the year, we were able to take a benefit against our expected losses related to Puerto Rico that was the primary driver of the $204 million economic benefit against our expected losses in the public finance sector.
Similarly, more than a decade of hard work with servicers in our legacy residential mortgage backed securities (which we refer to as RMBS) portfolio to encourage the servicers to keep borrowers in their homes through modifications and forbearances and to maintain liens on the homes continued to pay off in 2021 as ongoing home price appreciation improved expected recoveries and performance of our insured RMBS portfolio, which, over the year, resulted in an economic benefit against our expected losses of $100 million.
Together, the many-years-long loss mitigation efforts for our Puerto Rico and legacy RMBS exposures contributed substantially to our 2021 net income of $389 million and our 2021 adjusted operating income* of $470 million, or $5.23 and $6.32 per share, respectively. Our 2021 net income per share increased by nearly 25% from 2020, and our 2021 adjusted operating income per share more than doubled from 2020. By year-end 2021, our shareholders’ equity attributable to Assured Guaranty Ltd. per share, adjusted operating shareholder’s equity* per share and adjusted book value* per share all reached record levels, at $93.19, $88.73 and $130.67, respectively. Our share price rose 59.4% from $31.49 at year-end 2020 to $50.20 at year-end 2021.
These results were driven in part by our successful pursuit of all of our primary business strategies:

We achieved robust new business production in our insurance segment despite historically low interest rates, with contributions from our U.S. public finance, non-U.S. public finance (including infrastructure) and global structured finance business.
•Gross written premiums were $377 million, while our new business production in the insurance segment, a non-GAAP financial measure we refer to as PVP,* was $366 million.
•In U.S. public finance, our primary insurance market, we insured 5.0% of par issued out of the entire U.S. new issue municipal market, up substantially from 4.4% in 2020, and the most since 2011. With a more than 60% share of new-issue insured par, we led the municipal bond insurance industry to its highest market penetration in a dozen years.
•Also in the U.S. public finance market, we insured 48 transactions with over $100 million of par, more than in any full year over the past decade and a nearly 25% increase from the 39 such transactions we insured in 2020. (We focus on such transactions as a good barometer of institutional demand for our product.)
•In the non-U.S. public finance market, we generated $79 million of PVP.
•In the structured finance market, we produced nearly $47 million of PVP, the second-highest PVP in over a decade (excluding a portfolio reinsurance transaction).

*    Adjusted operating shareholder’s equity, adjusted book value, adjusted operating income and PVP are non-GAAP financial measures. An explanation of these measures, which are considered when setting compensation for our senior leadership team, and a reconciliation to the most comparable GAAP measures, may be found on pages 102 to 106 of our Annual Report on Form 10-K for the year ended December 31, 2021.
31 Assured Guaranty 2022 Proxy Statement

We continued to develop our Assured Investment Management (AssuredIM) brand.
•Despite the COVID-19 pandemic, we raised $3.0 billion of inflows of third-party AUM.
•We issued $2.6 billion in new collateralized loan obligations, which we refer to as CLOs.
•As a result of both inflows of third-party AUM and ending certain rebates, we increased our fee-earning assets under management by 28%.
•In addition, we are using the knowledge base and experience of AssuredIM to expand the categories and types of investments included in our investment portfolio. Capital invested in AssuredIM funds generated $80 million in pretax equity in earnings, nearly double the $42 million generated in 2020, and representing a blended return of 20.8% in 2021.

We further managed our capital, by returning excess capital to our shareholders and by reducing the average coupon on $600 million of long-dated debt by issuing new debt.
•We returned approximately $562 million during 2021 through repurchasing Common Shares ($496 million) and distributing dividends ($66 million).
•Over the last nine years, we have distributed approximately $4.8 billion to our shareholders through Common Share repurchases and dividends; and we have repurchased approximately 68% of our Common Shares outstanding at December 31, 2012, which was just before we began our Common Share repurchase program. In 2021 alone, we repurchased approximately 14% of the Common Shares we had outstanding at the beginning of 2021.
•We issued $500 million of 10-year Senior Notes at a rate of 3.15% in May and issued $400 million of 30-year Senior Notes at a rate of 3.6% in August. Most of the proceeds of these debt offerings were used to redeem $600 million of long-dated debt obligations, and the remaining proceeds were used primarily for share repurchases. We reduced the average coupon on $600 million of our debt from 5.89% to 3.35%.

We achieved these results despite a persistently challenging business environment.
•The uncertainty and travel and face-to-face meeting restrictions caused by the continuing COVID-19 pandemic made it more difficult to conduct business in some of our markets.
•Over the last several years, municipal bond yields have been at historically low levels, making our insurance product less attractive to issuers. The 30-year AAA Municipal Market Data (MMD) rate is a measure of interest rates in the Company’s largest financial guaranty insurance market, U.S. public finance. The 30-year AAA MMD rate started 2021 at 1.39% and remained mostly steady ending the year at 1.49%. The average rate for the year was 1.54%, below the 1.71% average for the prior year and a new historical low. The level of interest rates influences how high a premium our Company can charge for our financial guaranty insurance product, with lower interest rates generally lowering the premium rates we may charge.
•The difference, or credit spread, between the 30-year A-rated General Obligation (GO) relative to the 30-year AAA MMD averaged 33 basis points, which we refer to as bps, in 2021--down from 42 bps in 2020. BBB credit spreads measured on the same basis averaged 70 bps in 2021, significantly tighter than the 121 bps average in 2020. Both the A and BBB credit spreads are at their narrowest levels in over a decade. A narrower credit spread is one factor that may restrict the level of premiums our Company can charge for our financial guaranty insurance product.
•We also continued to face pricing competition in certain segments of the financial guaranty market from another financial guaranty insurer that serves a smaller portion of the market than we serve.
The achievements described in this section even in the face of this environment were important considerations for the Compensation Committee in determining the compensation of our named executive officers for the 2021 performance year.
32 Assured Guaranty 2022 Proxy Statement

Our Total Shareholder Return
The table and chart below depict the cumulative TSR in dollars on our Common Shares from December 31, 2016 through February 28, 2022, relative to the cumulative TSR of the Russell Midcap Financial Services Index, S&P 500 Stock Index, S&P 500 Financials Index and our current executive compensation comparison group over the same period. (Our current executive compensation comparison group is described below under “Compensation Governance—Executive Compensation Comparison Group.”) The table and chart depict the value on December 31 of each year from 2016 through 2021, and on February 28, 2022, of a $100 investment made on December 31, 2016, with all dividends reinvested.

Our Compensation Committee has long recognized that, as the only public company still writing financial guaranty business, it is difficult for us to identify companies or indices with companies that experience business environments similar to ours, and to which we can compare our performance, including our TSR. For example, developments related to Puerto Rico appear to have had a much larger influence on our TSR than on that of any of the indices or groups to which we compare ourselves. We have substantial insured exposure to general obligation bonds of the Commonwealth of Puerto Rico and various obligations of its related authorities and public corporations. Many of these entities have defaulted on their payment obligations, and we are paying claims related to such payment defaults. We believe that developments relating to our Puerto Rico exposure have had a strong influence on the price of our shares. This appears to have contributed to volatility of our share price. On January 18, 2022, the plan of adjustment covering $1.2 billion, or 34% of our insured net par outstanding of Puerto Rico exposures as of December 31, 2021, was approved. Then, on January 20, 2022, orders were entered finalizing the consensual modification for another $168 million of our insured Puerto Rico exposure outstanding as of December 31, 2021. On February 24, 2022, we announced in our earnings release the impact of these developments on our 2021 consolidated financial statements. We believe it is instructive to look at the TSR measurements not only at December 31 of each year, but also at February 28, 2022 (the last trading day in February), when the price of our shares reflected the impact of 2021 developments related to Puerto Rico announced on February 25, 2022. As can be seen, when measured through February 28, 2022, our TSR essentially kept pace with most of the financial indices to which we compare ourselves, and exceeded our current executive compensation comparison group by nearly 50%.

Cumulative Total Shareholder Return
(12/31/16 - 2/28/22)
$250
$200
$150
$100
$50
12/31/16
12/31/17
12/31/18
12/31/19
12/31/20
12/31/21
02/28/22
Assured Guaranty
Executive Compensation Comparison Group
S&P 500 Index
S&P 500 Financial Index
Russell MidCap Financial Services Index

Calculated from total returns published by Bloomberg.

33 Assured Guaranty 2022 Proxy Statement

Cumulative TSR from 12/31/16	Assured Guaranty	Executive Compensation Comparison Group	S&P 500 Index	S&P 500 Financials Index	Russell MidCap Financial Services Index
12/31/2016	100.00	100.00	100.00	100.00	100.00
12/31/2017	90.96	114.10	121.82	122.14	116.62
12/31/2018	104.56	97.49	116.47	106.21	104.91
12/31/2019	136.07	130.66	153.13	140.30	140.11
12/31/2020	89.89	129.22	181.29	137.83	147.03
12/31/2021	145.94	160.02	233.28	185.90	199.75
02/28/2022	180.15	153.76	214.58	183.48	194.82
 Calculated from total returns published by Bloomberg.

The chart and table above compare our TSR based on a start date of December 31, 2016. Another way to compare our TSR to our current executive compensation comparison group is to examine how our TSR compares over various periods ending on February 28, 2022, after the price of our shares reflected the impact on our financial statements of our 2021 accomplishments. (Our current executive compensation comparison group is described below under “Compensation Governance—Executive Compensation Comparison Group.”) The chart and table below show our cumulative TSR over the previous 14 months, 38 months and 62 months, with an end date of February 28, 2022, compared to that of our current executive compensation comparison group. On this basis, our TSR is more than five times that of our current executive compensation comparison group over the previous 14 months, and materially exceeds that of our current executive compensation comparison group over 38 months and 62 months.

Assured Guaranty TSR versus
Executive Compensation Comparison Group
Average TSR
100%
80%
60%
40%
20%
0%
62 months
38 months
14 months
Executive Compensation Comparison Group Average TSR
Assured Guaranty TSR

Total Shareholder Return Comparison

Period Ending 02/28/2022	Executive Compensation Comparison Group Average TSR	Assured Guaranty TSR
14 months	18.99%	100.42%
38 months	57.72%	72.29%
62 months	53.76%	80.15%
Calculated from total returns published by Bloomberg.
34 Assured Guaranty 2022 Proxy Statement

2021 Results Against Financial Performance Targets
We exceeded all but one of the six 2021 financial performance targets set by the Compensation Committee at the beginning of the year, and in each of those instances exceeded the 2020 actual results. The table below summarizes our 2021 results against the 2021 targets for the financial performance measures. The financial performance measurements are explained in more detail below under “Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation”.

FINANCIAL PERFORMANCE MEASURES	2021 TARGETS	2021 RESULTS	BELOW TARGET	ABOVE TARGET

Core Operating Income per Diluted Share*	$3.62	$5.91

Core Operating Return on Equity*	4.6%	7.3%

Core Operating Shareholders’ Equity per Share*	$82.90	$88.26

Core Adjusted Book Value per Share*	$122.60	$130.33

PVP	$475 million	$361 million

Gross Third-Party Assets Raised	$2.7 billion	$3.0 billion

*    Five of the six financial targets are based on non-GAAP financial measures and four of the six are labeled “core” to distinguish them from similar non-GAAP financial measures. The four “core” measures have been adjusted to exclude the impact of consolidating certain variable interest entities and similar entities, which we refer to as VIEs, while the similar non-core measures have not been so adjusted. We include below under “Non-GAAP Financial Measures” a description of the adjustments we make to the most comparable GAAP financial measures to arrive at these measures.
Snapshot of Our CEO’s 2021 Compensation
For 2021, 89.5% of Mr. Frederico’s compensation constituted incentive compensation: 28.9% of his compensation was in the form of a performance-based cash incentive that was awarded based on measuring his performance against financial performance targets and non-financial objectives set at the beginning of the year, and 60.6% was in the form of a long-term equity-based incentive, with 60% of that equity award dependent on performance relative to our pre-established objectives for 2022 to 2024. The allocation between his fixed and incentive compensation for the 2021 performance year increased to 89.5% incentive compensation from 88.9% for the 2020 performance year.
Mr. Frederico received a compensation package for the 2021 performance year that was 6.5% higher than the one he received for the 2020 performance year, reflecting our strong financial and share price performance and the achievement of non-financial strategic objectives that position us for future growth and our successful transformation into a financial services company with a dual focus on financial guaranty and asset management. The increase should also be viewed in the context of Mr. Frederico's compensation package for the 2020 performance year being 4.2% lower than the one he received for the 2019 performance year, and his 2021 compensation package being only 1.9% higher than his 2019 compensation package.
•Mr. Frederico’s cash incentive compensation increased by 16.0% from the prior year, largely as a function of the financial performance goal scores awarded by the Compensation Committee. As a result of meeting all but one of the six financial performance targets set by the Compensation Committee, the Compensation Committee awarded Mr. Frederico a weighted score on his financial performance targets of 82.1%, considerably above his score of 61.4% for 2020, when only three of the six financial performance targets were met. The Compensation Committee awarded him a similar weighted score on his non-financial objectives for 2021, 56.1% for 2021 compared to 57.8% for 2020. Mr. Frederico’s total achievement score for 2021 was 138.2%, substantially above his score of 119.2% for 2020, but still below his total achievement score of 149.1% for 2019.
•The Compensation Committee considered the appropriate amount of long-term incentive equity compensation to award Mr. Frederico in recognition of our significant achievements despite the continued disruption of COVID-19 and the extraordinarily low interest rates of 2021. In recognition of these accomplishments and the Compensation Committee’s strong desire that Mr. Frederico continue his leadership as we transform our Company into a more diversified financial services company with a dual focus on financial guaranty insurance and asset management, the Compensation Committee granted Mr. Frederico long-term equity compensation with a target nominal value of $7,250,000, an increase of $250,000 from his grant for the 2020 performance year.
35 Assured Guaranty 2022 Proxy Statement

Mr. Frederico’s compensation package for 2021, 2020 and 2019 were composed of the following:

■	Performance-Based Equity[1]
■	Time-Based Equity[1]
■	Performance-Based Cash Incentive
■	Fixed Compensation-Base Salary

	2021 Performance Year Compensation		2020 Performance Year Compensation		Change from 2020 to 2021 Perf. Year
Fixed Compensation—Base Salary (1)	$ 1,250,000		$ 1,250,000		—%
Incentive Compensation
Cash Incentive Compensation	$ 3,454,988		$ 2,979,625		16.0%
Long-Term Performance-Based Equity	$ 4,350,000	(2)	$ 4,200,000	(2)	3.6%
Long-Term Time-Based Equity	$ 2,900,000	(2)	$ 2,800,000	(2)	3.6%
Total Direct Compensation	$11,954,988		$11,229,625		6.5%
(1)    Mr. Frederico’s base salary for each of the 2021 and 2020 performance years was established at the beginning of such performance year, in February. Accordingly, Mr. Frederico’s 2021 base salary was established in February 2021.
(2)    Represents the Compensation Committee’s target nominal value for the relevant performance year. The number of units granted is calculated by dividing such value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on the date of grant.
The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table below and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee linked Mr. Frederico’s compensation and its components to our performance results and his achievements for the prior year.
EXECUTIVE COMPENSATION PROGRAM STRUCTURE AND PROCESS
Overview of Philosophy and Design
Our executive compensation program applies to our CEO, each of our other executive officers, and our other senior managers reporting directly to our CEO, all of whom together we refer to as our senior leadership team. Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate the talented individuals needed to lead and grow our Company’s business. We maintain an ongoing dialog with our shareholders and incorporate their feedback into our program so that the program is aligned with their interests.
36 Assured Guaranty 2022 Proxy Statement

The guiding principles of our program are:

Pay for Performance	Accountability	Alignment	Retention
by providing an incentive for exceptional performance and the possibility of reduced compensation if executives are unable to successfully execute our strategies	for short- and long- term performance	with shareholder interests	of highly qualified executives with financial guaranty and asset management experience
We Align Pay With Performance
Our program rewards the performance of our senior leadership team, who are directly responsible for our operational results, with a higher proportion of variable and performance-based compensation than it rewards lower level executives. We use a mix of variable at-risk compensation with different time horizons and payout forms to provide an incentive for both annual and long-term sustained performance, in order to maximize shareholder value in a manner consistent with our Company’s risk parameters. The Compensation Committee assesses the performance of our senior leadership team from both a financial and a non-financial perspective, using pre-established goals.
Members of our senior leadership team are eligible to receive an annual cash incentive, which is based on their performance against pre-established goals over the previous year. They may also receive a long-term equity incentive, the majority of which is performance-based and cliff vests at the end of a three-year performance period, and the remainder of which is time-based and cliff vests at the end of a three-year period. The long-term equity incentive is structured to encourage retention and a long-range mindset.
Executive Compensation Is Closely Tied To Long-Term Performance
The compensation program is structured with upside potential for superior executive achievements, but also the possibility of reduced compensation if members of our senior leadership team do not successfully execute our Company’s strategies. By increasing our senior leadership team’s motivation to enhance shareholder value over the long term, our compensation program aligns their incentives and shareholder interests.
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For the 2021 performance year, we maintained the same structure for the compensation package for our senior leadership team as we did for the 2020 performance year:

Principal Elements of Executive Compensation Package	Purpose
Base Salary	Based on responsibilities, skill set and experience, and market measures
Cash Incentive Compensation	Cash reward for performance against annual financial performance targets and progress against strategic non-financial objectives that we expect to drive our growth over the medium to long term
Equity Incentives
60% in performance restricted share units, which we refer to as PSUs, that may be earned over a 3-year performance period based on performance targets, and are paid at the end of the 3-year performance period if particular performance targets are achieved, with half of the PSUs (or 30% of the long-term equity incentive) being based on growth in our Core Adjusted Book Value per share, and half of the PSUs (or 30% of the long-term equity incentive) being based on our TSR, relative to the 55th percentile of the Russell
Midcap Financial Services Index

40% in restricted share units, which we refer to as RSUs,
that cliff vest at the end of a 3-year period

Shareholder Outreach on Our Executive Compensation Program
For the past several years, we have actively engaged with our shareholders in order to obtain their feedback on our executive compensation program. In May 2018, after negative recommendations from the two leading proxy advisory firms, only 60% of the Common Shares voting approved our say-on-pay proposal. Following that 2018 say-on-pay vote, we sought to engage with our shareholders with respect to the changes we proposed to make to the executive compensation program in response to the recommendations from the two leading proxy advisory firms and the say-on-pay result, and based on advice from FW Cook. As part of that process and our continued dialogue with shareholders, we contacted holders of an aggregate of over 77% of our Common Shares (which comprised every shareholder holding more than 0.16% of our outstanding shares). Based on the feedback from our shareholders and advice from FW Cook, we made a number of structural changes to our executive compensation program in 2019:
•With respect to the short-term cash incentive compensation, we reduced the CEO’s target individual cash multiple to 2.0x from 2.5x and introduced negative discretion for scoring the achievement of financial performance targets that were set below prior year actual results.
•With respect to the long-term equity compensation, we increased the amount dependent on performance measures from 50% to 60% and introduced the two new types of PSUs described above.
•We also ended our reimbursement of executives for the cost of financial planning.
In May 2019, after we made these structural changes to our executive compensation program based on discussions with our shareholders and advice from FW Cook, investors holding over 93% of the Common Shares voting approved our say-on-pay proposal at our Annual General Meeting. Then, in May 2020, and with respect to an unchanged executive compensation program, investors holding over 93% of the Common Shares voting once again approved our say-on-pay proposal at our Annual General Meeting. In light of this positive feedback, we made only one change to our compensation program for the 2020 performance year, adding a new financial performance measure related to our asset management business.
In late 2021 and into early 2022, we again sought to engage with our shareholders with respect to compensation matters. We contacted holders of an aggregate of nearly 85% of our outstanding Common Shares (which comprised every shareholder holding more than 0.1% of our outstanding Common Shares) and offered to discuss our executive compensation program. The holders of approximately 24% of our outstanding Common Shares specifically responded that they did not need to speak with us because they had no concerns about our executive compensation program, which we have not changed from last year except to expand our recoupment policy.

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The Decision-Making Process
Our Compensation Committee, composed solely of independent directors, is responsible for all decisions regarding the compensation of our senior leadership team, including our CEO. Our Compensation Committee works closely with FW Cook, the Chair of our Board and management to examine pay and performance matters throughout the year, and consults with our Board prior to making final compensation decisions.
Our Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions. Our Compensation Committee believes its process, described below, is an effective way to assess the performance, risk management and leadership demonstrated by Mr. Frederico and other members of our senior leadership team.
•In August and November, our Compensation Committee reviews our year-to-date performance against our business plan, our financial performance, and the progress of each member of our senior leadership team against individual performance goals.
•In November, our Compensation Committee reviews and approves the metrics and goals in our performance framework and reviews certain performance goals of each member of our senior leadership team for the upcoming year, and begins to formulate its compensation decisions with respect to current year performance. The metrics and goals our Compensation Committee sets in November for the upcoming year are based in part on estimates of the full year performance.
•In February, our Compensation Committee meets twice. It first meets in early February to receive and review our final results and to evaluate the performance of members of our senior leadership team for the previous calendar year, which we refer to as the performance year, against that performance year’s goals. Our Compensation Committee formulates its preliminary compensation decisions for members of the senior leadership team with respect to that year’s performance, along with the performance goals for each member of our senior leadership team for the coming year. Later in February, our Compensation Committee discusses with other Board members its preliminary compensation decisions for the previous year and the performance goals for each member of our senior leadership team for the coming year, and then makes its final decisions with respect to those matters. Our CEO is not present when our Compensation Committee goes into executive session to evaluate his performance and determine his compensation.
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In making its compensation decisions, our Compensation Committee follows a five-step approach:

Step 5:
Seek input from the independent consultant
concerning CEO pay.

Our Compensation Committee considers FW Cook’s analysis of the compensation paid to executive officers in our executive compensation comparison group when evaluating the compensation of our senior leadership team. The role of FW Cook is described in more detail below under “Compensation Governance—the Role of the Independent Consultants.”

Step 4: Analyze trends among comparison companies. Our Compensation Committee considers market pay levels and trends based on information FW Cook provides about comparison companies.

Step 3:
Review the individual performance and contributions of each member of our senior leadership team.

Our Compensation Committee reviews the individual performance objectives for our CEO and each other member of our senior leadership team, and assesses each person’s performance and contributions. For the members of our senior leadership team other than our CEO, our Compensation Committee considers individual performance assessments and compensation recommendations from our CEO, as well as succession planning and retention issues in this unique segment of the financial services industry.

Step 2:
Assess Company Performance.

Our Compensation Committee reviews our corporate financial performance targets for the performance year and discusses our full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, and the quality of the financial results.

Step 1:
Establishment of financial performance goals and
non-financial objectives.

At or prior to the beginning of each performance year, our Compensation Committee discusses our Company’s business plan at length and establishes corporate financial goals for the upcoming performance year. Our Compensation Committee also discusses the strategic direction of our Company and establishes non-financial objectives it expects to drive our growth over the medium to long term.

Components of Our Executive Compensation Program
For the 2021 performance year, the compensation package for our senior leadership team again consists of three principal elements: base salary, cash incentive compensation and long-term equity incentives. Our practice is to review the components of our executive compensation package separately and monitor the total of the various components. We consider each component and the total against our compensation objectives described in “Overview of Philosophy and Design.” Decisions related to one compensation component (e.g., cash incentive compensation) generally do not materially affect decisions regarding any other component (e.g., long-term equity incentives) because the objectives of each element differ. Due to the seniority of the members of our senior leadership team, variable pay elements are emphasized, but no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered to the members of our senior leadership team through any particular compensation element.
Base Salary
Our Compensation Committee establishes the base salary of each member of our senior leadership team in consultation with FW Cook. We believe base salary is necessary to attract and retain key executives by providing appropriate compensation that is based on position, experience, scope of responsibility and performance. Base salary provides liquidity to our each member of our senior leadership team and balances the levels of guaranteed pay with at-risk pay to properly manage our compensation-related risk. The amount is based on the responsibilities, skills and experience of each member of our senior leadership team, as well as market measures. The level of the base salary of each member of our senior leadership team reflects our Compensation Committee’s view of the contribution that executive has consistently made to our Company’s success over several years, the continuing importance of that executive to our Company’s future, and the difficulty and expense of replacing that executive with one of a similar caliber. Our Compensation Committee does not guarantee salary adjustments on an annual basis; in fact, our CEO’s base salary was last adjusted in February 2017. Base salary is set toward the beginning of the year and is paid to each member of our senior leadership team for ongoing performance throughout the year. For the 2021 performance year, our Compensation Committee established the base salaries of our senior leadership team in February 2021.
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Cash Incentive Compensation
Unlike base salary, which is set at the beginning of the year in which it is paid, cash incentive compensation is determined after the end of the performance year to which such compensation relates. For the 2021 performance year, our Compensation Committee determined the amount of the cash incentive compensation in February 2022.
Our Compensation Committee uses a formula to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation is determined based on the extent to which the members of the senior leadership team achieve certain pre-established performance targets; 67% is tied to the achievement of six financial performance targets and 33% is tied to the achievement of non-financial objectives.
Our Compensation Committee considers the six financial performance targets to be important in assessing our Company and the performance of our senior leadership team; for all but one of our named executive officers, each target has a weighting of 11.17% (for a total of 67%). Five of the financial performance targets are based on non-GAAP financial measures that are described below under “Non-GAAP Financial Measures.”
Similar to the financial performance goals, the non-financial objectives also relate to matters that are important to our business. Our Compensation Committee believes the qualitative objectives are necessary to fully evaluate the annual achievements that benefit our shareholders, and it does not individually weight the non-financial objectives because it believes it is more appropriate to evaluate the level of achievement of all of the non-financial objectives in their totality.
We provide a diagram of our formula for awarding our annual cash incentive compensation below:

The financial performance targets for 2021 for all the members of our senior leadership team, including Mr. Frederico, our CEO, are set out below. The non-financial objectives for Mr. Frederico are set out below under “CEO Performance Review—Cash Incentive—Mr. Frederico’s Non-Financial Objectives”, while certain of the non-financial objectives for the named executive officers other than Mr. Frederico are discussed below under “Compensation Decisions of Other Named Executive Officers.” For the 2021 performance year, the financial performance targets and the non-financial objectives for the named executive officers were established in February 2021, and the Compensation Committee determined the extent to which they had been satisfied in February 2022.
Five of the six financial goals are based on non-GAAP financial measures and four of those five are labeled “core” to distinguish them from similar non-GAAP financial measures. The four “core” measures have been adjusted to exclude the impact of consolidating certain variable interest entities and similar entities, which we refer to as VIEs, while the similar non-core measures have not been so adjusted. We include below under “Non-GAAP Financial Measures” a description of the adjustments we make to the most comparable GAAP financial measures to arrive at these measures.
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2021 Financial Performance Measures

Core operating income per diluted share
enables us to evaluate the amount of income we are generating in our business without certain items, primarily non-economic fluctuations and movements in fair value, foreign exchange movements related to long dated receivables and payables, and other adjustments, as well as removing the impact of consolidating VIEs.

Core operating ROE

represents core operating income for a specified period divided by the average of core operating shareholders’ equity at the beginning and the end of that period. This measure enables us to evaluate our return on equity.

Core operating shareholders’ equity per share

presents our equity excluding non-economic fair value adjustments as well as the impact of consolidating VIEs. Core operating shareholders’ equity per share is the basis of the calculation of core adjusted book value, which we refer to as Core ABV, per share, as described below.

Core ABV per share

reflects our core operating shareholders’ equity, plus unearned premiums in excess of expected losses, plus future estimated revenues from contracts other than financial guaranty insurance contracts (such as specialty insurance contracts and credit derivatives), less deferred acquisition costs. This measure enables us to measure our intrinsic value, excluding our franchise value.

PVP	represents the estimated value of new business production in our insurance segment. PVP takes into account upfront premiums and the present value of estimated future installment premiums using a consistent discount rate on all new contracts written in a reporting period.

Gross third-party assets raised
represents the gross increase in AUM, from sources other than our subsidiaries (but includes assets from employees and former employees). It represents sales of CLOs, as well as gross increases in funded and unfunded commitments in funds managed by AssuredIM, which we refer to as AssuredIM Funds, during the year. Gross third-party assets raised would also include gross third-party assets obtained in strategic transactions. Gross third-party assets raised increases the total AUM on which we earn recurring asset management fees. We also sometimes refer to this measure as inflows of third-party AUM.

At the beginning of a performance year, our Compensation Committee assigns each member of our senior leadership team an Individual Target Cash Incentive Amount, which is calculated as a multiple of that executive’s base salary, and which we refer to as the Individual Target Cash Incentive Multiple. The amounts of the base salary and Individual Target Cash Incentive Multiples are set based on the executive’s position and level of responsibility, historic pay level, importance to the future strategic direction of our Company and FW Cook’s advice about the compensation practices of companies in our comparison group.
For the 2021 performance year, our Compensation Committee assigned each of the named executive officers an Individual Target Cash Incentive Multiple of 2.0x, the same as last year.
Then, at the end of a performance year, for each member of our senior leadership team, our Compensation Committee calculates and aggregates the weighted achievement scores for the financial performance measures and the individual non-financial objectives. When assessing the level of achievement and assigning scores for the year, our Compensation Committee takes into account the difficulty of achieving particular targets or objectives. Our Compensation Committee has discretion to assign achievement scores of up to 200% for outstanding performance and achievement scores of down to 0% for performance below target, based on its view of the level of achievement attained for each financial performance target, and for the non-financial objectives taken as a whole. With the weightings the Compensation Committee has established for each component of the calculation aggregating 100% overall, the maximum total overall weighted score achievable is 200%, and since the Individual Target Cash Incentive Multiple for each of our named executive officers is 2.0x, the maximum short-term incentive opportunity for each of our named executive officers is 4x their base salary. For the 2018 performance year, in response to the previous year's say-on-pay vote result, shareholder feedback and the advice of FW Cook, the Compensation Committee reduced Mr. Frederico's Individual Target Cash Incentive Multiple to 2.0x from 2.5x, thereby reducing his maximum short-term incentive opportunity to 4x his base salary from 5x his base salary. The Compensation Committee has maintained Mr. Frederico's Individual Target Cash Multiple at 2.0x since then, and Mr. Frederico has not received an increase in his base salary since 2017.
Our Compensation Committee may exercise negative discretion where the financial performance measure result, while above the target established by our Compensation Committee, is less than the prior year result. The Compensation Committee has exercised its negative discretion in this area most recently for the 2019 performance year. For the 2021 performance year, there was no instance
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where the 2021 performance measure result was above the target established by our Compensation Committee but below the prior year result, so the Compensation Committee had no occasion to consider exercising its negative discretion.
Setting Financial Performance Targets
The Compensation Committee selected five of the financial performance measures in 2015 based on the unique earnings model of the financial guaranty industry. The Compensation Committee reconsiders each year whether these measures are the appropriate ones to use in light of our Company’s business. For the 2020 performance year, the Compensation Committee added a sixth financial performance measure, based on gross third-party assets, to appropriately incentivize our executives to develop and grow our asset management business. All six financial performance measures receive an equal weighting of 11.17% (so adding to 67% in total) for most of our senior leadership team. For those members of our senior leadership team with responsibility for particular aspects of our business, financial performance measures related to their areas of responsibility are weighted more heavily than the other measures. Among our named executive officers, only one has financial performance measures with unequal weighting: for Mr. Buzen, gross third party assets raised are weighted 33.5% while the other measures are weighted 6.7% (so again adding to 67% in total). The Compensation Committee believes our progress measured against the financial performance measures it established will, over the long term, result in optimal total shareholder return.
Each year the Compensation Committee sets our financial performance targets at levels it views as challenging based on the projected operating results in our annual business plan. The goals and our business plan acknowledge the unique long-term nature of our financial guaranty insurance business and that the required accounting treatment and operations of a financial guaranty insurer are distinct from other insurance product lines.

Core Operating Income per Diluted Share and Core Operating Return on Equity. Our Compensation Committee set the financial performance targets for core operating income per diluted share and core operating return on equity for the 2021 performance year materially higher than the 2020 actual results. These targets were particularly challenging when considering the unique earnings model of the financial guaranty insurance industry.
When a financial guarantor writes a new financial guaranty policy, it does not earn the full amount of the premium immediately; rather, when a policy is written, the upfront premium it receives (plus the present value of future premiums) is recorded on its balance sheet as the unearned premium reserve, which we refer to as the UPR. This UPR is earned over the term of the insured obligation, often as long as 20, 30 or even 40 years. For example, only approximately 3% of the premiums we earned in 2021 related to new financial guaranty policies we wrote in 2021, and the rest was earned from our previously established UPR. Because the volume and pricing of new financial guaranty business written in a particular year has only a small impact on premium earnings for that year, most of our operating income from our core financial guaranty business may be forecast based on projections with respect to the very significant UPR that we earn as our insured portfolio amortizes.
Despite the relative predictability of the contribution of our primary financial guaranty business to our core operating income per diluted share and core operating return on equity, we consider the financial performance goals we set for these measures to be challenging due to potential uncertainties in the broader market and environment. Those uncertainties include unexpected loss development, level of refunding activity, unexpected mark-to-market movements of investments in alternative investments, and unexpected changes to investment rates. In addition, variability of our share price and availability of funds for share repurchases may add to the challenges of reaching these goals.
Our core operating ROE is also negatively impacted by the amount of excess capital we continue to have. Despite the strides we have made in managing our capital (see “Summary – 2021 Achievement Highlights” above), we believe we still have excess capital that we need regulatory approval to deploy, and therefore are constrained in our ability to improve our capital efficiency and our core operating ROE.

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Core Operating Shareholders’ Equity Per Share and Core Adjusted Book Value Per Share. Our Compensation Committee also wants to encourage our senior leadership team to build intrinsic value in our Company over time for our shareholders, so our Compensation Committee sets targets for core operating shareholders’ equity per share and core adjusted book value per share. Our Compensation Committee believes these measures best capture the long-term value we are building for our shareholders and that growth in these measures will eventually result in growth in the price of our Common Shares. Our Compensation Committee believes that core adjusted book value per share, in particular, is such an important measure of the intrinsic value we are building for our shareholders that our Compensation Committee has made this measure a component of both our short-term and long-term incentive programs. Our Compensation Committee believes that this will motivate our senior leadership team to focus on growth in this measure in both the short and long term, and that eventually growth in the price of our Common Shares will follow.

PVP. Our annual business plan for 2021 challenged our senior leadership team to originate more financial guaranty business in 2021 than the financial guaranty business we originated in 2020. Our most direct measurement of new insurance business origination is PVP. We set our 2021 PVP target nearly 22% higher than our our 2020 actual results.

Gross Third-Party Assets Raised. Our Compensation Committee set this target nearly 69% higher than 2020 actual results. Our Compensation Committee believes that gross third-party assets raised eliminates the “noise” of the reduction of AUM attributable to the wind-down business and is an appropriate metric against which to weigh the success of management’s efforts to grow our asset management business.

Calculating Cash Incentive Compensation
Based on weighted achievement scores for the financial performance targets and the individual non-financial objectives for each member of the senior leadership team, the individual payouts of the cash incentive for 2021 were calculated as follows:

Annual Individual Target Cash Incentive Amount				X	Annual Achievement Score (a percentage from 0% to 200%)			=	Annual Cash Incentive Payout
(2021 Base Salary	X	2021 Individual Target Cash Incentive Multiple	)	X	(2021 Financial Target Achievement Score (weighted 67%)	+	2021 Non-Financial Objective Achievement Score (weighted 33%))	=	2021 Cash Incentive Payout
The basic formula for determining cash incentive compensation has remained the same since our Compensation Committee developed the methodology, together with FW Cook, at the beginning of 2015, and our Company’s performance on key financial measures has improved greatly since that time. Four out of five of the financial performance measurements applicable in both periods have improved, as reflected in the table below.

FINANCIAL PERFORMANCE GOALS	2014 Results	2021 Results
Core Operating Income per Diluted Share	$2.83	$5.91
Core Operating Return on Equity	8.1%	7.3%
Core Operating Shareholders’ Equity per Share	$37.48	$88.26
Core Adjusted Book Value per Share	$53.78	$130.33
PVP	$172 million	$361 million
Gross Third-Party Assets Raised	NA	$3.0 billion
The progress we have made on these fronts is the result of the leadership of Mr. Frederico and the efforts of our senior leadership team. As a result, our Compensation Committee retained the same general methodology and formulas for cash incentive compensation implemented in 2015 for Mr. Frederico and other members of our senior leadership team, although it has fine-tuned its methodology since then, with the addition of a new financial performance measure beginning in the 2020 performance year being the most recent change.
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Long-Term Equity Incentives
In addition to the cash incentive compensation, our Compensation Committee awards long-term incentive compensation in the form of our Common Shares.
Like cash incentive compensation, equity incentive compensation is awarded after the end of the performance year to which such compensation relates. For the 2021 performance year, our Compensation Committee determined the amount of equity incentive compensation in February 2022.
Sixty percent of the nominal value of the award is in the form of PSUs that may be earned over a 3-year performance period based on pre-established performance targets, and are paid at the end of the 3-year performance period if particular performance targets are achieved, and the remaining forty percent is in the form of restricted share units (which we refer to as RSUs) that cliff vest at the end of a 3-year period. Details about the individual awards are set out in “CEO Performance Review” and “Other Named Executive Officer Compensation Decisions.”
For the 2022 grant with respect to the 2021 performance year, the proportion of the long-term equity incentive comprising performance-based PSUs was again 60%, with the remainder in time-based RSUs.

Performance Share Units. Each performance restricted share unit, or PSU, represents a contingent right to receive up to a certain number of our Common Shares as described below under “Incentive Plans—Assured Guaranty Ltd. 2004 Long-Term Incentive Plan”. The Compensation Committee awards PSUs with the intent of aligning executive pay with our Company’s performance.
•PSUs tied to growth in our core adjusted book value per share over a three-year period, which we refer to as ABV PSUs; and
•PSUs tied to our TSR over a three-year period relative to the TSR of the 55th percentile of the Russell Midcap Financial Services Index, which we refer to as Relative TSR PSUs.
This structure has been in place since 2019 and the Compensation Committee maintained the same structure for the February 2022 grants.
ABV PSUs
Our Compensation Committee believes that Core ABV per share is the best measure of the intrinsic value of our Common Shares, and that growth in Core ABV per share will eventually result in growth in the price of our Common Shares. Our Compensation Committee believes that this measure is so important that it has incorporated the measure into both its short-term cash incentive program and its long-term equity compensation program, so that the senior leadership team is motivated to grow Core ABV per share on both a short-term and long-term basis.
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Each ABV PSU represents the right to receive up to two of our Common Shares at the end of a three-year performance period, which runs from January 1 of the year of the grant to December 31 three years later, depending on the growth in Core ABV per share over the three-year performance period.
•The target growth rate is an aggregate of 15% over that three-year period, for which the recipient earns one Common Share for each ABV PSU.
•At 80% of the target growth (or 12%), which we refer to as the threshold, the recipient earns one-half share for each ABV PSU; for growth rates below that amount, the recipient earns no Common Shares.
•At 120% of the target growth (or 18%) or above, which we refer to as the maximum, the recipient earns two of our Common Shares for each ABV PSU.
For Core ABV per share growth rates between the threshold and the target and between the target and the maximum, the amount of our Common Shares earned for each ABV PSU is based on straight-line interpolation.

Our Compensation Committee set the ABV PSU target growth rate based on the projected operating results in our annual business plan and after consulting with FW Cook. In setting the ABV PSU target, our Compensation Committee did not consider significant potential or theoretical strategic activities that had not been finalized or share repurchases the funding of which require regulatory approvals that have not yet been obtained, because the conditions for success are highly contingent and outside of the control of our senior leadership team. Given the outsize positive impact on our Company of the successful achievement of at least some such endeavors, our Compensation Committee believes it is appropriate for its senior leadership team to be encouraged to pursue success in these areas through the ABV PSUs. The ABV PSU performance targets remain aligned with our long range plan and are unchanged from last year.
Relative TSR PSUs
Since our ultimate goal is to provide growing shareholder value, our Compensation Committee believes that our long-term equity incentive compensation should also be based on our TSR. However, recognizing that share prices may be influenced by a number of factors, the Compensation Committee decided that a relative measure of TSR was most appropriate.

Each Relative TSR PSU represents the right to receive up to 2.5 (for extraordinary performance at the 95th percentile) of our Common Shares at the end of a three-year performance period, which runs from January 1 of the grant year to December 31 three years later, depending on the performance of our TSR over that three-year period relative to the TSR of the Russell Midcap Financial Services Index, which we refer to as the Index.
•The target Company TSR for that period is the 55th percentile of the Index, for which the recipient earns one Common Share for each Relative TSR PSU.
•At the 25th percentile of the Index, which we refer to as the threshold, the recipient earns one-half share for each Relative TSR PSU; for Company TSRs below that level, the recipient earns no Common Shares.
•A Company TSR at the 95th percentile of the Index, which we refer to as the maximum, or above earns the recipient 2.5 of our Common Shares for each Relative TSR PSU.
For Company TSRs between the threshold and the target and between the target and the maximum, the amount of our Common Shares earned for each Relative TSR PSU is based on straight-line interpolation.
The Compensation Committee adopted the following additional restrictions on the Relative TSR PSUs:
•The number of Common Shares that can be earned is capped at one share per Relative TSR PSU if the Company TSR is negative, even if above the 55th percentile.
•Common Shares earned pursuant to the Relative TSR PSUs remain restricted until one year after they vest.

Our Compensation Committee selected the Russell Midcap Financial Services Index as the best available measure when it established the TSR PSUs in February 2019. Our Compensation Committee believed that aspects of our business are comparable to aspects of various financial services companies, and so determined that the best benchmark for our TSR was a broad index of somewhat similarly-sized financial services companies. The Compensation Committee made this determination after considering and rejecting a number of other options:
•Only one other financial guarantor continues to write new business, and that company is not publicly traded, so a peer group of financial guarantors is not available.
•While analysts sometimes categorize us with property and casualty insurance companies, the Compensation Committee believes that factors impacting the performance of property and casualty insurance companies are unlikely to impact our business in the same way, particularly given the unique long-term nature of our financial guaranty insurance business and the fact that the required
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accounting treatment and operations of a financial guaranty insurer are distinct from property and casualty and other insurance product lines.
•While the current executive compensation comparison group comprises similarly-sized companies in businesses somewhat similar to our business, many of the companies in that group are mortgage finance and property and casualty insurance and reinsurance companies and our Compensation Committee does not believe that group is an appropriate benchmark for our TSR.
In late 2021, the Compensation Committee considered whether, given changes in the Russell Midcap Financial Services Index since 2019, it should change the reference index used for the TSR PSUs. It chose not to make any changes.
Restricted Share Units

Each restricted share unit represents a right to receive one of our Common Shares at the end of a three-year vesting period as described below under “Incentive Plans—Assured Guaranty Ltd. 2004 Long-Term Incentive Plan”.

Our Compensation Committee awards RSUs with the intent of providing members of the senior leadership team with long-term incentive compensation that increases in value as our Company achieves its strategies. Our Compensation Committee believes this incentivizes members of the senior leadership team to remain with the Company and help build shareholder value over the long term.
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CEO PERFORMANCE REVIEW
Overview
In light of Mr. Frederico’s significant accomplishments in the 2021 performance year and the importance of his continued leadership as we work to transform ourselves into a diversified financial services company, the price performance of our shares over the last year and that we achieved five of our six financial performance targets, the Compensation Committee awarded Mr. Frederico total compensation of $11,954,988, a 6.5% increase from his total compensation for the 2020 performance year. That increase reflects our strong financial and share price performance and the achievement of non-financial strategic objectives that position us for future growth and our successful transformation into a financial services company with a dual focus on financial guaranty and asset management. The increase should also be viewed in the context of Mr. Frederico's compensation package for the 2020 performance year being 4.2% lower than the one he received for the 2019 performance year, and his 2021 compensation package being only 1.9% higher than his 2019 compensation package.
Mr. Frederico’s short-term cash incentive compensation increased by 16.0% from the prior year, largely as a function of the financial performance target scores awarded by the Compensation Committee. Our performance exceeded all but one of the six of the financial performance targets set by the Compensation Committee at the beginning of the year. As a result, the Compensation Committee awarded Mr. Frederico a weighted score on his financial performance targets of 82.1%, considerably above his score of 61.4% for 2020, when only three of the six financial performance targets were met. The Compensation Committee also awarded him a similar weighted score on his non-financial objectives for 2021, 56.1% for 2021 compared to 57.8% for 2020. Mr. Frederico’s total achievement score for 2021 was 138.2%, substantially above his score of 119.2% for 2020, but still below his total achievement score of 149.1% for 2019.
The Compensation Committee also considered the appropriate amount of long-term incentive equity compensation to award Mr. Frederico in recognition of our significant achievements despite the continued disruption of COVID-19 and the extraordinarily low interest rates of 2021. In recognition of these accomplishments and the Compensation Committee’s strong desire that Mr. Frederico continue his leadership as we execute on our multi-year strategy to transform our Company into a diversified financial services company with a dual focus on financial guaranty and asset management, the Compensation Committee granted Mr. Frederico long-term equity compensation with a target nominal value of $7,250,000, an increase of $250,000 from his grant for the 2020 performance year. Mr. Frederico’s total compensation for the 2021 performance year was composed of the following:

	2021 Performance Year Compensation		2020 Performance Year Compensation		2019 Performance Year Compensation		Change from 2020 to 2021
Fixed Compensation—Base Salary (1)	$1,250,000		$1,250,000		$1,250,000		—%
Incentive Compensation
Cash Incentive Compensation	$3,454,988		$2,979,625		$3,727,000		16.0%
Long-Term Performance-Based Equity	$4,350,000	(2)	$4,200,000	(2)	$4,050,000	(2)	3.6%
Long-Term Time-Based Equity	$2,900,000	(2)	$2,800,000	(2)	$2,700,000	(2)	3.6%
Total Direct Compensation	$11,954,988		$11,229,625		$11,727,000		6.5%
(1)     Mr. Frederico’s base salary for each of the 2021, 2020 and 2019 performance years was established at the beginning of such performance year, in February. Accordingly, Mr. Frederico’s 2021 base salary was established in February 2021.
(2)     Represents the Compensation Committee’s target nominal value for the relevant performance year. The number of units granted is calculated by dividing such value by the average stock price over the 40 consecutive trading days ending on the date of grant.
]

48 Assured Guaranty 2022 Proxy Statement

The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table below and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee linked Mr. Frederico’s compensation and its components to our performance results and his achievements for the prior year. The base salary is paid during the performance year, while all of the components of the incentive compensation is based on achievements during the performance year and so is awarded in the first quarter of the following year.
Base Salary
Each February the Compensation Committee determines Mr. Frederico's base salary for that performance year. Consistent with the Compensation Committee's pay-for-performance philosophy, it has since 2017 chosen to maintain Mr. Frederico’s base salary at $1,250,000 and to use incentive compensation to reward him for his performance, experience and contributions and to motivate him to continue his leadership.
Cash Incentive
To determine Mr. Frederico’s cash incentive, as discussed above, the Compensation Committee used a formula that involved aggregating the weighted achievement scores for certain financial performance targets and individual non-financial objectives, and multiplying the result by Mr. Frederico’s Individual Target Cash Incentive Amount. Please refer to the diagram and discussion found above under “Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation.”
Setting Mr. Frederico’s 2021 Financial Performance Targets
In February 2021, the Compensation Committee established targets for six financial performance measurements for Mr. Frederico (and for each other member of our senior leadership team) for the 2021 performance year. The financial performance targets were based on the business plan that the Board of Directors reviewed and approved in November 2020, and were designed to measure our progress in creating value for our shareholders. We include above under “Executive Compensation Program Structure and Process—Components of Our Executive Compensation Program” a detailed description of the financial performance measurements, and why the Compensation Committee considers them to be important in assessing our Company and the performance of each member of our senior leadership team. Five of the six targets are based on non-GAAP financial measures.
The Compensation Committee set all of the 2021 targets for the financial performance measurements above the 2020 actual results, some substantially, and viewed all of the 2021 targets as challenging in light of then current market conditions and the nature of our business model.
Mr. Frederico’s 2021 Financial Performance Target Scores
In 2021, we exceeded all but one of the six 2021 targets for the financial performance measures.
•Core operating income per share of $5.91 was nearly 63% above our target and 90% above our actual 2020 results.
•Core operating ROE was nearly 60% above our target and more than 65% above our actual 2020 results.
•Core operating shareholders’ equity per share reached its highest level in our history, increasing nearly 13% from year-end 2020 and exceeding our goal by nearly 7%.
•Core adjusted book value, which we refer to as Core ABV, per share increased by more than 13%, exceeded our goal by more than 6% and reached its highest level in our history.
•The $361 million of PVP we produced was nearly 25% below our goal and also 7% below our achievement in 2020. Some of this shortfall can be attributed to the interest rate environment — the average 30-year AAA Municipal Market Data (MMD) rate (a measure of interest rates in our largest financial guaranty insurance market, U.S. public finance) for 2021 was 1.54%, below the 1.71% average for the prior year and a new historical low.
•Our gross third-party gross assets raised were nearly 85% above our actual 2020 results and nearly 9% above our goal.
We achieved these results despite a persistently challenging business environment.
•Financial services is a “people business”, and the travel and gathering restrictions tied to the COVID-19 pandemic were substantial obstacles to building new relationships.
•Over the last several years, municipal bond yields have been at historically low levels, making our financial guaranty product less attractive to issuers and generally lowering the premium rate we may charge. As noted above, the average 30-year AAA MMD rate for 2021 was 1.54%, below the 1.71% average for the prior year and a new historical low.
•The difference, or credit spread, between the 30-year A-rated general obligation relative to the 30-year AAA MMD averaged 33 bps in 2021, down from 42 bps in 2020. BBB credit spreads measured on the same basis averaged at 70 bps in 2021, significantly
49 Assured Guaranty 2022 Proxy Statement

tighter than the 121 bps average in 2020. Both the A and BBB credit spreads are at their narrowest levels in over a decade. Tighter credit spreads generally lower the premium rates the Company may charge.
•We continued to face competition in an already tight market from a second financial guaranty insurer that focuses on a smaller portion of the market than we do and provides price competition in those markets where we overlap.
•Despite the strides we have made in managing our capital, we believe we still have excess capital that we need regulatory approval to deploy, and therefore are constrained in our ability to improve our capital efficiency and core operating ROE.
The Compensation Committee assigned Mr. Frederico achievement scores for his achievements against each individual financial performance target, and then weighted his financial performance measurement scores in accordance with the cash incentive formula, which resulted in a weighted financial performance goal score of 82.1%:
2021 CEO Financial Performance Scorecard

	2021 Targets	2021 Results	Weighting	2021 Achievement Score (0%-200%)	Weighted Achievement Score
Financial Performance Measurements*
Core operating income per diluted share	$3.62	$5.91	11.17%	165%	18.4%
Core operating ROE	4.6%	7.3%	11.17%	170%	19.0%
Core operating shareholders’ equity per share	$82.90	$88.26	11.17%	110%	12.3%
Core ABV per share	$122.60	$130.33	11.17%	110%	12.3%
PVP	$475 million	$361 million	11.17%	75%	8.4%
Gross third-party assets raised	$2.7 billion	$3.0 billion	11.17%	105%	11.7%
Total Financial Performance Measurement Achievement Score			67.0%		82.1%

*    Five of the six financial performance measurements are based on non-GAAP financial measures, which are described on page __ under “Non-GAAP Financial Measures.”
50 Assured Guaranty 2022 Proxy Statement

Mr. Frederico’s Non-Financial Objectives
The Compensation Committee also evaluated Mr. Frederico’s 2021 achievements against his 2021 non-financial objectives. Highlights of those achievements include completing two plan support agreements in 2021, covering 74% of the Puerto Rico debt outstanding on December 31, 2021, and enabling a benefit against our expected losses related to Puerto Rico that was the primary driver of the $204 million economic benefit against our expected losses in the public finance sector; improved expected recoveries and performance of our insured RMBS portfolio; and successful management of capital by issuing new public debt and retiring higher interest debt, and by returning $562 million to shareholders while building our core businesses. This was accomplished while successfully navigating COVID-19 restrictions and taking important steps in environmental and social responsibility areas.

Non-Financial Objectives	2021 Results
Insurance Growth—Articulate clear strategy and lead effective implementation of business plan to grow financial guaranty and related business globally

•Expand U.S. public finance financial guaranty business

•Expand global infrastructure financial guaranty business

•Expand global structured finance financial guaranty business

•Attempt to purchase bond insurance portfolios if they become available for purchase

•Maintain strong financial strength ratings at insurance companies to facilitate articulated business strategies and periodically assess the financial strength ratings of each insurance company to determine whether to request that a rating agency add or drop a rating from that company

Underwrote a total of $361 million of PVP despite continued low interest rates and credit spreads, as follows:

•$235 million of U.S. Public Finance PVP

•$79 million of International PVP

•$47 million of Global Structured Finance PVP

U.S. Public Finance:

•As a result of increased institutional demand for our insurance, in 2021, we insured $22.6 billion of new issue par on 1,076 individual transactions (including the Citi Field and Miami Seaport transactions, where we insured $609 million and $800 million of gross par, respectively)

•Industry insured penetration rose to 8.2% of municipal par insured for 2021 in the primary market, the highest in a dozen years

•The $22.6 billion that we insured in the primary market in 2021 was 15% higher than 2020, and 62% higher than 2019 (the last year not affected by the pandemic), and our highest insured par in a decade

International Public Finance:

•Wrote $79 million of PVP, representing the third largest amount in over a decade, including the guarantee of a student housing transaction with University of Essex ($156 million par)

•Sustained trend started in the fourth quarter of 2015 of writing new business in each quarter; opportunities continue to support our targets

Global Structured Finance:

•Wrote $47 million of PVP, representing the second largest amount in over a decade (excluding a portfolio reinsurance transaction)

•

51 Assured Guaranty 2022 Proxy Statement

Non-Financial Objectives	2021 Results
Insurance Loss Mitigation and Avoidance—Proactively manage financial guaranty portfolio to identify and avoid losses when stress develops and minimize losses when losses cannot be avoided

•Use all available levers to creatively resolve Puerto Rico credits while minimizing losses to the Company

•Completed two plan support agreements with the Federal Oversight Management Board for Puerto Rico and other important stakeholders in 2021, covering 74% of the insured Puerto Rico debt outstanding on December 31, 2021

•Significantly improved expected recoveries and performance of RMBS portfolio

Asset Management and Alternative Investments—Lead effective implementation of asset management and alternative investment strategies

•Grow assets under management (AUM) organically and/or through acquisitions

•Improve yield on investment portfolio by investing a portion of excess capital in alternative investments

•Raised $3.0 billion of inflows of third-party AUM, and now manage $16.1 billion in third-party AUM

•Reduced AUM of wind down funds by 64% from $1,623 million to $582 million

•Increased CLO fee-earning AUM and the recovery of previously deferred CLO fees, resulting in a 109% increase in CLO fees

•Committed $209 million in additional insurance company capital into AssuredIM funds, bringing total committed capital in AssuredIM funds to $702 million

•Capital invested in AssuredIM Funds generated $80 million in pretax equity in earnings, representing a blended return of 20.8%

•Other alternative investments (not AssuredIM Funds) contributed $64 million in pretax equity in earnings

Capital Management—Articulate clear strategy to maintain optimal capital structure, considering internal risk measures and rating agency and regulatory requirements

•Accumulate capital outside of insurance companies to support asset management and other strategies

•Return excess capital to shareholders

•Returned $562 million to our shareholders — $496 million by repurchasing 10.5 million of our Common Shares and $66 million through dividends

•Issued $500 million of 10-year Senior Notes at an attractive rate of 3.15% in May and issued $400 million of 30-year Senior Notes at an attractive rate of 3.6% in August, benefiting the Company by (i) reducing the average coupon on $600 million of our debt from 5.89% to 3.35%, resulting in a $5.2 million annual debt service savings until the next debt maturity date; (ii) reducing the amount of debt coming due in 2024; and (iii) using some of the debt proceeds for share repurchases, all without significantly affecting leverage or interest coverage ratios

52 Assured Guaranty 2022 Proxy Statement

Non-Financial Objectives	2021 Results
Regulatory—Maintain optimal corporate and regulatory structure and good standing to pursue the articulated business strategies
•Completed merger of Municipal Assurance Corp. into Assured Guaranty Municipal Corp. on April 1, 2021, which simplified corporate structure and increased dividend capacity

•Obtained approval for $250 million of insurance company assets to be drawn over a two-year period into AssuredIM Funds

•Obtained approval for new Assured Guaranty Municipal and Assured Guaranty Corp. quota share reinsurance agreement

•Obtained approval for arrangements supporting renewed European structured finance underwriting

Risk Management—Ensure that the Company has comprehensive, best-practice risk management with respect to all of its activities

•Insure credits of good quality consistent with underwriting guidelines and consistent with risk appetite statement

•Articulate and execute thorough enterprise risk management program

•No unanticipated risk issues

•Enhanced underwriting procedures to identify insurable credits with ample financial strength to withstand crisis caused by the COVID-19 pandemic; all new business within risk limits and risk appetite statement

•Updated stress analysis of the pandemic’s impact on the insured portfolio; liquidity claims for 2021 remained nominal

•Participated in periodic conference calls with regulators to focus on (i) Assured Guaranty’s processes for monitoring and reevaluating its exposure in light of changing economic conditions, (ii) any changes in the ability of obligors, especially municipal obligors, to make scheduled debt payments, and (iii) Assured Guaranty’s liquidity and solvency position under adverse stress scenario

•Successful testing of Business Continuity Plan in 2021, as employees have been able to effectively work remotely since mid-March of 2020

Operations—Establish an environment of excellence in all areas of operations, including investment management, accounting and financial reporting, and legal and compliance, and provide a secure information technology environment

•All financial statements and regulatory reports completed successfully and filed on time

•Transitioned IT team to our new CTO while pivoting to a hybrid work schedule and layering pandemic response atop existing IT mandates

•Successful Annual General Meeting, with shareholders supporting all proposals, including over 92% support of compensation paid to named executive officers

•Extensive support and collaboration with IT Security to identify, analyze and address issues related to cybersecurity events

•Successfully passed IT penetration testing

•Successfully avoided ransomware and security attacks

•Successful integration of AssuredIM IT systems, compliance regime, and office space

•Successfully automated legacy accounting and investment accounting and reporting systems

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Non-Financial Objectives	2021 Results
Human Capital Management – Attract and retain talented employees, invest in the development of our people and strive for a diverse work force and an inclusive culture
•Expanded recruiting process in an effort to reach a more diverse slate of candidates

•Created and funded a strategic initiative to enhance educational opportunities for underserved populations in the New York City area as just one part of our philanthropic activities in support of our communities

•Established Employee Resource Groups for Black / African American employees, women, and working parents

•Issued statements (i) condemning religious hate crimes and discrimination, and (ii) opposing violence and discrimination against Asian American and Pacific Islander (AAPI) communities, and made contributions to various organizations that work to promote a more equitable society

Environmental and Social Responsibility – Pursue clear strategies for assessing and mitigating the long-term impact of climate change on the Company’s businesses, and pursue opportunities to be a good corporate citizen

•Measured and disclosed greenhouse gas (GhG) emissions; GhG methodology and results are independently verified

•Developed new underwriting criteria to address climate change risk

•Created AssuredIM and Assured Healthcare Partners Environmental, Social and Governance (ESG) statements; conducted annual ESG review of investment portfolio

•Developing an analysis of risk aggregation of the insured portfolio along the coastline for rising sea levels and hurricane 5 risks

•Created employee-led Diversity and Inclusion (D+I) Committee

•Held bias awareness training sessions for entire firm and continued work with D+I committee to expand employee diversity and provide for an inclusive corporate culture

•Held D+I hosted events throughout the year

Based on Mr. Frederico’s 2021 achievements against his 2021 non-financial objectives, the Compensation Committee awarded him an achievement score of 170% against those objectives. Applying that score to the cash incentive formula resulted in a weighted non-financial objective score of 56.1%.
The Compensation Committee then added that weighted non-financial objective score of 56.1% to the weighted financial performance target score of 82.1% achieved by Mr. Frederico as described earlier, to derive a total achievement score of 138.2% in accordance with the cash incentive formula, as follows:
Summary 2021 CEO Performance Scorecard

	Weighting	2021 Achievement Score (0%-200%)	Weighted Achievement Score
Total Financial Performance Measurement Achievement Score (Summarized on page 50 above.)	67%	122.5%	82.1%
Non-Financial Objective Score	33%	170%	56.1%
Achievement Score			138.2%
In reviewing Mr. Frederico’s 2021 performance scorecard as a whole, the Compensation Committee determined that he had very strong performance. In particular, the Compensation Committee found that Mr. Frederico should be recognized for us exceeding all but one of our six financial performance targets set by the Compensation Committee for 2021, some of them by a very significant amount. The
54 Assured Guaranty 2022 Proxy Statement

Compensation Committee also deemed it to be important to recognize that our share price of $50.20 at December 31, 2021, had increased 59.4% from our share price of $31.49 on December 31, 2020. The Compensation Committee also considered the scorecard as a whole in light of the 20.1% reduction in Mr. Frederico's cash incentive compensation for the 2020 performance year, when we met only three of our six financial performance targets for 2020, versus the 2019 performance year. Given this very significant reduction for the prior performance year and the substantial outperformance of most of the six financial performance targets for the 2021 performance year, the Compensation Committee concluded that it was appropriate that Mr. Frederico’s short-term cash incentive payment increase appreciably.
Based on Mr. Frederico’s achievements, the Compensation Committee awarded him a total achievement score of 138.2% for the 2021 performance year, 15.9% above his achievement score of 119.2% for the 2020 performance year but still below the 149.1% achieved for the 2019 performance year. Applying this achievement score to his Individual Target Cash Incentive Amount resulted in a cash incentive award of $3,454,988. This was $457,363 (or 16%) more than the $2,979,625 awarded to Mr. Frederico for the 2020 performance year, but still $272,012 (or 7.3%) less than the $3,727,000 awarded to him for the 2019 performance year.
Equity Compensation
The Compensation Committee awarded all of Mr. Frederico’s long-term incentive compensation in the form of PSUs and RSUs. The $7,250,000 target nominal amount of long-term equity constituted less than a 4% increase over the target nominal amount for the prior year. The Compensation Committee wished to provide Mr. Frederico with a strong incentive to continue his valued leadership of our Company and to generate long-term, sustained growth that will enhance shareholder value as we continue our multi-year effort to establish AssuredIM in the asset management business while growing our insurance business, and so become the diversified dual-focused financial services company that we envision.
The following table sets forth the target nominal amount of long-term incentive compensation the Compensation Committee awarded Mr. Frederico on February 23, 2022, the grant date. The Compensation Committee determined the number of PSUs and RSUs to award Mr. Frederico by converting the target nominal amount of the award using $54.30, which was the average price of our Common Shares over the 40 consecutive trading days ending on February 23, 2022.
When we prepare the Summary Compensation Table, we report the value of the grants using U.S. generally accepted accounting principles (which we refer to as U.S. GAAP), in accordance with the SEC’s rules.
•Under U.S. GAAP, the value of an ABV PSU as of February 23, 2022 was determined to be $56.69. This value is based on the closing price of our Common Shares on that date, which U.S. GAAP allows as a practical expedient to value grants with complicated features, such as in this case the estimated growth rate of the Company’s Core ABV per share.
•Under U.S. GAAP, the value of a Relative TSR PSU on February 23, 2022 was $83.97. This value was computed using a Monte-Carlo simulation model taking into account the historical relationship of our TSR and the TSR of the Index, including for the period from the beginning of the Relative TSR PSU performance period to February 23, 2022, the grant date. We engaged Aon to provide this computation for us.
•Under U.S. GAAP, the value of an RSU was $56.69, based our Common Share closing price on February 23, 2022.
Because the price of our Common Shares can be volatile, our Compensation Committee since 2012 has determined the number of shares to be granted to members of our senior leadership team by dividing the target nominal value of the equity it wished to award by the average price of our Common Shares over the 40 consecutive trading days ending on the grant date. As described above, U.S. GAAP valuations are based on the price of our Common Shares on the grant date. So, when the price of our Common Shares is higher on the grant date than the average price over the 40 previous consecutive trading days, the U.S. GAAP value will exceed our Compensation Committee’s target nominal value, as was the case this year, as well as last year. Similarly, when the price of our Common Shares is lower on the grant date than the average price over the 40 consecutive trading days ending on the grant date, the U.S. GAAP value will be less than our Compensation Committee’s target nominal value, as was the case in 2020. Our adoption of a Relative TSR PSU has exacerbated this effect, since price movements of our Common Shares from the beginning of the measurement period (the beginning of the year) to the grant date compared to the price movements of the Index have a material impact on the U.S. GAAP value of the TSR PSUs. Last year, the Compensation Committee’s target nominal value of the total long-term equity incentive grants was $7,000,000, while the U.S. GAAP value was $9,239,643, or nearly 32% more. This year, the movement of the price of our Common Shares was less dramatic during the relevant period than last year, so the difference between the Compensation Committee’s target nominal value and the U.S. GAAP value was not as large as last year. The Compensation Committee believes solely using the average over 40 consecutive trading days approach to sizing its long-term equity incentive grants is the fairest approach to use in light of the volatility of the price of our Common Shares.

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The aggregate value of Mr. Frederico’s February 2022 long-term equity incentive grants under U.S. GAAP is set forth below.

	Compensation Committee Target Nominal Value	Equity Granted (Shares)	U.S. GAAP Value
ABV PSUs	$2,175,000	40,055	$2,270,718
Relative TSR PSUs	$2,175,000	40,055	$3,363,418
RSUs	$2,900,000	53,407	$3,027,643
TOTAL	$7,250,000	133,517	$8,661,779
Perquisites
The Compensation Committee reviewed the executive perquisites provided to Mr. Frederico in 2021. The Compensation Committee noted the cost and personal inconvenience entailed in leading a Bermuda-based company with substantial operations in the U.S., U.K. and Europe, and evaluated the value of perquisites provided to Mr. Frederico against the values of perquisites provided to the chief executive officers of the six other Bermuda-based companies in our current executive compensation comparison group. Based on information in the 2021 proxy statements of those six companies, in 2020 Mr. Frederico received the lowest value of perquisites of the chief executive officers of Bermuda-based companies in our current executive compensation comparison group, and in 2021 he received less value than he received in 2020. On this basis, the Compensation Committee concluded that the value of perquisites provided to Mr. Frederico under our existing policies is reasonable.
OTHER NAMED EXECUTIVE OFFICER COMPENSATION DECISIONS
Non-Financial Objectives and Achievements of the Other Named Executive Officers
The Compensation Committee made compensation awards to the other named executive officers for the 2021 performance year based on its assessment of their achievements and Mr. Frederico’s review of their performance, as well as Mr. Frederico’s compensation recommendations. The other named executive officers’ achievements were evaluated based on their contributions to our achievement of our financial measurement targets, their contributions to the achievement of Mr. Frederico’s non-financial objectives, and their own achievements of the individual non-financial objectives Mr. Frederico had assigned to them, as described below.
Robert A. Bailenson, Chief Financial Officer
Mr. Bailenson was responsible in the 2021 performance year for meeting all internal and external financial requirements, managing our capital efficiently, meeting with investors, and participating on earnings calls. Mr. Bailenson has involved himself in all aspects of our business and leads the financial team in addressing market and regulatory changes. More specifically, Mr. Bailenson:
•Successfully refinanced our $430 million of 100-year debt with interest rates ranging from 6 7/8% to 5.6%, plus $170 million of the $500 million of 5% senior notes we had due in 2024, with an issuance in May of $500 million of 3.15% senior notes due 2031 and an issuance in August of $400 million of 3.6% senior notes due 2051; also used some of the debt-issuance proceeds for general corporate purposes, primarily to fund our share repurchase program;
•Successfully oversaw the automation of legacy accounting and investment accounting and reporting systems;
•Held various meetings with rating agencies, which resulted in an upgrade of Assured Guaranty Corp., which we refer to as AGC, by Kroll Bond Rating Agency, Inc. to AA+ from AA;
•Worked with Mr. Buzen to increase the efficiency and efficacy of our investment activities;
•Actively participated in loss mitigation and settlement activities relating to Puerto Rico, as well as ensuring that the accounting reporting was appropriate;
•Was responsible for the timely and accurate filing of all financial statements and tax returns; and
•Acts as executive sponsor for our Working Parent Employee Resource Group.
Ling Chow, General Counsel
Ms. Chow is an effective leader of legal resources for our Company. Her work managing corporate governance and other issues before our Board was exemplary. Under Ms. Chow’s direction, we were able to navigate the complex compliance and regulatory environments of both the insurance and asset management segments of our business to accomplish our corporate objectives. More specifically, Ms. Chow:
•Supervised the Legal department’s contribution to our efforts to mitigate losses on our insured Puerto Rico exposure, including negotiating support agreements, pursuing legal proceedings, and developing a short-term financing structure to facilitate anticipated claim payments;
56 Assured Guaranty 2022 Proxy Statement

•Supervised the legal analysis and support for all our underwriting activity, including developing criteria to underwrite several new Structured Finance asset classes;
•Managed litigation matters involving our financial guaranty business as well as our asset management business;
•Provided legal advice on the various initiatives of our employee-led D+I Committee; and
•Headed a Legal and HR team responsible for keeping abreast of COVID-19 developments and regulations in each of our offices around the world, in an effort to maintain the health and safety of all staff.
Russell B. Brewer II, Chief Surveillance Officer
Mr. Brewer was responsible in the 2021 performance year for ensuring that all of our insured exposures are reviewed annually and assigned appropriate internal ratings, for managing loss mitigation strategies for our troubled credits, and for overseeing our IT department. Mr. Brewer has been a major contributor to the successful operations of our company and has been a thought leader in our relationships with our rating agencies. (Effective December 31, 2021, Mr. Brewer resigned as Chief Surveillance Officer and became, effective January 1, 2022, Senior Advisor to Chief Executive Officer.) More specifically, Mr. Brewer:
•Led the surveillance process for our $236 billion net par insured portfolio and the timely review and updating of internal ratings for our insured portfolio, helping to identify and intervene in deteriorating situations to avoid or mitigate losses;
•Actively participated in periodic rating agency meetings including annual rating reviews and discussions to describe the risks faced from COVID-19 and strategies to address such risks while working in a full remote environment;
•Oversaw and participated in many of our risk mitigation activities, including making major contributions to our effort in Puerto Rico;
•Oversaw the automation of our legacy accounting and investment accounting and reporting systems;
•Oversaw the successful transition of the IT team to our new Chief Technology Officer while pivoting to a hybrid work schedule and layering pandemic response atop existing IT mandates; and
•Oversaw the effective defense of our systems from cyberattacks and our compliance with evolving cybersecurity regulations.
David A. Buzen, Chief Investment Officer and Head of Asset Management
Mr. Buzen was responsible in the 2021 performance year for guiding investment decisions for our investment portfolio and building our asset management business. More specifically, Mr. Buzen:
•Oversaw the raising of $3.0 billion in gross third-party assets;
•Successfully increased CLO fee-earning AUM and the recovery of previously deferred CLO fees, resulting in a 109% increase in CLO fees;
•Used the knowledge base and experience of AssuredIM to expand the categories and types of investments included in our investment portfolio — capital invested in AssuredIM Funds generated $80 million in pretax equity in earnings in 2021, nearly double the $42 million generated in 2020, and representing a blended return of 20.8% in 2021; and
•Convened a team of Finance, Investment, Workout and Legal personnel to develop a funding plan for anticipated Puerto Rico claim payments.
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Compensation Decisions for the Other Named Executive Officers
The 2021 base salaries of our other named executive officers were set by the Compensation Committee in February 2021. Consistent with the Compensation Committee's pay-for-performance philosophy, it chose to set Mr. Bailenson's 2021 salary at the same level as 2020, and Mr. Buzen's 2021 salary at the same level as it had been set in August 2020 when he became Chief Investment Officer and Head of Asset Management, and to use incentive compensation to reward each of them for their performance, experience and contributions, and to motivate them to continue their leadership of their respective functions. In light of Ms. Chow’s achievements for the 2020 performance year and the complexity of the issues handled by the legal department, the Compensation Committee supported Mr. Frederico's recommendation to increase her salary to $600,000 from $550,000 for the 2021 performance year. In recognition of the steadiness with which Mr. Brewer manages both the surveillance and the information technology departments, the efforts of the surveillance department in analyzing the potential impact of COVID-19 on the insured portfolio, and Mr. Brewer’s recruitment of a new chief technology officer during the year, the Compensation Committee also supported Mr. Frederico's recommendation to increase Mr. Brewer's salary to $550,000 from $525,000 for the 2021 performance year. In February 2022 the Compensation Committee decided to maintain the 2022 salaries of all of the other named executive officers at their 2021 levels.
In the case of the other named executive officers, for the 2021 performance year the Compensation Committee calculated and aggregated the weighted achievement scores for the financial performance targets (which were the same as Mr. Frederico’s except in the case of Mr. Buzen, whose financial performance measures were more heavily weighted to gross third-party assets raised) and their non-financial objectives (which were a combination of their contribution to Mr. Frederico’s non-financial objectives and their achievement of their own individual non-financial objectives), taking into account the level of difficulty of achieving particular targets or objectives. Based on their achievements, after applying the formula, the Compensation Committee awarded them the cash incentives calculated as shown in the table below.

	(2021 Base Salary	X	2021 Individual Target Cash Incentive Multiple	)	X	(	Financial Performance Measurement Achievement Score (weighted 67%)	+	Individual Non- Financial Objective Achievement Score (weighted 33%))	=	2021 Cash Incentive Payout
Robert A. Bailenson	$800,000		2.00x				82.1%		46.2%		$2,052,792
David A. Buzen	$800,000		2.00x				73.1%		33.0%		$1,696,480
Ling Chow	$600,000		2.00x				82.1%		42.9%		$1,499,994
Russell B. Brewer II	$550,000		2.00x				82.1%		42.9%		$1,374,995
The Compensation Committee awarded all of the other named executive officers long-term incentive compensation in the form of PSUs and RSUs with the same terms and in the same proportion as the PSUs and RSUs awarded to Mr. Frederico. The target nominal amount of long-term equity reflected the Compensation Committee’s desire that each of the other named executive officers have a strong incentive to help generate long-term, sustained growth for our Company. The amounts of PSUs and RSUs awarded to each other named executive officer vary by individual and are based on their respective positions and levels of responsibility, historic compensation levels and FW Cook’s advice about the compensation practices of companies in our comparison group.
The Compensation Committee considered FW Cook’s analysis of the compensation paid to named executive officers in the 21-company executive compensation comparison group constituted by FW Cook in 2021, which we refer to here as our current executive compensation comparison group, when evaluating the compensation of our named executive officers. (Our current executive compensation comparison group, and how it changed from our 2020 executive compensation comparison group, is described under “Compensation Governance—Executive Compensation Comparison Group” below). According to FW Cook, for the 2020 performance year, which is the most recent data available, the target total direct compensation for our named executive officers (excluding Mr. Frederico) ranked at the 63rd percentile on average, ranging from below median to above the 75th percentile, of amounts for the named executive officers of our current executive compensation comparison group, reflecting the experience, leadership, specialized skill sets and sustained performance of our senior leadership team. Actual total direct compensation for all our named executive officers as a group (excluding Mr. Frederico) paid for the 2020 performance year ranked at the 64th percentile of our current executive compensation comparison group, reflecting our non-equity incentive payouts for 2020 performance, which were aligned with our 2020 performance relative to our key business goals and strategies, as well as our strong financial performance for that period. For the 2021 performance year, our one-year TSR was 62.35%, the highest of our current executive compensation comparison group, and our three-year TSR at the end of 2021 was in the 43rd percentile of our current executive compensation comparison group. Our long-term incentive equity awards generally remain unchanged and continue to align with our current executive compensation comparison group.

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In summary, the Compensation Committee approved the following compensation decisions for the named executive officers other than Mr. Frederico for the 2021 performance year:

	Robert A. Bailenson	David A. Buzen	Ling Chow	Russell B. Brewer II
Fixed Compensation—Base Salary(1)	$ 800,000	$ 800,000	$ 600,000	$ 550,000
Incentive Compensation
Cash Incentive Compensation	$2,052,792	$1,696,480	$1,499,994	$1,374,995
Long-Term Equity Incentive Target Values(2)	$1,575,000	$770,000	$1,200,000	$1,250,000
Total Direct Compensation	$4,427,792	$3,266,480	$3,299,994	$3,174,995
(1)    These base salaries were set by the Compensation Committee in February 2021.
(2)    Except in the case of Mr. Brewer, the long-term equity incentive awards were allocated similarly to Mr. Frederico’s, and comprised 30% ABV PSUs, 30% Relative TSR PSUs and 40% RSUs. Mr. Brewer's long-term equity incentive award was paid as restricted share units with one-third vesting on the first, second and third anniversaries of the grant. The U.S. GAAP values of the awards are: Mr. Bailenson, $1,881,704; Mr. Buzen, $919,944; Ms. Chow, $1,433,680; and Mr. Brewer, $1,250,000.
SEPARATION AGREEMENT
As previously disclosed in our Current Report on Form 8-K filed on January 4, 2022, Mr. Brewer resigned as Chief Surveillance Officer and as an executive officer of AGL, effective December 31, 2021, in accordance with a separation and release agreement, which we refer to as the Separation Agreement, between Mr. Brewer and us. We entered into the Separation Agreement with Mr. Brewer in recognition of his successful years at our Company and to encourage him to work through December 31, 2022, in order to facilitate the transition of his duties to other persons in our company.
Pursuant to the Separation Agreement, Mr. Brewer remains employed by us in a non-executive officer position, serving as Senior Advisor to the Chief Executive Officer of the Company, for a transition period, which we refer to as the Transition Period, from January 1, 2022 to December 31, 2022, which we refer to as the Retirement Date.
The Separation Agreement provides for the following payments to Mr. Brewer:
•A non-equity incentive payment for the 2021 performance year in March 2022 as determined by the Compensation Committee based on his contributions to our achievement of our financial measurement targets, his contributions to the achievement of Mr. Frederico’s non-financial objectives, and his own achievement of the individual non-financial objectives Mr. Frederico had assigned to him, which payment was $1,374,995.
•An equity incentive payment for the 2021 performance year in March 2022 as determined by the Compensation Committee, which was $1,250,000. The Separation Agreement provided that, rather than being paid as RSUs and PSUs, Mr. Brewer's long-term equity incentive for the 2021 performance year would be paid as restricted share units with one-third vesting on each of the first, second and third anniversaries of the grant.
•If Mr. Brewer remains employed through the Retirement Date, he will continue to receive his base salary of $550,000 per annum through the Retirement Date.
•If Mr. Brewer remains employed through the Retirement Date, in recognition of his work through the Transition Period he will be granted a non-equity incentive payment with a target amount equal to one-quarter of his March 2022 payment for the 2021 performance year, or $343,749.
Pursuant to the Separation Agreement, if Mr. Brewer remains employed through the Retirement Date, any unvested equity awards that he holds on the Retirement Date will vest in accordance with the terms that the applicable award agreement provides upon retirement. However, any previously granted equity awards that include Company performance-based vesting conditions remain subject to satisfaction of such applicable performance conditions following the Retirement Date. In addition, Mr. Brewer will be reimbursed for expenses incurred in the preparation of his tax returns through the 2022 tax year.
The Separation Agreement contains covenants by Mr. Brewer relating to protection of our confidential information, cooperation, non-competition, non-solicitation and non-disparagement and other standard provisions. Mr. Brewer executed a release of claims as part of the Separation Agreement and the Separation Agreement provides that Mr. Brewer will execute another release of claims after his retirement such that the second release becomes effective within 60 days following his retirement. Payments pursuant to the Separation Agreement are subject to forfeiture and/or clawback in the event of violation of these covenants.

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2021 EXECUTIVE COMPENSATION CONCLUSION
Our Compensation Committee wished to recognize the considerable accomplishments of Mr. Frederico and our other named executive officers in leading our Company through another challenging year brought on by the continued combination of the COVID-19 pandemic and historically low interest rates. As such, our Compensation Committee determined that it was appropriate that Mr. Frederico and the other named executive officers experience an increase in their short term cash incentive payments consistent with exceeding all but one of the six financial performance targets set by our Compensation Committee last year, particularly in a year in which the price of our shares increased as much as it did. The Compensation Committee also believes the contributions of each of these individuals is critical to successfully accomplish our multi-year transformation into a diversified financial services company with a dual focus on financial guaranty insurance and asset management. The Compensation Committee addressed these objectives by granting these individuals long-term equity awards that the Compensation Committee believes will provide appropriate motivation for them to see the transformation through.
The Compensation Committee believes that our executive compensation program rewards performance and motivates each member of our senior leadership team to increase shareholder value, and that it is therefore appropriate and in the best interests of our Company and our shareholders. Our strategy requires exceptionally qualified and experienced management in senior financial guaranty executive, finance and legal positions, including personnel with skills and experience in reinsurance, acquisitions and corporate integration as well as asset management, and the ability to deal with adverse market conditions and take advantage of market opportunities. During this critical period in our Company’s history, the Compensation Committee believes that retaining and motivating each member of our senior leadership team and staff is essential, and that the various elements of total compensation have worked well to attract, retain and properly reward management for their performance.
COMPENSATION GOVERNANCE
The Role of the Board’s Compensation Committee
The Compensation Committee oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for:
•Establishing compensation policies for our senior leadership team
•Determining the compensation of our CEO
•Reviewing our CEO’s compensation recommendations regarding other members of the senior leadership team and determining appropriate compensation for such persons
Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee’s activities. The charter, which may be found on our website at www.assuredguaranty.com/governance, is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to retain compensation, legal, accounting and other expert consultants at our expense.
The Role of the Independent Consultants
For more than ten years, including in 2021, the Compensation Committee has engaged FW Cook as its independent compensation consultant and considered advice and information from that firm in determining the amount and form of compensation for each member of our senior leadership team. Periodically, the Nominating and Governance Committee also engages FW Cook to conduct a comprehensive review of the compensation package for the independent directors; FW Cook last undertook such a comprehensive review in 2021.
In 2021, FW Cook’s work for the Compensation Committee included analyzing our compensation practices in light of best practices, providing a compensation risk assessment, reviewing and advising us on changes to our comparison group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants, and updating the Compensation Committee with respect to evolving governance trends.
The Compensation Committee has considered the independence of FW Cook in light of SEC rules and NYSE listing standards. It requested and received a letter from FW Cook in 2021 affirming factors relevant to assessing FW Cook’s independence. The Compensation Committee discussed the content of the letter and concluded that FW Cook’s work did not raise any independence or conflict of interest issues.
When the Compensation Committee began to contemplate amending the long-term equity incentive program to include performance restricted share units based on relative TSR performance in 2018, we engaged Aon to model the grant date fair value and ultimate performance and payout of hypothetical Relative TSR PSUs with various characteristics and, once the characteristics of the Relative TSR PSUs were settled, to provide grant date valuation of the Relative TSR PSUs and to provide Relative TSR PSU value tracking over the life of the Relative TSR PSUs. The Compensation Committee engaged Aon as a compensation consultant beginning in 2018 when it established the TSR PSUs in February 2019, and again in 2021 when it considered whether, given changes in the Russell Midcap
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Financial Services Index since 2019, it should change the reference index used for the TSR PSUs (it chose not to make any changes). We also engage Aon to calculate and report on the value of the TSR PSUs on an ongoing basis.
The Compensation Committee has considered the independence of Aon in light of SEC rules and NYSE listing standards. It requested and received a letter from Aon in 2021 affirming factors relevant to assessing Aon's independence. The Compensation Committee discussed the content of the letter and concluded that Aon's work did not raise any independence or conflict of interest issues.
Executive Compensation Comparison Group
The Compensation Committee examines pay data for the following 21 companies to review pay practices, identify compensation trends, and benchmark its executive compensation decisions:

Affilated Managers Group	Enstar Group Limited	Radian Group
Alleghany	Essent Group, Ltd.	RenaissanceRe Holdings
AllianceBernstein	Everest Re Group, Ltd.	Sculptor Capital
Arch Capital Group	Federated Hermes	Selective Insurance Group, Inc
Argo Group International Holdings, Ltd.	First American Financial Corporation	The Hanover Insurance Group, Inc.
Assurant, Inc.	Janus Henderson Group	Virtus Investment Partners
AXIS Capital Holdings Limited	MGIC Investment Corporation	White Mountains Insurance Group, Inc.
The Compensation Committee has long recognized that the comparison group has limitations. Our company is the only publicly-traded financial services company primarily writing new financial guaranty business in today’s markets.
Notably, the comparison group consists primarily of mortgage finance and property and casualty insurance and reinsurance companies, along with the six asset managers (reflecting our expansion into asset management). Despite the specialized nature of our primary financial guaranty business, our Compensation Committee looks for companies domiciled in Bermuda or with a similar size, global business model and compensation mix to ours, along with publicly traded asset management companies to reflect the establishment of AssuredIM. Although the factors the Compensation Committee considers for its compensation decisions and the level of compensation may differ from those for the comparison group, the Compensation Committee finds it useful to consider the pay practices at these companies.
In October 2021, FW Cook met with the Compensation Committee to review the comparison group and to discuss whether other companies should be considered for inclusion in the group. Based on FW Cook’s review and the continued importance of the asset management business to our strategic vision, and due to the acquisition of Eaton Vance (which had been one of the 21 companies in the group) by Morgan Stanley on March 1, 2021, FW Cook recommended to the Compensation Committee that it revise the comparison group by replacing Eaton Vance with another asset management company.
In locating a replacement for Eaton Vance, FW Cook searched for an asset manager that was similar to our asset management business, screening for size, business model and presence in a peer network. FW Cook’s recommendation to add AllianceBernstein was accepted by the Compensation Committee. It is indicated in bold in the above list.
FW Cook advised the Compensation Committee that, as of December 31, 2021, our one-year TSR was the highest of the revised comparison group and our three-year TSR ranked somewhat below the median of the revised comparison group. FW Cook also informed the Compensation Committee that, as of September 30, 2021, our latest four quarters of net income was near the 25th percentile of the revised comparison group and our total assets were between the median and the 75th percentile.
The revised comparison group consists of companies that, like our Company, have a business model that involves underwriting or credit risk, a holding company structure, and similar size as measured by revenues, assets and market capitalization.
Executive Officer Recoupment Policy and Related Forfeiture and Termination for Cause Provisions
Our Board of Directors adopted a recoupment (or clawback) policy in February 2009 pursuant to which the Compensation Committee was permitted to rescind or recoup certain compensation awards to an executive officer in the event of a material restatement of our financial results (or for stock options, if such person engaged in misconduct related to a restatement of our financial results), or if that person was awarded or paid certain compensation based on objectively quantifiable performance goals that were later determined to have been overstated. In November 2015, the Compensation Committee amended the recoupment policy so that it would apply, to the extent required by law, to incentive compensation received in the three-year period before a determination that a material restatement of our financial results is required.
In 2021, the Compensation Committee initiated a comprehensive review not only of our recoupment policy, but also the forfeiture and recoupment provisions in the grant agreements for our equity incentive awards (RSUs and PSUs) and non-equity incentive awards, and the definition of cause used in those grant agreements and our executive severance plan. After considering a report from FW Cook on best practices, the Compensation Committee determined that it was in the best interest of our Company to expand and harmonize the circumstances under which the Compensation Committee has discretionary authority to impose forfeiture, recoupment and / or
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termination for cause. In February 2022, the Compensation Committee adopted a revised recoupment policy that expands the circumstances that can trigger recoupment pursuant to the policy to now include misconduct by the executive (now broader than just misconduct related to restatement of financial statements) and that expands the types of compensation awards that are subject to the recoupment policy, and adopted updated grant agreements for equity awards and an updated executive severance plan that now include an expanded definition of cause and that contain provisions requiring recipients to agree that all previously granted awards to such recipient are subject to the updated terms of the amended recoupment policy. The updated definition of cause expands the circumstances that constitute cause, including any acts or omissions by the executive that are likely to injure the operations or reputation of the Company.
The table below presents a simplified summary of selected provisions of the current recoupment policy, severance plan and grant agreements as approved February 2022, and is modified in its entirety by the detailed provisions of such documents, which are or will be filed with the SEC. The provisions summarized below are applicable to each member of our senior leadership team. Conduct, activity or events may fall into more than one category in the table.

	Forfeit Unpaid Incentive Compensation*	Recoup Already Paid Incentive Compensation*	Termination for Cause
Misconduct: (a) felony; (b) other crime involving moral turpitude in certain circumstances; and (c) other serious misconduct that may cause material harm to our employees or material reputational harm to the Company or may expose the Company to material regulatory, legal or financial risk
	✓	✓	✓
Any act or omission likely to injure our operations or reputation or to prevent such executive from being able to perform their duties	✓		✓
Material restatement of financial statements (regardless of misconduct)	✓	✓
Overstatement of objectively quantifiable performance objectives	✓	✓
Violation of specified covenants (non-compete, non-solicitation, breach of confidentiality)	✓	✓	✓
Failure to follow directions of the Board or supervisor or any willful, serious and continued failure to perform their duties	✓		✓
* The covered incentive compensation consists of RSUs, ABV PSUs, TSR PSUs and non-equity incentive compensation (cash).
Share Ownership Guidelines
To demonstrate our commitment to building shareholder value, the Board of Directors adopted management share ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each member of our senior leadership team must retain 100% of their after-tax receipt of our Common Shares until they reach their ownership goal. Please see “Information About Our Common Share Ownership—How Much Stock is Owned by Directors and Executive Officers” for detailed information on the executive officers’ stock ownership.
The chart below shows the guideline for each of our named executive officers and each executive’s stock ownership as of March 11, 2022, the record date, using $57.41, the closing price of one of our Common Shares on the NYSE on such date.

Named Executive Officer	Guideline	Current Ownership
Dominic J. Frederico	7 × Salary	70.2 × Salary	(1)
Robert A. Bailenson	5 × Salary	17.9 × Salary
David A. Buzen(2)	5 × Salary	5.8 × Salary
Ling Chow (3)	5 × Salary	7.4 × Salary
Russell B. Brewer II	5 × Salary	20.5 × Salary
(1)    Common shares beneficially owned by Mr. Frederico include 300,000 shares pledged in accordance with our stock trading policy.
(2)    Mr. Buzen became an executive officer in 2020.
(3)    Ms. Chow became an executive officer in 2018.
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These ownership levels include shares owned and, in the case of Mr. Bailenson, vested share units credited to his non-qualified retirement plan. Unvested RSUs and unvested PSUs do not count towards the guidelines. Some of the executive officers who have reached their share ownership goals have made gifts of shares to family or to charitable or educational institutions.
Anti-Hedging Policy
We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.
Anti-Pledging Policy
Our stock trading policy prohibits employees and directors from pledging our Common Shares without the approval of both our General Counsel and the Nominating and Governance Committee. Our stock trading policy requires that, in order to grant such approval, our Nominating and Governance Committee determine that the person making the pledge demonstrates the financial capacity to repay the loan (which does not constitute margin debt) without resorting to the pledged securities. Mr. Frederico has pledged 300,000 of our Common Shares. Even if such shares are excluded from his total, on March 11, 2022, Mr. Frederico owned Common Shares in an amount equal to 56.4x his salary, more than eight times his guideline of 7x his salary. No other director or executive officer has pledged Common Shares.
Award Timing
The Compensation Committee meets during our February board meeting to make executive compensation decisions with respect to the previous year’s performance and to make its compensation recommendations to the other directors. After consulting with the Board, the Compensation Committee approves salary increases (if any), cash incentive compensation, and long-term equity incentive awards for each member of our senior leadership team. Calculations of the number of PSUs and RSUs awarded to each member of our senior leadership team are made as of the date of the decision, which occurs several days prior to the day we file with the SEC our Annual Report on Form 10-K for the previous calendar year. We have consistently followed this timing for many years. The number of units granted is calculated by dividing such value by the average closing price on the NYSE of a Common Share over the 40 consecutive trading days ending on the date of grant. Payments of cash incentives are not made until after we file with the SEC our Annual Report on Form 10-K for the previous calendar year.

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POST-EMPLOYMENT COMPENSATION
Retirement Benefits
We maintain tax-qualified and non-qualified defined contribution retirement plans for each member of our senior leadership team and other eligible employees. We do not maintain any defined benefit pension plans. The Compensation Committee and our management believe that it is important to provide retirement benefits to employees who reach retirement in order to attract and retain key employees. All retirement benefits are more fully described below under “Potential Payments Upon Termination or Change in Control.”

Benefit Under Defined Contribution Plans	Description
Core contribution
We contribute 7% of each employee’s salary and non-equity incentive payment or cash bonus compensation, which we refer to as eligible compensation, on the portion made to our tax-qualified plan, and 6% on the portion made to our nonqualified supplemental employee retirement plans.

Company match
We match 100% of each employee’s contribution, up to 7% of eligible compensation on the portion made to our tax-qualified plan, and 6% on the portion made to our nonqualified supplemental employee retirement plans.

Severance
Under our severance plan for members of our senior leadership team, following the executive’s involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year’s salary plus their average cash incentive amount over the preceding three-year period, plus a pro-rata annual cash incentive amount for the year of termination, and an amount equal to one year of medical and dental premiums. The executive’s receipt of severance benefits is subject to their compliance with non-competition, non-solicitation, and confidentiality restrictions during their employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay one year of base salary to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following their termination of employment.
Change In Control Benefits
We provide change in control benefits to encourage members of our senior leadership team to consider the best interests of shareholders by mitigating any concerns about their own personal financial well-being in the face of a change in control of our Company. Based on shareholder input and changing market trends, since 2011, in the event of a change in control:
•Long-term incentive awards will vest only upon certain terminations of employment following a change in control (double-trigger)
•Such awards will vest upon a change in control (single-trigger) if the acquirer does not assume the awards
•We do not provide excise tax reimbursements and gross-up payments in the case of a change in control
Detailed information is provided below under “Potential Payments Upon Termination or Change in Control.”
TAX TREATMENT
Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Company, with some limited exceptions for compensation paid pursuant to certain arrangements in place on November 2, 2017. Our covered employees generally include anyone who (i) was the CEO or CFO at any time during the year, (ii) was one of the other NEOs who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining levels or methods of compensation. The Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.
Section 409A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for employee
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and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.
Finally, Section 457A of the Internal Revenue Code imposes restrictions on nonqualified deferred compensation plans maintained by a nonqualified entity (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax). The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 457A.
NON-GAAP FINANCIAL MEASURES
This proxy statement references financial measures that are not determined in accordance with U.S. GAAP, and are identified as core, operating, PVP or non-GAAP. Although these non-GAAP financial measures should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them as well as other factors in determining senior leadership incentive compensation.
We referenced in the Management’s Discussion and Analysis in our Annual Report on Form 10-K for the year ended December 31, 2021 certain of the non-GAAP financial measures we use in this proxy statement. The definitions for those non-GAAP financial measures, which are listed below, and how they may be calculated from the most directly comparable GAAP financial measures, may be found on pages 102 to 106 of our Annual Report on Form 10-K for the year ended December  31, 2021, which is available on our website at www.assuredguaranty.com.
•adjusted operating income
•adjusted operating shareholders’ equity
•adjusted book value (ABV)
•PVP or present value of new business production
This proxy also references certain non-GAAP financial measures, which are identified as “core”, that our management and Board also consider important performance indicators and have employed, as well as other factors, in determining the incentive compensation of our senior leadership team. These “core” measures, and how they are calculated from our GAAP financial statements, are as follows:
•Core operating income per diluted share. After making the adjustments to net income attributable to Assured Guaranty Ltd. described on pages 103 to 104 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted operating income, we subtract the gain (or loss) included in net income related to VIE consolidation, net of the tax provision, and to calculate the per diluted share amount divides the result by the weighted average diluted Common Shares during the period. Our adjusted operating income is shown in the table on page 80 of our Annual Report on Form 10-K, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Executive Summary, Financial Performance of Assured Guaranty, and the gain (or loss) included in net income related to VIE consolidation is shown in the same table as “Other.”
•Core operating shareholders’ equity per share. After making the adjustments to shareholders’ equity attributable to Assured Guaranty Ltd. described on pages 104 to 105 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at non-GAAP operating shareholders’ equity, we subtract the gain (or loss) related to VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount divide by the number of Common Shares outstanding.
•Core ABV. After making the adjustments to shareholders’ equity attributable to Assured Guaranty Ltd. described on pages 104 to 105 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures to arrive at adjusted book value (ABV), we subtract the gain (or loss) related to VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount divide by the number of Common Shares outstanding.
•Core operating ROE. Core operating ROE is calculated as core operating income divided by the average of core operating shareholders’ equity at the beginning and end of the period.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and this proxy statement. The foregoing report has been approved by the Compensation Committee.
Thomas W. Jones, Chair
G. Lawrence Buhl
Bonnie L. Howard
Patrick W. Kenny
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SUMMARY COMPENSATION TABLE
The following table provides compensation information for 2021, 2020 and 2019 for our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compen- sation(2)	All Other Compen- sation(3)	Total
Dominic J. Frederico,	2021	$1,250,000	$9,239,643	$3,454,988	$591,431	$14,536,062
President and	2020	$1,250,000	$5,964,855	$2,979,625	$682,044	$10,876,524
Chief Executive Officer	2019	$1,250,000	$6,424,343	$3,727,000	$752,127	$12,153,470
Robert A. Bailenson,	2021	$800,000	$2,078,969	$2,052,792	$316,847	$5,248,608
Chief Financial Officer	2020	$800,000	$1,325,546	$1,669,360	$367,904	$4,162,810
	2019	$700,000	$1,606,106	$1,994,720	$364,809	$4,665,635
David A. Buzen(4),	2021	$800,000	$1,319,932	$1,696,480	$273,314	$4,089,726
Chief Investment Officer and	2020	$612,500	$662,752	$1,306,585	$235,131	$2,816,968
Head of Asset Management
Ling Chow,	2021	$600,000	$1,583,883	$1,499,994	$251,905	$3,935,782
General Counsel	2020	$550,000	$1,016,267	$1,481,135	$264,960	$3,312,362
	2019	$525,000	$1,070,695	$1,769,140	$236,317	$3,601,152
Russell B. Brewer II,	2021	$550,000	$1,649,945	$1,374,995	$259,055	$3,833,995
Chief Surveillance Officer	2020	$525,000	$1,016,267	$1,286,093	$268,315	$3,095,675
	2019	$525,000	$1,177,776	$1,548,015	$284,043	$3,534,834
(1)    This column represents the grant date value of performance share unit awards and restricted share unit awards granted in 2021, 2020 and 2019 for 2020, 2019 and 2018 performance, respectively.
(2)    This column represents cash incentive compensation for 2021, 2020 and 2019 performance paid in 2022, 2021 and 2020, respectively, plus, in the case of Ms. Chow, the vesting date value of Performance Retention Awards (PRA) granted in 2017 and 2016 that vested on December 31 of 2020 and 2019, respectively, as further described in the table below. Beginning in February 2015, executive officers no longer receive grants of PRA. However, Ms. Chow became an executive officer in 2018 and was granted PRA through February 2017. Her last PRA installment vested on December 31, 2020.

	2020	2019
Cash Incentive Compensation	$1,292,885	$1,461,390
PRA Payout	$188,250	$307,750
Total	$1,481,135	$1,769,140
(3)    All Other Compensation for 2021 consists of the benefits set forth in the table below. Contributions to defined contribution retirement plans include contributions with respect to salary and cash incentive compensation. The Miscellaneous category within All Other Compensation includes Bermuda club fees, Bermuda health insurance and anniversary awards.

	D. Frederico	R. Bailenson	D. Buzen	L. Chow	R. Brewer
Employer Contribution to Retirement Plans	$513,079	$301,847	$258,314	$232,670	$225,855
Bermuda Car Allowance	$20,000	—	—	—	—
Tax Return Preparation	$20,208	—	—	$4,235	$11,000
Matching Gift Donations	$15,000	$15,000	$15,000	$15,000	$14,700
Miscellaneous	$23,144	—	—	—	$7,500
Total	$591,431	$316,847	$273,314	$251,905	$259,055
(4)    Mr. Buzen’s 2020 salary was raised from $500,000 to $800,000 in August 2020 in recognition of the substantially increased responsibility he was assuming when he assumed the role of Chief Investment Officer and Head of Asset Management; his 2020 blended salary is shown here.
67 Assured Guaranty 2022 Proxy Statement

EMPLOYMENT AGREEMENTS
None of our named executive officers currently have any employment agreements with the Company. However, as discussed in “Compensation Discussion and Analysis—Separation Agreement,” Mr. Brewer has entered into a separation agreement with the Company pursuant to which he remains employed by the Company in a non-executive officer position, serving as Senior Advisor to the Chief Executive Officer, for a transition period through December 31, 2022.
PERQUISITE POLICY
Our Company has established a perquisite policy pursuant to which we provide members of the senior leadership team certain perquisites that are not available to employees generally. We believe that perquisites we provide to our senior leadership team, including our named executive officers, meet certain business objectives and that the benefit our Company receives from providing these perquisites significantly outweighs the cost of providing them. We feel these perquisites minimize distractions to members of our senior leadership team, thereby enabling them to perform their responsibilities more efficiently. These include tax preparation, annual executive medical exams (for persons who became executive officers prior to December 31, 2017) and, for members of our senior leadership team located in Bermuda, housing and car allowances, Bermuda club memberships, and family travel stipend. In light of the challenges of the Bermuda market, including travel to and from the island, and the cost of living and maintaining a residence, the Bermuda perquisites are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes. Any of these perquisites may be modified by the Compensation Committee without the consent of the executives.
In determining the total compensation payable to our senior leadership team, the Compensation Committee considers perquisites in the context of the total compensation which each member of our senior leadership team is eligible to receive. However, given the fact that perquisites represent a relatively small portion of the total compensation of members of the senior leadership team, the availability of these perquisites does not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which the members of our senior leadership team are entitled or which they are awarded.
SEVERANCE POLICY
Our Company has adopted a severance plan for our senior leadership team. For further detail, see the discussion in “Compensation Discussion and Analysis—Post-Employment Compensation—Severance” and “Potential Payments Upon Termination or Change of Control—Change-in-Control Severance”. A severance plan enables us to attract and retain top candidates for positions on our senior leadership team and enables us to have good relations with those executives.
EMPLOYEE STOCK PURCHASE PLAN
We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year. In 2021, Mr. Frederico, Mr. Buzen and two other executive officers participated in the employee stock purchase plan; Mr. Frederico and Mr. Buzen participated to the maximum extent possible.
INDEMNIFICATION AGREEMENTS
We enter into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.
•The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.
•The indemnification agreements provide for advancement of expenses.
•These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.
•The indemnification agreements set forth procedures relating to indemnification claims.
•The agreements also provide for maintenance of directors’ and officers’ liability insurance.
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2021 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning grants of plan-based awards for our named executive officers made during 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(5)
Dominic J. Frederico	Feb. 24, 2021(1)	$2,500,000	$5,000,000	—	—	—	—	—
	Feb. 24, 2021(2)	—	—	28,386	56,772	141,930	—	$3,409,726
	Feb. 24, 2021(3)	—	—	28,386	56,772	113,544	—	$2,498,536
	Feb. 24, 2021(4)	—	—	—	—	—	75,696	$3,331,381
Robert A. Bailenson	Feb. 24, 2021(1)	$1,600,000	$3,200,000	—	—	—	—	—
	Feb. 24, 2021(2)	—	—	6,387	12,774	31,935	—	$767,206
	Feb. 24, 2021(3)	—	—	6,387	12,774	25,548	—	$562,184
	Feb. 24, 2021(4)	—	—	—	—	—	17,032	$749,578
David A. Buzen	Feb. 24, 2021(1)	$1,600,000	$3,200,000	—	—	—	—	—
	Feb. 24, 2021(2)	—	—	4,055	8,110	20,275	—	$487,087
	Feb. 24, 2021(3)	—	—	4,055	8,110	16,220	—	$356,921
	Feb. 24, 2021(4)	—	—	—	—	—	10,814	$475,924
Ling Chow	Feb. 24, 2021(1)	$1,200,000	$2,400,000	—	—	—	—	—
	Feb. 24, 2021(2)	—	—	4,866	9,732	24,330	—	$584,504
	Feb. 24, 2021(3)	—	—	4,866	9,732	19,464	—	$428,305
	Feb. 24, 2021(4)	—	—	—	—	—	12,976	$571,074
Russell B. Brewer II	Feb. 24, 2021(1)	$1,100,000	$2,200,000	—	—	—	—	—
	Feb. 24, 2021(2)	—	—	5,069	10,138	25,345	—	$608,888
	Feb. 24, 2021(3)	—	—	5,069	10,138	20,276	—	$446,173
	Feb. 24, 2021(4)	—	—	—	—	—	13,517	$594,883
(1)    Represents a grant of a non-equity incentive compensation award. As described in “Compensation Discussion and Analysis—Executive --Compensation Program Structure and Process—Components of Our Executive Compensation Program—Cash Incentive Compensation”, our Compensation Committee uses a formula to award cash incentive compensation in order to enhance the transparency of our process. The amount of cash incentive compensation awarded to each executive is determined based on the extent to which that executive achieves certain pre-established performance targets; 67% is tied to the achievement of six financial performance targets and 33% is tied to the achievement of non-financial objectives. On the February 24, 2021 grant date, our Compensation Committee established a target and maximum cash incentive award for each of our named executive officers, as well as the formula for determining the actual amount of payment to each named executive officer, which may range from zero to such executive’s maximum amount. The target for each of our named executive officers is two times their salary, and each would achieve their maximum amount listed (equal to two times their target) upon receiving the maximum score under our formula of 200%. In February 2022, after applying the formula to each of the named executive officers, the Compensation Committee approved the payments described in the Summary Compensation Table for payment of such non-equity incentive compensation awards.
(2)    Represents a TSR performance share unit award. The TSR PSUs will vest at the end of a three-year vesting period based on the company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index, with limited exceptions. The number of TSR PSUs listed in the Threshold column represents the number of TSR PSUs which shall become vested based on achievement of 50% of the performance target (a Company total shareholder return at the 25th percentile relative to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index); the number of TSR PSUs listed in the Target column represents the number of PSUs which shall become vested based on achievement of 100% of the performance target (a company total shareholder return at the 55th percentile relative to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index); and the
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number of PSUs listed in the Maximum column represents the number of TSR PSUs which shall become vested based on achievement of 250% of the performance target (a Company total shareholder return at the 95th percentile relative to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index). If at least 50% of the performance target is not achieved during the performance period, all of the TSR PSUs will be forfeited.
(3)    Represents an ABV performance share unit award. The ABV PSUs will vest at the end of a three-year vesting period based on the Company’s growth in core adjusted book value, with limited exceptions. The number of ABV PSUs listed in the Threshold column represents the number of ABV PSUs which shall become vested based on achievement of 50% of the performance target (growth in core adjusted book value of 12%); the number of ABV PSUs listed in the Target column represents the number of ABV PSUs which shall become vested based on achievement of 100% of the performance target (growth in core adjusted book value of 15%); and the number of ABV PSUs listed in the Maximum column represents the number of ABV PSUs which shall become vested based on achievement of 200% of the performance target (growth in core adjusted book value of 18%). If at least 50% of the ABV performance target is not achieved during the performance period, all of the ABV PSUts will be forfeited.
(4)    Represents a time-based RSU award. Restrictions lapse on the third anniversary of the grant date of the award, subject to continued employment, with limited exceptions.
(5)    This column discloses the aggregate grant date fair market value computed in accordance with U.S. GAAP, which is $60.06 per target share for TSR PSUs, $44.01 per target share for ABV PSUs, and $44.01 per share for the RSUs. For the assumptions used in the valuation, see note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

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OUTSTANDING EQUITY AWARDS
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic J. Frederico	59,850	(1)	$3,004,470	—		—
	57,010	(2)	$2,861,902	—		—
	75,696	(3)	$3,799,939	—		—
	35,749	(4)	$1,794,600	—		—
	89,776	(5)	$4,506,755	—		—
	—		—	21,379	(6)	$1,073,226
	—		—	21,379	(7)	$1,073,226
	—		—	28,386	(8)	$1,424,977
	—		—	28,386	(9)	$1,424,977
Robert A. Bailenson	14,963	(1)	$751,143	—		—
	12,669	(2)	$635,984	—		—
	17,032	(3)	$855,006	—		—
	8,937	(4)	$448,637	—		—
	22,444	(5)	$1,126,689	—		—
	—		—	4,751	(6)	$238,500
	—		—	4,751	(7)	$238,500
	—		—	6,387	(8)	$320,627
	—		—	6,387	(9)	$320,627
David A. Buzen	7,481	(1)	$375,546	—		—
	6,334	(2)	$317,967	—		—
	10,814	(3)	$542,863	—		—
	4,469	(4)	$224,344	—		—
	11,222	(5)	$563,344	—		—
	—		—	2,376	(6)	$119,275
	—		—	2,376	(7)	$119,275
	—		—	4,055	(8)	$203,561
	—		—	4,055	(9)	$203,561
Ling Chow	9,975	(1)	$500,745	—		—
	9,713	(2)	$487,593	—		—
	12,976	(3)	$651,395	—		—
	5,958	(4)	$299,092	—		—
	14,962	(5)	$751,092	—		—
	—		—	3,643	(6)	$182,879
	—		—	3,643	(7)	$182,879
	—		—	4,866	(8)	$244,273
	—		—	4,866	(9)	$244,273
	3,297	(10)	$165,509	—		—
Russell B. Brewer II	10,973	(1)	$550,845	—		—
	9,713	(2)	$487,593	—		—
	13,517	(3)	$678,553	—		—
	6,554	(4)	$329,011	—		—
	16,458	(5)	$826,192	—		—
	—		—	3,643	(6)	$182,879
	—		—	3,643	(7)	$182,879
	—		—	5,069	(8)	$254,464
	—		—	5,069	(9)	$254,464

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(1)    Represents a time-based RSU award. These units were granted on February 27, 2019, and vested on February 27, 2022.
(2)    Represents a time-based RSU award. These units were granted on February 26, 2020, and will vest on February 26, 2023, subject to continued employment, with limited exceptions.
(3)    Represents a time-based RSU award. These units were granted on February 24, 2021, and will vest on February 24, 2024, subject to continued employment, with limited exceptions.
(4)    Represents a TSR performance share unit award. These units were granted on February 27, 2019, and vested on February 27, 2022, and are based on the Company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index over a three-year period, with limited exceptions.
(5)    Represents an ABV performance share unit award. These units were granted on February 27, 2019, and vested on February 27, 2022, and are based on the Company’s growth in core adjusted book value over a three-year period, with limited exceptions.
(6)    Represents a TSR performance share unit award. These units were granted on February 26, 2020, and will vest on February 26, 2023 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on the Company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index.
(7)    Represents an ABV performance share unit award. These units were granted on February 26, 2020, and will vest on February 26, 2023 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on the Company’s growth in core adjusted book value.
(8)    Represents a TSR performance share unit award. These units were granted on February 24, 2021, and will vest on February 24, 2024 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on the Company’s total shareholder return compared to the total shareholder return of all companies in the Russell Mid-Cap Financial Services Index.
(9)    Represents an ABV performance share unit award. These units were granted on February 24, 2021, and will vest on February 24, 2024 subject to continued employment, with limited exceptions, and achievement of defined performance goals based on the company’s growth in core adjusted book value.
(10)    Represents a time-based RSU award. These units were granted on February 21, 2018, and vested on February 21, 2022.
2021 STOCK VESTED
The following table provides information concerning the vesting of restricted share units granted to our named executive officers during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Dominic J. Frederico	230,058	$9,087,291
Robert A. Bailenson	60,015	$2,370,593
David A. Buzen	30,009	$1,185,356
Ling Chow	31,717	$1,253,087
Russell B. Brewer II	44,010	$1,738,395
(1)    This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.
(2)    The value of a restricted share upon vesting is the fair market value of the stock on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.

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NON-QUALIFIED DEFERRED COMPENSATION
The following table sets forth information concerning non-qualified deferred compensation of our named executive officers. The amounts set forth in this table include only contributions made and earnings received during 2021 and do not include contributions and earnings with respect to the 2021 non-equity incentive compensation paid in 2022.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE(3)
Dominic J. Frederico	$237,206	$474,412	—	$3,444,816	$18,518,759	(4)
Robert A. Bailenson	$131,590	$263,180	—	$1,897,277	$8,536,206
David A. Buzen	$109,824	$219,647	—	$185,001	$1,564,660
Ling Chow	$97,002	$194,003	—	$558,644	$3,813,629
Russell B. Brewer II	$93,594	$187,188	—	$170,952	$6,015,684
(1)    The amounts in this column are also included in the Summary Compensation Table, in the Salary column and in the Non-Equity Incentive Plan Compensation column.
(2)    The amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column as the employer contribution to the retirement plans.
(3)    Of the totals in this column plus, for Mr. Frederico, $12,577,909 distributed on January 6, 2017, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2021 Amount	2020 Amount
Dominic J. Frederico	$12,155,812	$11,308,809
Robert A. Bailenson	$3,273,851	$2,819,659
David A. Buzen	$258,196	—
Ling Chow	$804,737	$491,544
Russell B. Brewer II	$2,107,221	$1,782,936
(4)    $1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at our 2004 initial public offering.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables quantify the potential payments upon termination that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2021. The last table quantifies the potential payments upon an involuntary termination without cause and a change of control that our named executive officers would receive assuming that both the termination without cause and change in control had occurred on December 31, 2021.
TERMINATION DUE TO DEATH OR DISABILITY

Name	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$9,666,311	$12,396,767	$22,063,078
Robert A. Bailenson	$2,242,133	$2,927,503	$5,169,636
David A. Buzen	$1,236,376	$1,538,682	$2,775,058
Ling Chow	$1,805,242	$2,092,520	$3,897,762
Russell B. Brewer II	$1,716,991	$2,209,623	$3,926,614
(1)    The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2021. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.
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TERMINATION DUE TO RETIREMENT

Name	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$9,507,316	$21,128,095	$30,635,411
Robert A. Bailenson(2)	—	—	—
David A. Buzen	$786,087	$1,726,632	$2,512,719
Ling Chow(3)	—	—	—
Russell B. Brewer II	$1,687,840	$3,748,489	$5,436,329
(1)    The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2021. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.
(2)    Mr. Bailenson had not reached retirement age by December 31, 2021. Upon retirement, Mr. Bailenson will become partially or fully vested in respect of his unvested RSUs and PSUs.
(3)    Ms. Chow had not reached retirement age by December 31, 2021. Upon retirement, Ms. Chow will become partially or fully vested in respect of her unvested RSUs and PSUs.
TERMINATION WITHOUT CAUSE PAYMENTS

Name	Salary Continuation	Cash Incentive Compensation	Benefits	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$1,250,000	$3,506,208	$53,979	$9,666,311	$12,396,767	$26,873,265
Robert A. Bailenson	$800,000	$1,871,333	$36,082	$2,242,133	$2,927,503	$7,877,051
David A. Buzen	$800,000	$1,106,928	$36,082	$1,236,376	$1,538,682	$4,718,068
Ling Chow	$600,000	$1,338,358	$36,082	$1,639,733	$2,092,520	$5,706,693
Russell B. Brewer II	$550,000	$1,472,608	$24,699	$1,716,991	$2,209,623	$5,973,921
(1)        The value of the PSUs for this table was determined as if the applicable performance period ended on December 31, 2021. The portion of the PSUs which ultimately would become vested may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the actual performance period and the value of our Common Share on the date of distribution.
CHANGE-IN-CONTROL SEVERANCE

Name	Salary Continuation	Cash Incentive Compensation	Benefits	Unvested RSUs	Unvested PSUs(1)	Total
Dominic J. Frederico	$1,250,000	$3,506,208	$53,979	$9,666,311	$19,845,552	$34,322,050
Robert A. Bailenson	$800,000	$1,871,333	$36,082	$2,242,133	$4,607,292	$9,556,840
David A. Buzen	$800,000	$1,106,928	$36,082	$1,236,376	$2,544,681	$5,724,067
Ling Chow	$600,000	$1,338,358	$36,082	$1,805,242	$3,366,105	$7,145,787
Russell B. Brewer II	$550,000	$1,472,608	$24,699	$1,716,991	$3,527,905	$7,292,203
(1)        For PSUs, the applicable performance period would end on the date of a change in control and the amount which would become vested would be determined based on the performance through such date.
The salary continuation, cash incentive compensation and benefits columns in the Termination Without Cause Payments table and the Change-in-Control Severance table represent amounts that would be payable to each named executive officer under the terms of the severance policy for named executive officers. Under the terms of the policy, each named executive officer receives one year of salary, the average of the last three annual cash incentive compensation amounts, a pro-rata annual cash incentive compensation payment for the year of termination and one year of benefits which represent medical plan and dental plan premiums paid by our Company at the same level as was paid just prior to termination.
For the purpose of these tables, the value of RSUs and PSUs has been determined by multiplying the number of shares that would have become vested on December 31, 2021 based on each applicable termination described above and based on target performance or the actual performance determined as if the performance period ended on such date by the closing price of our Common Shares on December 31, 2021, which was $50.20.
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In addition to the amounts listed in the tables, upon a termination of employment for any of the reasons described above, the executives would be entitled to distributions from the qualified and non-qualified defined contribution retirement plans maintained by the Company and affiliates. For the named executive officers, the aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2021 for Mr. Frederico, Mr. Bailenson, Mr. Buzen, Ms. Chow and Mr. Brewer are as follows, respectively: $20,113,506, $12,502,528, $1,969,918, $6,183,358 and $10,155,872. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.
If a named executive officer had been terminated for cause on December 31, 2021, he or she would not have received any severance payments and would have forfeited all unvested RSUs and PSUs, receiving only salary payments through the termination date and vested retirement benefits under our Company’s retirement plans.
Severance payments, vesting of restricted share units and retirement plan contributions assume no subsequent employment after termination. Certain rights to vesting and distributions following retirement or a termination without cause are subject to continued compliance with applicable restrictive covenants and may be forfeited by the executive in the event of a violation of such covenants (and in certain circumstances, the executive may be required to repay certain amounts in the event of a violation of such covenants).
CEO PAY RATIO
In 2021, the annual total compensation of Dominic J. Frederico, our President and Chief Executive Officer was $14,536,062. The annual total compensation of our median employee was $294,410. As a result, the ratio of the annual total compensation of our CEO to our median employee was 49.4 to 1.
We identified the median employee by examining the 2021 annual total compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2021. We included all employees, whether employed on a full-time or part-time basis, and including all employees resident outside of the U.S. We did not make any assumptions, adjustments or estimates with respect to annual total compensation. We annualized the compensation for any full-time employees who were not employed by us for all of 2021. We calculated the total compensation for our CEO and all of our employees excluding our CEO using the same methodology we use to calculate Total Annual Compensation for our named executive officers as set forth in the 2021 Summary Compensation table appearing earlier in this proxy statement.
NON-QUALIFIED RETIREMENT PLANS
All the named executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant’s termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.
AG US GROUP SERVICES INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (AGUS SERP)
The AG US Group Services Inc. Supplemental Executive Retirement Plan, which we refer to as the AGUS SERP, is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified AG US Group Services Inc. Employee Retirement Plan. Upon reaching the limits imposed by Internal Revenue Code provisions, these employees may contribute up to 6% of eligible compensation to the AGUS SERP. The plan also permits discretionary employer contributions (with the employer matching and core contributions to the AGUS SERP capped at a limit of 6% of eligible compensation).
•A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.
•Distribution of a participant’s account balances will be made as a lump sum. However, a participant may elect to receive payment of their account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant’s account balances is at least $50,000.
•A participant who is considered to be a specified employee as defined in Section 409A of the Internal Revenue Code and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

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INCENTIVE PLANS
All the named executive officers have previously received awards pursuant to our Company’s long-term incentive plan. In 2022, the named executive officers received a grant of PSUs and RSUs for the 2021 performance year as described below. Below is an overview of the plans.
ASSURED GUARANTY LTD. 2004 LONG-TERM INCENTIVE PLAN
The 2004 Long-Term Incentive Plan, as amended, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, RSUs or PSUs, and cash incentive awards to employees selected by the Compensation Committee. The Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.
•PSUs were granted in 2019 through 2022 that will vest at the end of a three-year performance period if certain performance conditions are satisfied (based on growth in core adjusted book value per share relative to a target and on TSR relative to the Index) and if the participant continues to be employed through the end of such three-year period, with limited exceptions as described below.
The participant is entitled to pro-rata vesting of the PSUs in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the PSUs vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year performance period, provided, however that the vesting of the PSUs shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.
•RSUs were granted from 2019 through 2022 that will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause, a voluntary termination for good reason or a voluntary termination due to retirement during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.

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EQUITY COMPENSATION PLANS INFORMATION
The following table summarizes our equity compensation plans as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	8,567,790 (1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL	—	—	8,567,790
(1)        Includes 118,495 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan. Includes 8,449,295 Common Shares available for stock options, restricted stock awards, RSUs, performance stock options and PSUs reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance.
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PROPOSAL NO. 2:
ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Our shareholders have the opportunity to cast an advisory (nonbinding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s compensation disclosure rules. This vote is being conducted in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC. Proposal No. 2 is Item 2 on the proxy card.
As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company’s strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.
We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 30 to 65 of this proxy statement, which include the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The board of directors recommends that you vote “FOR” the following resolution at the Annual General Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
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PROPOSAL NO. 3:
APPOINTMENT OF INDEPENDENT AUDITOR
The appointment of our independent auditor is approved annually by our shareholders, who also annually authorize the Board of Directors, acting through its Audit Committee, to set the remuneration for our independent auditor. Proposal No. 3 is Item 3 on the proxy card.
At the recommendation of the Audit Committee, the Board of Directors recommends that shareholders appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2022, and that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for our independent auditor. In making its recommendation with respect to the engagement of our independent auditor, the Audit Committee reviewed both the audit scope and estimated fees for professional services for the coming year.
PwC served as our independent auditor for the year ended December 31, 2021. Our audited financial statements for the year ended December 31, 2021 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.
INDEPENDENT AUDITOR FEE INFORMATION
The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2021 and 2020 and fees for other services rendered by PwC in 2021 and 2020.

	2021	2020
Audit fees(1)	$9,064,000	$9,212,000
Audit-related fees(2)	$855,000	$1,428,000
Tax fees(3)	$332,000	$250,000
All other fees	$4,000	$4,000
(1)        We paid audit fees, including costs, for the years ended December 31, 2021, and December 31, 2020, for professional services rendered in connection with:
•the audits of our consolidated financial statements, of management’s assessment of internal controls over financial reporting and of the effectiveness of these controls
•the statutory and GAAP audits of various subsidiaries
•review of quarterly financial statements
•SEC registration statements
(2)        Audit-related fees for the years ended December 31, 2021 and December 31, 2020 related to due diligence services for potential acquisitions and potential investments by funds managed by the Company, audits of our employee benefit plans, audit procedures not required by statute or regulation, agreed upon procedures related to our proxy statement, and agreed upon procedures related to collateralized loan obligations.
(3)        Of the total amount of tax fees for 2020, all fees related to tax compliance, while fees for 2021 related to both tax compliance and tax consulting. Compliance-related tax fees for 2021 and 2020 were for professional services rendered in connection with the preparation of the 2020 and 2019 federal tax returns. Tax consulting fees for 2021 were for transfer pricing services and other professional services.
PwC also provides audit services to certain unconsolidated funds managed and advised by Assured Guaranty Ltd. subsidiaries. Fees related to these audits were $4.5 million in 2021 and are not reflected in the table above.

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PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee’s general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee and management and the auditor will report actual fees versus the budget periodically throughout the year by category of service. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. Either the Audit Committee Chair or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The board of directors and the Audit Committee recommend that you vote “FOR” the appointment of PwC as the Company’s independent auditor for the year ending December 31, 2022, and the authorization of the board of directors, acting through its Audit Committee, to set the fees for the independent auditor.

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PROPOSAL NO. 4:
PROPOSALS CONCERNING OUR SUBSIDIARY, ASSURED GUARANTY RE LTD.
In accordance with AGL’s Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL’s directors must refer the matter to the shareholders of AGL and seek authority from AGL’s shareholders for AGL’s representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL’s directors must cause AGL’s representative or proxy to vote AGL’s shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL’s Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, Assured Guaranty Re Ltd., which we refer to as AG Re.
PROPOSAL 4.1—ELECTION OF AG RE DIRECTORS
We propose that AGL be directed to elect the following nine directors of AG Re: Howard W. Albert, Robert A. Bailenson, Gary Burnet, Ling Chow, Stephen Donnarumma, Dominic J. Frederico, Darrin Futter, Jorge Gana, Holly L. Horn and Walter A. Scott, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Other than Mr. Scott, each nominee is an officer of AGL or one of its subsidiaries and each, including Mr. Scott, has consented to serve as a director of AG Re without fee if elected. Mr. Scott was entitled to a director’s fee of $5,000 for his service in 2021, but declined the fee. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re’s board of directors. Proposal 4.1 is Item 4A on the proxy card.

The board of directors recommends that you direct AGL to vote “FOR” each of the nominees.
The biographies for these nominees are set forth below:
Howard W. Albert, age 62, has been Chief Risk Officer of AGL since May 2011. Prior to that, he was Chief Credit Officer of AGL from 2004 to April 2011. Mr. Albert joined Assured Guaranty in September 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Before joining Assured Guaranty, he was a Senior Vice President with Rothschild Inc. from February 1997 to August 1999. Prior to that, he spent eight years at Financial Guaranty Insurance Company from May 1989 to February 1997, where he was responsible for underwriting guaranties of asset-backed securities and international infrastructure transactions. Prior to that, he was employed by Prudential Capital, an investment arm of The Prudential Insurance Company of America, from September 1984 to April 1989, where he underwrote investments in asset-backed securities, corporate loans and project financings.
Mr. Albert’s experience in risk management, underwriting and credit and his position as the Chief Risk Officer of AGL make him valuable to the Board of Directors of AG Re.
Robert A. Bailenson, age 55, has been the Chief Financial Officer of AGL since June 2011. Mr. Bailenson has been with Assured Guaranty and its predecessor companies since 1990. Mr. Bailenson became Chief Accounting Officer of AGC in 2003, of AGL in May 2005, and of Assured Guaranty Municipal Corp., which we refer to as AGM, in July 2009, and served in such capacities until May 2019. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., the Company’s predecessor.
Mr. Bailenson’s background as the Chief Financial Officer of AGL and as an accountant provides an important perspective to the Board of Directors of AG Re.

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Gary Burnet, age 51, has been President of AG Re since August 2012, and prior to that he served as the Managing Director—Chief Credit Officer of AG Re from 2006 until his appointment as President. Mr. Burnet also served as the Vice President—Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet’s previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group’s consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.
As the President of AG Re, Mr. Burnet has the most comprehensive knowledge of its operations, including the key areas of underwriting credit risk, accounting and risk management.
Ling Chow, age 51, has been General Counsel and Secretary of AGL since January 1, 2018. She is responsible for legal affairs and corporate governance at the Company, including its litigation and other legal strategies relating to distressed credits, and its corporate, compliance, regulatory and disclosure efforts. She is also responsible for the Company’s human resources function. Ms. Chow began her tenure at the Company in 2002 as a transactional attorney, working on the insurance of structured finance and derivative transactions. She previously served as Deputy General Counsel and Assistant Secretary of AGL from May 2015 and as Assured Guaranty’s U.S. General Counsel from June 2016. Prior to that, Ms. Chow served as Deputy General Counsel of Assured Guaranty’s U.S. subsidiaries in several capacities from 2004. Before joining Assured Guaranty, Ms. Chow was an associate at various law firms, most recently Brobeck, Phleger & Harrison LLP, where she was a senior associate responsible for transactional work associated with public and private mergers and acquisitions, venture capital investments and private and public securities offerings.
Ms. Chow’s experience as an attorney and her position as the General Counsel of AGL enable her to make valuable contributions as a member of the Board of Directors of AG Re.
Stephen Donnarumma, age 59, was appointed as a director of AG Re on September 11, 2012. Mr. Donnarumma has been the Chief Credit Officer of AGC since 2007, of AGM since its 2009 acquisition, and of MAC since its 2012 capitalization. Mr. Donnarumma has been with Assured Guaranty since 1993. Over the years, Mr. Donnarumma has held a number of positions at Assured Guaranty, including Deputy Chief Credit Officer of AGL, Chief Operating Officer and Chief Underwriting Officer of AG Re, Chief Risk Officer of AGC, and Senior Managing Director, Head of Mortgage and Asset-backed Securities of AGC. Prior to joining Assured Guaranty, Mr. Donnarumma was with Financial Guaranty Insurance Company from 1989 until 1993, where his responsibilities included underwriting domestic and international financial guaranty transactions. Prior to that, he served as a Director of Credit Risk Analysis at Fannie Mae from 1987 until 1989. Mr. Donnarumma was also an analyst with Moody’s Investors Services from 1985 until 1987.
Mr. Donnarumma’s experience with credit analysis and risk management, and his position as the Chief Credit Officer of AGM and AGC, provide important perspective to the Board of Directors of AG Re.
Dominic J. Frederico — See Mr. Frederico’s biography in “Election of Directors—Nominees for Director.” The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.
Darrin Futter, age 47, was elected Financial Controller of AG Re and AGRO in 2007, prior to which he worked for Deloitte Ltd. in the Bermuda office and worked as a consultant to AG Re. Mr. Futter has worked in various senior audit roles with Ernst and Young LLP in the U.S. and KPMG in Zimbabwe, where he completed his Articles of Clerkship in 2000. He holds a Bachelor of Accounting Science (Hon.) degree from the University of South Africa and is also a Chartered Accountant and a member of the Institute of Chartered Accountants of Zimbabwe.
Mr. Futter’s extensive audit experience provides an important perspective to the Board of Directors of AG Re.
Jorge Gana, age 51, has been Deputy Chief Risk Officer of AGM and AGC since January 2022, where he is the deputy chair of their Risk Management Committees. Mr. Gana joined Assured Guaranty in 2005 as a Director in structured finance. Over the years, Mr. Gana has held a number of positions at Assured Guaranty, including Managing Director, Structured Finance at AGC, Senior Managing Director of Workouts and Government & Corporate Affairs at AGM and AGC, and chair of AGM's and AGC's Workout Committees. Mr. Gana continues to serve as a voting member of AGM's and AGC's Credit and Workout Committees. Prior to joining Assured Guaranty, Mr. Gana served as a Director of Global Commercial Asset Securitization for XLCA (now Syncora). Prior to XLCA, Mr. Gana worked at Natexis Banques Populaires (now Natixis) and at Banco Santander in global capacities dealing with credit & risk, managing investment portfolios, originating complex transactions, and issuing repackaged debt. Mr. Gana also worked for the Chile Economic Development Agency, NY Office, and as Editor of the Chile Economic Report until 1996.
Mr. Gana’s experience in risk management, credit analysis and workouts and his position as Deputy Chief Risk Officer of AGL provides an important perspective to the Board of Directors of AG Re.
Holly L. Horn, age 61, has been Chief Surveillance Officer of AGM and AGC since January 2022. Prior to that, Ms. Horn served as Chief Surveillance Officer, Public Finance of AGM and AGC, where she was responsible for ongoing surveillance, monitoring and loss mitigation of municipal risks insured by Assured Guaranty across all sectors of the municipal market. She joined AGM in 2003 as a director in the health care underwriting group, where she was responsible for analyzing and recommending the insurability of health care credits. She also served as a director in AGM's health care surveillance group. Ms. Horn began her public finance career at Inova
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Health System, a nationally ranked integrated health care delivery system and subsequently served as a senior manager for the national health care strategy practice at Ernst & Young.
Ms. Horn’s surveillance expertise and her position as the Chief Surveillance Officer of AGM and AGC enhance the deliberations of the Board of Directors of AG Re.
Walter A. Scott, age 84, was the Chair of the AGL Board of Directors from May 2005 until his retirement in May 2013, and a director of AGL from 2004 through 2013. Mr. Scott was Chair, President and Chief Executive Officer of ACE from 1991 until his retirement in 1994, and President and Chief Executive Officer of ACE from 1989 to 1991. Subsequent to his retirement he served as a consultant to ACE until 1996. Mr. Scott was a director of ACE from 1989 through May 2005. Prior to joining ACE, Mr. Scott was President and Chief Executive Officer of Primerica’s financial services operations. Mr. Scott currently serves as the Chair of the Board of Wachusett Brewing Company, Inc. and was also the Chair of Vermont Hard Cider Company, LLC from 2003 until 2012, when that company was sold. Mr. Scott is an Emeritus Trustee of Lafayette College and a founding trustee of the Bermuda Foundation for Insurance Studies.
Mr. Scott’s tenure on the AGL Board of Directors and lengthy experience at senior levels in the financial services industry allow him to provide valuable perspective to the Board of Directors of AG Re.
 PROPOSAL 4.2—APPOINTMENT OF AG RE AUDITOR
We propose that AGL be directed to appoint PwC as the independent auditor of AG Re for the fiscal year ending December 31, 2022, subject to PwC being appointed as our Company’s independent auditor. We expect representatives of PwC to be present at AGL’s Annual General Meeting with an opportunity to make a statement if they wish and to be available to respond to appropriate questions. Proposal 4.2 is Item 4B on the proxy card.
The following table presents fees for professional audit services rendered by PwC for the audit of AG Re’s financial statements for 2021 and 2020.

	2021	2020
Audit fees	$89,900	$89,900
Audit—related fees	—	—
Tax fees	—	—
All other fees	—	—
The above audit fees are also included in the audit fees shown in “Proposal No. 3: Appointment of Independent Auditor.”
Other Matters. The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL’s representative or proxy will vote in accordance with their judgment on such matter.

The board of directors recommends that you direct AGL to vote “FOR” each of the proposals concerning AGL’s subsidiary, AG Re.
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SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING
HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR’S PROXY MATERIAL?
If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than November 23, 2022, and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL’s 2023 Annual General Meeting proxy statement and form of proxy.
HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?
Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. With respect to the 2023 Annual General Meeting, such written notice must be received on or prior to February 3, 2023. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

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INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING
WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS?
In accordance with the rules of the SEC, instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for our Annual General Meeting, we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.
We will first make available the proxy statement, form of proxy card and 2021 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 23, 2022 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2021 annual report to shareholders will be made available at the same time and by the same methods. If requesting materials by e-mail, please send a blank e-mail with the information that is printed in your Notice in the box marked by the arrow in the subject line.

g	XXXX XXXX XXXX XXXX
We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our Annual General Meeting and because it is an environmentally friendly practice.
WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?
Our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 4, 2022, and any adjournments or postponements of the meeting. The meeting will be held at 8:00 a.m. London Time at 6 Bevis Marks, London, EC3A 7BA, United Kingdom. At this writing, governments continue to adjust various travel and gathering restrictions in response to the COVID-19 pandemic. In the event we postpone or change the date, time or location of our
Annual General Meeting as a result of COVID-19, we will post the revised meeting information on our website at www.assuredguaranty.com/annualmeeting as soon as possible after changing the date, time and location for the postponed meeting. We will also promptly issue a press release that we will make available on our website at www.assuredguaranty.com/annualmeeting and file with the SEC as definitive additional proxy material. Therefore, prior to and on the date of the Annual General Meeting, please visit our website or the SEC’s website (www.sec.gov) to determine if there has been any changes to the date, time or location of our Annual General Meeting. If you wish to receive a physical copy of any such press release, please contact our Secretary at generalcounsel@agltd.com or (441) 279-5725.
This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.
WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?
The following proposals are scheduled to be voted on at the Annual General Meeting:
•The election of directors
•An advisory vote to approve the compensation paid to our named executive officers
•The appointment of PwC as our independent auditor for 2022 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor
•The direction of AGL to vote for the election of the directors of, and the appointment of the independent auditor for, our subsidiary AG Re
Our Board of Directors recommends that you vote your shares “FOR” each of the nominees and each of the foregoing proposals.
ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Wednesday, May 4, 2022
Yes. Our proxy statement for the 2022 Annual General Meeting, form of proxy card and 2021 annual report to shareholders are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 23, 2022, to all shareholders entitled to vote at the Annual General Meeting.
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You can obtain directions to attend the 2022 Annual General Meeting by contacting Virginia Reynolds at + 44 020 7562 1920 or at vreynolds@agltd.com.
WHO IS ENTITLED TO VOTE?
March 11, 2022 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 11, 2022, you are entitled to vote. On that date, 65,691,443 of our Common Shares were outstanding and entitled to vote at the Annual General Meeting, including 44,797 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. On March 11, 2022, the closing price of our Common Shares on the NYSE, was $57.41.
HOW MANY VOTES DO I HAVE?
You have one vote for each of our Common Shares that you owned at the close of business on March 11, 2022.
However, if your shares are considered “controlled shares,” which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned by any person or group of persons, or owned by any “United States person,” as defined in the Internal Revenue Code, and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.
The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
While some of our shareholders are shareholders of record, many are beneficial owners who hold their shares through a stockbroker, bank or other nominee. As summarized below, there are some differences between shares held of record and those owned beneficially.
•Shareholder of Record. If your shares are held directly, or if your shares are registered directly in your name with our transfer agent, Computershare, because you participate in the Assured Guaranty Employee Stock Purchase Plan, you are the shareholder of record of those shares, and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading “Information About the Annual General Meeting and Voting—May I Vote by Telephone or via the Internet?” or you may request a paper copy of the proxy materials and vote your proxy card by mail.
•Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How do I Vote in Person at the Annual General Meeting?” Your broker, bank or other nominee has provided a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading “May I Vote by Telephone or via the Internet?”
HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?
If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (also referred to as our Board or the Board):
•FOR each nominee for election of directors
•FOR approval, on an advisory basis, of the compensation paid to our named executive officers
•FOR the appointment of PwC as our independent auditor for 2022 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor
•FOR directing AGL to vote for each nominee for election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re
If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of filing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

86 Assured Guaranty 2022 Proxy Statement

HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?
If you are a beneficial owner of shares, your broker, bank or other nominee will ask you how you want your shares to be voted. If you give the broker, bank or other nominee instructions, the broker, bank or other nominee will vote your shares as you direct. If your broker, bank or other nominee does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. According to rules of the NYSE:
•Brokers, banks and other nominees have discretionary power to vote your shares with respect to “routine” matters
•Brokers, banks and other nominees do not have discretionary power to vote your shares on “non-routine” matters (such as the elections of directors or the advisory vote on executive compensation) unless they have received instructions from the beneficial owner of the shares
It is therefore important that you provide instructions to your broker, bank or other nominee if your shares are held by a broker, bank or other nominee so that your shares can be voted with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE.
MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?
Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in “street name” (that is, if your stock is held in the name of your broker, bank or other nominee).
•If you are a shareholder of record, you may vote by telephone using the telephone number on the proxy card, or electronically through the Internet, by following the instructions provided on the Notice
•If you are a beneficial owner and hold your shares in “street name,” you may need to contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically through the Internet
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote via telephone or the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.
Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote. In order to assure that your votes, as a registered shareholder who holds our shares directly, are tabulated in time to be voted at the Annual General Meeting, you must complete your voting over the Internet or by telephone or submit your proxy card so that it is received by 12:00 Noon Eastern Daylight Time on May 3, 2022. In order to assure that your votes, as a beneficial owner, are tabulated in time to be voted at the Annual General Meeting, you must submit your voting instructions so that your broker will be able to vote by 11:59 p.m. Eastern Daylight Time on May 2, 2022. In order to assure that your votes, as an employee shareholder who participates in the Assured Guaranty Employee Stock Purchase Plan, are tabulated in time to be voted at the Annual General Meeting, you must complete your voting over the Internet or by telephone or submit your proxy card so that it is received by 11:59 p.m. Easter Daylight Savings Time on April 29, 2022.
MAY I REVOKE MY PROXY?
Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:
•Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,
•Send a letter revoking your proxy to our Secretary at our principal executive offices, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or
•Attend the Annual General Meeting and vote in person.
Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.
If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.
HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?
You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in “street name” through your broker, bank or other nominee may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. You must bring such signed proxy to the Annual General Meeting, along with
87 Assured Guaranty 2022 Proxy Statement

an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on March 11, 2022.
Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting. However, while proxy voting is subject to the time deadlines described above, shareholders attending the meeting in person may vote during the Annual General Meeting as long as they satisfy the requirements described in this section.
WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?
To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 11, 2022.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:
•The election of each nominee for director
•The appointment of PwC as our independent auditor for 2022 and the authorization of our Board of Directors, acting through its Audit Committee, to set the fees for the independent auditor
•Directing AGL to vote for the election of directors of, and the appointment of the independent auditor for, our subsidiary, AG Re
The vote on the compensation paid to our named executive officers is advisory in nature so there is no specified requirement for approval. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. In addition, the Compensation Committee and the Board of Directors will consider the outcome of the most recent vote on the frequency of the vote on named executive officer compensation when determining how frequently such vote will be submitted to shareholders.
HOW ARE VOTES COUNTED?
Your vote may be cast “FOR” or “AGAINST”, or you may “ABSTAIN”, with respect to each of the nominees for AGL director, with respect to directing AGL to vote for each of the nominees for director of its subsidiary AG Re, and with respect to each of the other proposals on the agenda.
If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker, bank or other nominee voting instruction card with no further instructions, your shares will be voted in the broker’s, bank’s or nominee’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in “How do I Give Voting Instructions if I am a Beneficial Owner?”, elections of directors and the advisory vote on executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.
WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
Common Shares that are beneficially owned and are voted by the beneficiary through a broker, bank or other nominee will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker, bank or nominee votes on at least one proposal. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal also will be counted towards the presence of a quorum.
Although broker non-votes will be counted towards the presence of a quorum, broker non-votes will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, “broker non-votes” will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.
While abstentions will be counted towards the presence of a quorum, abstentions will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.
88 Assured Guaranty 2022 Proxy Statement

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?
We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by e-mail or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Alliance Advisors, 200 Broadacres Drive, Bloomfield, New Jersey 07003, is assisting us with the solicitation of proxies for a fee of $16,500 plus out-of-pocket expenses.
WHERE CAN I FIND THE VOTING RESULTS?
We will publish the voting results in a Form 8-K that we will file with the SEC by May 10, 2022. You will also be able to find this Form 8-K on our website at www.assuredguaranty.com/sec-filings by May 10, 2022.
DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?
Our Corporate Governance Guidelines provide that directors are expected to attend our Annual General Meeting and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances. All of our directors then in office attended the Annual General Meeting that was held on May 5, 2021.
CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?
Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.
•Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chair of the Audit Committee at chmaudit@agltd.com
•Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chair of the Board, the chair of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@agltd.com. The Secretary has access to both of these e-mail addresses

•Shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail
Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chair of the Audit Committee or the Chair of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.
WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?
If you have any questions about the Annual General Meeting or voting, please contact Ling Chow, our Secretary, at (441) 279-5725 or at generalcounsel@agltd.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Senior Managing Director, Investor Relations and Corporate Communications, at (212) 339-0861 or at rtucker@agltd.com.
HOW DOES “HOUSEHOLDING” WORK?
Please note we may deliver a single copy of the Notice and, if applicable, a single set of our 2021 annual report to shareholders and our proxy statement, to households at which two or more shareholders reside, unless an affected shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses, and is an environmentally friendly practice. Upon written or oral request, we will promptly deliver, or arrange for delivery, of a separate copy of the Notice and, if applicable, a separate set of our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, a separate set of our annual report and proxy materials, you may write or call Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095. Shareholders currently sharing an address with another shareholder who wish to have only one copy of our Notice or annual report and other proxy materials delivered to the household in the future should also contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (866) 540-7095.
89 Assured Guaranty 2022 Proxy Statement

OTHER MATTERS
The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,

Ling Chow
Secretary
90 Assured Guaranty 2022 Proxy Statement

NYSE : AGO	Assured Guaranty Ltd. 30 Woodbourne Ave Hamilton HM 08 Bermuda	www.agltd.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 12:00 Noon Eastern Daylight Time on May 3, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 29, 2022 for shares held in the Assured Guaranty Ltd. Employee Stock Purchase Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 12:00 Noon Eastern Daylight Time on May 3, 2022 for shares held directly and by 11:59 p.m. Eastern Daylight Time on April 29, 2022 for shares held in the Assured Guaranty Ltd. Employee Stock Purchase Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66619-P67241

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURED GUARANTY LTD.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of the following persons as Directors of Assured Guaranty Ltd. (the "Company") for a term expiring at the 2023 Annual General Meeting:

Nominees:

	Nominee	For	Against	Abstain
1a.	Francisco L. Borges	☐	☐	☐
1b.	G. Lawrence Buhl	☐	☐	☐
1c.	Dominic J. Frederico	☐	☐	☐
1d.	Bonnie L. Howard	☐	☐	☐
1e.	Thomas W. Jones	☐	☐	☐
1f.	Patrick W. Kenny	☐	☐	☐
1g.	Alan J. Kreczko	☐	☐	☐
1h.	Simon W. Leathes	☐	☐	☐
1i.	Michelle McCloskey	☐	☐	☐
1j.	Yukiko Omura	☐	☐	☐
1k.	Lorin P. T. Radtke	☐	☐	☐
1l.	Courtney C. Shea	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

4. Authorization of the Company to vote its shares in its subsidiary Assured Guaranty Re Ltd. to:

4A. Elect the following individuals as directors of Assured Guaranty Re Ltd. for a term expiring on the date of the 2023 Annual General Meeting of Assured Guaranty Re Ltd. Shareholders:

Nominees:

	Nominee	For	Against	Abstain
4aa.	Howard W. Albert	☐	☐	☐
4ab.	Robert A. Bailenson	☐	☐	☐
4ac.	Gary Burnet	☐	☐	☐
4ad.	Ling Chow	☐	☐	☐
4ae.	Stephen Donnarumma	☐	☐	☐
4af.	Dominic J. Frederico	☐	☐	☐
4ag.	Darrin Futter	☐	☐	☐
4ah.	Jorge Gana	☐	☐	☐
4ai.	Holly L. Horn	☐	☐	☐
4aj.	Walter A. Scott	☐	☐	☐
4B.	Appoint PricewaterhouseCoopers LLP as the independent auditor of Assured Guaranty Re Ltd. for the fiscal year ending December 31, 2022	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D66620-P67241

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS
OF ASSURED GUARANTY LTD.

The undersigned hereby appoints Dominic J. Frederico, Nicholas J. Proud and Ling Chow, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of shareholders of the Company to be held May 4, 2022 at 8 a.m. London time or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSALS 1 AND 4A, FOR PROPOSALS 2, 3 AND 4B AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side